                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-104875

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 18, 2005)

                    HONDA AUTO RECEIVABLES 2005-2 OWNER TRUST
                                     Issuer

                        AMERICAN HONDA RECEIVABLES CORP.,
                                     Seller

                       AMERICAN HONDA FINANCE CORPORATION,
                                    Servicer

                        $1,000,000,000 ASSET BACKED NOTES

--------------------------------------------------------------------------------
YOU SHOULD REVIEW CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING
ON PAGE S-15 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 12 IN THE ACCOMPANYING
PROSPECTUS.

The prospectus supplement does not contain complete information about the offering of the securities. No one may use this prospectus supplement to offer and sell the securities unless it is accompanied by the prospectus. If any statements in this prospectus supplement conflict with statements in the prospectus, the statements in this prospectus supplement will control.

The securities are asset backed securities issued by the trust. The securities are not obligations of American Honda Receivables Corp., American Honda Finance
Corporation, or any of their respective affiliates. Neither the securities nor the receivables are insured or guaranteed by any government agency.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED
THE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS
IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.

--------------------------------------------------------------------------------

o    The trust will issue four classes of notes and a class of certificates.

o    The notes are backed by a pledge of the trust's assets. The trust's assets include fixed rate motor vehicle retail installment sales contracts secured by new and used automobiles and light-duty trucks.

o    Only the notes described on the following table are being offered by this prospectus supplement and the accompanying prospectus.

-----------------------------------------------------------------------------------------------------------------------------
                                                    INITIAL                                                    FINAL
                                                   PRINCIPAL   INTEREST      ACCRUAL    FIRST INTEREST       SCHEDULED
                                                     AMOUNT      RATE(1)    METHOD(1)    PAYMENT DATE       PAYMENT DATE
-----------------------------------------------------------------------------------------------------------------------------

    Class A-1 Notes ...........................  $242,000,000   3.182%     Actual/360    May 16, 2005        May 15, 2006
-----------------------------------------------------------------------------------------------------------------------------
    Class A-2 Notes ...........................  $237,000,000    3.65%       30/360      May 16, 2005       August 15, 2007
-----------------------------------------------------------------------------------------------------------------------------
    Class A-3 Notes ...........................  $322,000,000    3.93%       30/360      May 16, 2005      January 15, 2009
-----------------------------------------------------------------------------------------------------------------------------
    Class A-4 Notes ...........................  $199,000,000    4.15%       30/360      May 16, 2005      October 15, 2010
-----------------------------------------------------------------------------------------------------------------------------

----------------
(1)  Interest generally will accrue on the Class A-1 Notes from (and including) the previous payment date to (but excluding)
     the related payment date, and on the Class A-2, Class A-3 and Class A-4 Notes from (and including) the 15th day of each month to (but excluding) the 15th day of the succeeding month.
---------------------------------------------------------------------------------------------------------------------------

The terms of the offering are as follows:

-----------------------------------------------------------------------------------------------------------------------
                                                             INITIAL PUBLIC        UNDERWRITING        PROCEEDS TO
                                                            OFFERING PRICE(1)         DISCOUNT          SELLER(2)
-----------------------------------------------------------------------------------------------------------------------

    Per Class A-1 Note ...............................          100.00000%            0.12500%           99.87500%
-----------------------------------------------------------------------------------------------------------------------
    Per Class A-2 Note ...............................           99.99514%            0.17500%           99.82014%
-----------------------------------------------------------------------------------------------------------------------
    Per Class A-3 Note ...............................           99.99128%            0.22000%           99.77128%
-----------------------------------------------------------------------------------------------------------------------
    Per Class A-4 Note ...............................           99.99737%            0.25000%           99.74737%
-----------------------------------------------------------------------------------------------------------------------
    Total ............................................       $ 999,955,169.70      $ 1,923,150.00    $ 998,032,019.70
-----------------------------------------------------------------------------------------------------------------------
----------------

(1)  Plus accrued interest, if any, from April 26, 2005.

(2)  Before deducting expenses payable by the seller, estimated to be $800,000. The notes will be delivered in book-entry form only on or about April 26, 2005.
-----------------------------------------------------------------------------------------------------------------------

o    We will not list the notes on any national securities exchange or on any automated quotation system of any registered securities association such as
     NASDAQ.

                              --------------------

                               JOINT BOOKRUNNERS

BANC OF AMERICA SECURITIES LLC                                        JPMORGAN

                                   CO-MANAGERS

BARCLAYS CAPITAL

                              CITIGROUP

                                                     CREDIT SUISSE FIRST BOSTON

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS APRIL 18, 2005.

                               TABLE OF CONTENTS

                                                                                            PAGE
                                                                                           -----

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

   Because the trust has limited assets, there is only limited protection against potential losses ..................................................................... S-15
   Occurrence of events of default under the indenture may result in insufficient funds to make payments on your securities .................................................. S-15
   Payment priorities increase risk of loss or delay in payment to certain notes ......... S-15
   The geographic concentration of the obligors and performance of the receivables may increase the risk of loss on your investment ......................................... S-16
   Certain obligors' ability to make timely payments on the receivables may be adversely affected by extreme weather conditions ............................................... S-17
   The potential energy crisis and/or record high oil prices may adversely affect the trust's ability to make payments on the notes ........................................ S-17
   The return on your notes could be reduced by shortfalls due to the Servicemembers
    Civil Relief Act ..................................................................... S-17

                                      S-2

                                                                                            PAGE
                                                                                           -----

   Paid-ahead simple interest contracts may affect the weighted average life of the notes  S-18
   Prepayments on receivables may cause prepayments on the notes, resulting in reinvestment risk to you ............................................................. S-19
   Withdrawal or downgrading of the initial ratings of the notes will affect the prices for the notes upon resale ............................................................ S-20
   The notes are not suitable investments for all investors .............................. S-20
   AHFC recently experienced difficulties in connection with its servicing system

THE OWNER TRUSTEE, THE DELAWARE TRUSTEE AND THE INDENTURE

                                      S-3

                                                                                      PAGE
                                                                                     -----

ANNEX A--GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION

ANNEX B--FINANCIAL STATEMENTS OF THE TRUST AND INDEPENDENT
 AUDITORS' REPORT ........................................................................  B-1

                                      S-4

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the securities is provided in two separate documents that progressively provide increasing levels of detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular class of securities, including your class; and (2) this prospectus supplement, which describes the specific terms of your class of securities.

     IF THE DESCRIPTION OF THE TERMS OF YOUR SECURITIES VARIES BETWEEN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE
INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of
Contents on page S-2 in this prospectus supplement and the Table of Contents on page 2 in the accompanying prospectus.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Terms" beginning on page S-57 in this prospectus supplement and under the caption "Index of
Terms" beginning on page 95 in the accompanying prospectus.

                                      S-5

                    SUMMARY OF PARTIES TO THE TRANSACTION*

[GRAPHIC OMITTED]

                                ----------------
                                    AMERICAN
                                     HONDA
                                    FINANCE
                                  CORPORATION
                                (Originator and
                                   Servicer)
                                ----------------
                                        |
                                        |
                                ----------------
                                    AMERICAN
                                     HONDA            -----------------------
       ---------------             RECEIVABLES
        servicing of                  CORP.            The Bank of New York
        receivables                 (Seller)                 (Delaware)
       ---------------          ----------------         (Delaware Trustee)
                                        |             -----------------------
                                        |             -----------------------
                                ----------------
                                     HONDA              The Bank of New York
                                      AUTO                 (Owner Trustee)
                                   RECEIVABLES
                                     2005-2           -----------------------
                                  OWNER TRUST
                                    (Issuer)
                                ----------------
                                                      -----------------------
                                                          JPMorgan Chase
                                                            Bank, N.A.
                                                        (Indenture Trustee)
                                                      -----------------------

               CLASS A-1 NOTES
               CLASS A-2 NOTES
               CLASS A-3 NOTES                          CERTIFICATES
                    AND
               CLASS A-4 NOTES

*     This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the prospectus for a further description.

                                      S-6

                      SUMMARY OF MONTHLY DEPOSITS TO AND
                          WITHDRAWALS FROM ACCOUNTS*
[GRAPHIC OMITTED]

  ------------------------------
                                         Payments on            Obligors on
           Servicer                      Receivables            Receivables

 -------------------------------

Principal & Interest on Receivables

Servicer Advances                                                 Yield
                                                                Supplement
Reimbursements of Servicer Advances                               Account
                                           Withdrawals from
Warranty & Administrative Payments     Yield Supplement Account

                                          Withdrawals from
         Collection Account               Reserve Fund             Reserve
                                                                    Fund

                                          Deposits to Reserve
                                          Fund

                                          Excess Interest       Excess monies
                                                                 from Reserve
  Interest & Principal   Payments on Certificates                    Fund

     Noteholders             Certificate
                               Holders                              Seller

*     This chart provides only a simplified overview of the monthly flow of funds. Refer to this prospectus supplement and the prospectus for a further description.

                                      S-7

                                SUMMARY OF TERMS

     The following summary contains a brief description of the notes. You will find a detailed description of the terms of the offering of the notes following this summary. You should carefully read this entire document and the accompanying prospectus to understand all of the terms of the offering of the notes. You should consider both documents when making your investment decision.

RELEVANT PARTIES

  ISSUER/TRUST ........................... Honda Auto Receivables 2005-2 Owner Trust.

  SELLER ................................. American Honda Receivables Corp.

  SERVICER ............................... American Honda Finance Corporation.

  INDENTURE TRUSTEE ...................... JPMorgan Chase Bank, N.A.

  OWNER TRUSTEE .......................... The Bank of New York.

  DELAWARE TRUSTEE ....................... The Bank of New York (Delaware).

RELEVANT AGREEMENTS

  INDENTURE .............................. The indenture is between the issuer and the indenture trustee. The indenture provides for the terms relating to the notes.

  TRUST AGREEMENT ........................ The trust agreement is among the seller, the owner trustee and the Delaware trustee. The trust agreement governs the
                                           creation of the trust and provides for the terms relating to the certificates.

  SALE AND SERVICING AGREEMENT ........... The sale and servicing agreement is among the trust, the servicer and the seller. The sale and servicing agreement
                                           governs the transfer of the receivables by the seller to the trust and the servicing of the receivables by the servicer.

  ADMINISTRATION AGREEMENT ............... The administration agreement is among American Honda
                                           Finance Corporation, as administrator, the owner trustee and the indenture trustee. The administration agreement governs the provision of reports by the administrator and the
                                           performance by the administrator of other administrative
                                           duties for the trust.

  RECEIVABLES PURCHASE AGREEMENT ......... The receivables purchase agreement is between American
                                           Honda Finance Corporation and the seller. The receivables
                                           purchase agreement governs the sale of the receivables by
                                           American Honda Finance Corporation to the seller.
RELEVANT DATES

  CLOSING DATE ........................... Expected to be April 26, 2005.

  CUTOFF DATE ............................ April 1, 2005.

  PAYMENT DATES .......................... The trust will pay interest and principal on the securities on the fifteenth day of each month. If the fifteenth day of the month is not a business day, payments on the securities will be made on the next business day.

                                      S-8

                                           The date that any payment is made is called a payment date.
                                           The first payment date is May 16, 2005.

  FINAL SCHEDULED PAYMENT DATES .........  The final principal payment for each class of securities is scheduled to be made on the applicable final scheduled
                                           payment date specified on the front cover of this prospectus supplement.

  RECORD DATE ...........................  So long as the securities are in book-entry form, the trust will make payments on the securities to the holders of record on the day immediately preceding the payment date. If the
                                           securities are issued in definitive form, the record date will be the last day of the month preceding the payment date.

DESCRIPTION OF THE SECURITIES

  OFFERED NOTES .........................  The offered notes consist of the class A-1 notes, the class A-2 notes, the class A-3 notes and the class A-4 notes, as
                                           described on the cover page.

  SECURITIES NOT OFFERED ................  The trust will also issue $33,687,395.81 initial principal amount of certificates. The trust is not offering the
                                           certificates.

                                           The certificates will represent fractional undivided interests in the trust. Payments of interest on and principal of the
                                           certificates are subordinated to the payments of interest on and principal of the notes as described herein.

                                           The certificates are not being offered by this prospectus
                                           supplement and initially will be retained by the seller. Any information in this prospectus supplement regarding the
                                           certificates is intended only to give you a better
                                           understanding of the notes.

  RECEIVABLES ...........................  The trust's main source of funds for making payments on the notes will be collections on its motor vehicle retail installment sale contracts, also known as the receivables.

                                           The principal balance of the receivables on April 1, 2005, referred to as the "cutoff date," was $1,033,687,395.81. As of the cutoff date, the receivables had the following
                                           characteristics:

                                           o  number of receivables ................................65,612
                                           o  average principal balance.........................$15,754.55
                                           o  weighted average annual percentage rate................4.64%
                                           o  weighted average remaining term
                                                to maturity...................................51.13 months
                                           o  weighted average original term
                                                to maturity...................................58.31 months

                                           All of the receivables owned by the trust are classified as simple interest receivables. These receivables are described in more detail in "The Receivables" in the accompanying
                                           prospectus.

                                      S-9

                                           We refer you to "The Receivables" in this prospectus supplement for more information on the receivables.

  TERMS OF THE NOTES ....................  In general, noteholders are entitled to receive payments of interest and principal from the trust only to the extent that collections from trust assets and funds resulting from credit enhancements are sufficient to make those payments. Interest and principal collections from trust assets will be divided among the various classes of securities in specified proportions. The trust will pay interest and principal to noteholders of record as of the preceding record date.

                                           INTEREST:

                                           The interest rate for each class of notes is set forth on the front cover of this prospectus supplement.

                                           The class A-1 notes will accrue interest on an actual/360 basis from
                                           (and including) the previous payment date to (but excluding) the related payment date, except that the first interest accrual period will be from (and including) the closing date to (but excluding) May
                                           16, 2005. This means that the interest due on each payment date will be the product of: (i) the outstanding principal balance of the class
                                           A-1 notes, (ii) the related interest rate, and (iii) the actual number of days since the previous payment date (or, in the case of the first payment date, since the closing date) divided by 360.

                                           The class A-2, class A-3 and class A-4 notes will accrue interest on a 30/360 basis from (and including) the 15th day of each calendar month to (but excluding) the 15th day of the succeeding calendar month except that the first interest accrual period will be from (and including) the closing date to (but excluding) May 15,
                                           2005. This means that the interest due on each payment date will be the product of: (i) the outstanding principal balance of the related class of notes, (ii) the applicable interest rate, and
                                           (iii) 30 (or, in the case of the first payment date, 19) divided by
                                           360.

                                           If noteholders of any class do not receive all interest owed to them on a payment date, the trust will make payments of interest on later payment dates to make up the shortfall together with interest on those amounts, to the extent funds from specified sources are available to cover the shortfall.

                                           PRINCIPAL:

                                           o  Amounts allocated to the notes: Principal on the notes will be payable generally in an amount equal to the noteholders'
                                              percentage of the sum of the following amounts referred to as the "principal distributable amount":

                                              1. principal collections on the receivables during the prior calendar month;

                                      S-10

                                              2. any prepayments (full or partial) on the receivables
                                                 allocable to principal received during the prior calendar
                                                 month;

                                              3. the principal balance of each receivable which the seller or the servicer purchased with respect to the prior calendar
                                                 month; and

                                              4. the principal balance of receivables that became defaulted receivables during the prior calendar month.

                                           Principal payments on the notes as described above will be made from all available amounts after the servicing fee, non-recoverable advances and trust fees and expenses have been paid and after payment of interest on the notes.

                                           o  The noteholders' percentage will equal 100% until the principal amount of the class A-1 notes has been paid in full. After the principal amount of the class A-1 notes has been paid in full, the noteholders' percentage will equal the percentage equivalent of a fraction, the numerator of which is the sum of the initial aggregate principal amounts of the class A-2, class A-3 and class A-4 notes and the denominator of which is the sum of the initial aggregate principal amounts of the class A-2, class A-3 and class A-4 notes and the initial aggregate principal amount of the certificates. After the class A-1, class A-2, class A-3 and class A-4 notes have been paid in full, the noteholders'
                                              percentage shall be zero.

                                           o  Order of payment among classes: No principal payments will be made (1) on the class A-2 notes until the class A-1 notes have been paid in full; (2) on the class A-3 notes until the class
                                              A-1 and the class A-2 notes have been paid in full; and (3) on the class A-4 notes until the class A-1 notes, the class A-2 notes and the class A-3 notes have been paid in full.

                                           However, upon the acceleration of the notes following an event of default, the noteholders' percentage will be 100% until the notes have been paid in full. Principal payments will be made first to the holders of the class A-1 notes until they have been paid in full. After the class A-1 notes have been paid in full, principal payments will be made to the class A-2 notes, the class A-3 notes and the class A-4 notes on a pro rata basis based on the
                                           outstanding principal balance of those classes of notes. After all classes of notes have been paid in full, principal payments will be made on the certificates until the certificates have been paid in full.

                                           o  Final scheduled payment dates: The trust must pay the
                                              outstanding principal balance of each class of notes by its final scheduled payment date as specified on the cover page of this prospectus supplement.

                                      S-11

                                           We refer you to "Payments on the Notes--Calculation of Available
                                           Amounts" in this prospectus supplement for more detailed
                                           information regarding payments of principal on the notes.

 OPTIONAL REDEMPTION ....................  The servicer may cause the trust to redeem any outstanding securities when the outstanding aggregate principal balance of the receivables declines to 10% or less of the initial aggregate principal balance of the receivables as of the cutoff date.

                                           We refer you to "Description of the Transfer and Servicing
                                           Agreements--Optional Purchase" in this prospectus supplement for more detailed information.

 CREDIT ENHANCEMENT .....................  Credit enhancement is intended to protect you against losses and delays in payments on your securities by absorbing losses on the receivables and other shortfalls in cash flows. The credit enhancement for the notes will include the certificates, the reserve fund and the subordination of the seller's right to receive excess interest.

                                           CERTIFICATES:

                                           The certificates have an initial principal balance of
                                           $33,687,395.81 and represent approximately 3.25% of the initial principal balance of all the notes and the certificates.

                                           The certificates will be subordinated in priority of payment to all classes of notes. The certificates will not receive any interest or principal distributions on any payment date until all of the principal and interest owing on the notes on that payment date have been paid in full and the reserve fund has been funded to its required level.

                                           RESERVE FUND:

                                           On each payment date, the trust will use funds in the reserve fund to cover shortfalls in payments of interest and principal required to be paid on the notes.

                                           On the closing date, the seller will cause to be deposited
                                           $5,168,436.98 into the reserve fund, which is 0.50% of the initial aggregate principal balance of the receivables as of the cutoff date.
                                           On each payment date, after making required payments to the servicer and to the holders of the notes, the trust will make a deposit into the reserve fund to the extent necessary to maintain the amount on deposit in the reserve fund at a specified balance.

                                           For more detailed information about the reserve fund, we refer you to "Credit Enhancement--Reserve Fund" in this prospectus
                                           supplement.

                                      S-12

                                           EXCESS INTEREST:

                                           The seller is entitled to receive payments of interest collected on the receivables which are not used by the trust to make other required payments. The seller's right to receive this excess interest is subordinated to the payment of servicing and trust fees, the payment of nonrecoverable advances, the payment of principal and interest on the notes, the funding of the reserve fund and the payment of principal and interest on the certificates.

 YIELD SUPPLEMENT ACCOUNT ...............  On the closing date, the seller will cause to be deposited
                                           $31,428,774.90 into the yield supplement account. Neither the seller nor the servicer will make any additional deposits to the yield supplement account after the closing date.

                                           On or before each payment date, the indenture trustee will withdraw from funds on deposit in the yield supplement account and deposit in the collection account an amount that will be not less than the aggregate amount by which (1) one month's interest on the principal balance of each discount receivable (other than a discount receivable that is a defaulted receivable) at a rate equal to 5.50% exceeds (2)
                                           one month's interest on the principal balance of each such discount receivable (other than a discount receivable that is a defaulted receivable) at the annual percentage rate of that receivable. In addition, the indenture trustee will withdraw from the yield supplement account and deposit in the collection account amounts on deposit in the yield supplement account in excess of the amount required to be on deposit therein. Discount receivables are those receivables that have interest rates which are less than 5.50%.

                                           For detailed information about the yield supplement account, we refer you to "Description of the Transfer and Servicing Agreements--Yield
                                           Supplement Account" in this prospectus supplement.

 TAX STATUS .............................  Subject to important considerations described in this prospectus supplement and the accompanying prospectus, McKee Nelson LLP, tax counsel to the trust, will deliver its opinion that:

                                           1. the notes will be characterized as debt for federal income tax purposes; and

                                           2. the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for
                                              federal income tax and California state franchise and income tax purposes.

                                      S-13

                                           If you purchase the notes, you will agree to treat the notes as debt. The seller and any subsequent purchaser of the certificates will agree to treat the trust (1) as a partnership in which the owners of the certificates are partners or (2) if there is only one beneficial owner of the certificates, as a "disregarded entity,"
                                           for federal income and applicable state income and franchise tax purposes.

                                           We refer you to "Material Income Tax Consequences" in this prospectus supplement and "Material Income Tax Consequences--Tax Treatment of
                                           Owner Trusts" in the accompanying prospectus.

 ERISA CONSIDERATIONS ...................  The notes may be purchased by employee benefit plans and individual retirement accounts, subject to those considerations discussed under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

                                           We refer you to "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus. If you are a benefit plan fiduciary considering the purchase of the notes you should, among other things, consult with your counsel in determining whether all required conditions have been satisfied.

 ELIGIBILITY FOR PURCHASE BY MONEY         The class A-1 notes will be eligible for purchase by money market
  MARKET FUNDS ..........................  funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisers regarding the eligibility of such notes under Rule 2a-7 and whether an investment in such notes satisfies such fund's investment policies and objectives.

RATINGS .................................  It is a condition to the issuance of the securities that the securities will receive the following ratings from Standard &
                                           Poor's Ratings Services, a division of The McGraw-Hill Companies,
                                           Inc., Moody's Investors Service, Inc. and Fitch Ratings:

                                                         STANDARD &
                                                 CLASS     POOR'S    MOODY'S   FITCH
                                                ------- ----------- --------- ------

                                                   A-1     A-1+        P-1     F1+
                                                   A-2     AAA         Aaa     AAA
                                                   A-3     AAA         Aaa     AAA
                                                   A-4     AAA         Aaa     AAA

                                      S-14

                                  RISK FACTORS

     You should consider the following risk factors (and the factors set forth under "Risk Factors" in the accompanying prospectus) in deciding whether to purchase the securities of any class.

BECAUSE THE TRUST HAS LIMITED            The assets of the trust are the only source of funds for
ASSETS, THERE IS ONLY LIMITED            payments on the securities. The securities are not obligations
PROTECTION AGAINST POTENTIAL LOSSES.     of, and will not be insured or guaranteed by, any
                                         governmental agency or the seller, the servicer, any trustee or any of their affiliates. You must rely solely on payments on the receivables and amounts on deposit in the reserve fund and the yield supplement account for payments on the notes.
                                         Although funds in the reserve fund will be available to cover shortfalls in payments of interest and principal on each
                                         payment date, the amounts deposited in the reserve fund and the yield supplement account will be limited. No additional deposits will be made into the yield supplement account after the deposit on the closing date. If the entire reserve fund and the yield supplement account have been used, the trust will depend solely on current collections on the receivables to make payments on the notes. Any excess amounts released
                                         from the reserve fund to the seller will no longer be available to securityholders on any later payment date. We refer you to
                                         "Credit Enhancement--Reserve Fund" in this prospectus
                                         supplement.

OCCURRENCE OF EVENTS OF DEFAULT          Payment defaults or the insolvency or dissolution of the seller
UNDER THE INDENTURE MAY RESULT IN        may result in prepayment of the securities, which may result
INSUFFICIENT FUNDS TO MAKE               in losses. If the trust fails to pay principal of the notes when
PAYMENTS ON YOUR SECURITIES.             due, or fails to pay interest on the notes within five days of the due date, the indenture trustee or the holders of a
                                         majority of the notes outstanding may declare the entire
                                         amount of the notes to be due immediately. If this happens, the indenture trustee may sell the assets of the trust and prepay the notes if certain conditions are met, as set forth in the prospectus under "The Notes--Indenture--Events of
                                         Default; Rights Upon Events of Default." In the event that the indenture trustee sells the receivables under adverse
                                         market conditions, proceeds from the sale of the receivables may not be sufficient to repay all of the notes and you may suffer a loss.

PAYMENT PRIORITIES INCREASE RISK OF      Classes of notes that receive principal payments before other
LOSS OR DELAY IN PAYMENT TO CERTAIN      classes will be repaid more rapidly than the other classes. In
NOTES.                                   addition, because principal of each class of notes will be paid sequentially, classes of notes that have higher sequential numerical class designation will be outstanding longer and therefore will be exposed to the risk of losses on the
                                         receivables during periods after other classes have been
                                         receiving most or all amounts payable on their notes, and
                                         after which a disproportionate amount of credit enhancement may have been applied and not replenished.

                                         As a result, the yields of the class A-2, class A-3 and class
                                         A-4 notes will be relatively more sensitive to losses on the

                                      S-15

                                         receivables and the timing of such losses. If the actual rate and amount of losses exceed your expectations, and if
                                         amounts in the reserve fund are insufficient to cover the
                                         resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

                                         Classes of notes that receive payments earlier than expected are exposed to greater reinvestment risk and classes of notes that receive principal later than expected are exposed to
                                         greater risk of loss. In either case, the yields on your notes could be materially and adversely affected.

                                         Upon the occurrence of an event of default and acceleration of the notes, principal payments will be made first on the class A-1 notes until the class A-1 notes have been paid in full, and thereafter on the class A-2 notes, class A-3 notes and class A-4 notes pro rata based on the amount
                                         outstanding under each such class. Consequently, even after an event of default and acceleration of all the notes, the class
                                         A-2 noteholders, class A-3 noteholders and class A-4
                                         noteholders will not receive payments on principal until the class A-1 notes have been paid in full.

THE GEOGRAPHIC CONCENTRATION OF THE      Economic conditions in the states where obligors reside may
OBLIGORS AND PERFORMANCE OF THE          affect delinquencies, losses and prepayments on the
RECEIVABLES MAY INCREASE THE RISK OF     receivables. The following economic conditions may affect
LOSS ON YOUR INVESTMENT.                 payments on the receivables:

                                            o  unemployment,

                                            o  interest rates,

                                            o  inflation rates, and

                                            o  consumer perceptions of the economy.

                                         If a large number of obligors are located in a particular state, the occurrence of these conditions in that state could increase the delinquency, credit loss or repossession experience of the receivables. If there is a concentration of obligors and
                                         receivables in particular states, any adverse economic
                                         conditions in those states may affect the performance of the securities more than if this concentration did not exist.

                                         As of the cutoff date, American Honda Finance
                                         Corporation's records indicate that the billing addresses of the originating dealers of the receivables were concentrated in the following states:

                                                                           PERCENTAGE OF INITIAL
                                                        STATE                  POOL BALANCE
                                                        -----              ----------------------
                                                        California                20.52%
                                                        Texas                      8.52%
                                                        New York                   5.34%
                                                        Florida                    5.17%
                                                        New Jersey                 5.04%

                                         No other state, by billing address, constituted more than
                                         4.83% of the aggregate principal balance of the receivables as of the cutoff date.

                                      S-16

                                         For a discussion of the breakdown of the receivables by state, we refer you to "The Receivables" in this prospectus
                                         supplement.

CERTAIN OBLIGORS' ABILITY TO MAKE        Extreme weather conditions, such as the recent severe
TIMELY PAYMENTS ON THE RECEIVABLES       hurricanes in Florida and the southeastern United States, and
MAY BE ADVERSELY AFFECTED BY             the flooding that occurred in July 2002 in the State of Texas
EXTREME WEATHER CONDITIONS.              and in January 2005 in the State of California could cause substantial business disruptions, economic losses,
                                         unemployment and an economic downturn. As a result, the
                                         related obligors' ability to make timely payments could be adversely affected. The trust's ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments.

THE POTENTIAL ENERGY CRISIS AND/OR       Since 2001, California has experienced intermittent energy
RECORD HIGH OIL PRICES MAY ADVERSELY     shortages that have resulted in unpredictable rolling blackouts
AFFECT THE TRUST'S ABILITY TO MAKE       and higher energy costs. This potential crisis could someday
PAYMENTS ON THE NOTES.                   spread to other states and affect the entire nation. In
                                         addition, in recent months the cost of crude oil has reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have
                                         available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn. Such
                                         obligors could potentially become delinquent in making
                                         monthly payments or default if they were unable to make
                                         payments due to increased energy or fuel bills or
                                         unemployment. The trust's ability to make payments on the
                                         notes could be adversely affected if the related obligors were unable to make timely payments.

THE RETURN ON YOUR NOTES COULD           The Servicemembers Civil Relief Act, or the Relief Act,
BE REDUCED BY SHORTFALLS DUE             provides relief to obligors who enter active military service
TO THE SERVICEMEMBERS CIVIL              and to obligors in reserve status who are called to active duty
RELIEF ACT.                              after the origination of their receivables. Recent world events have resulted in certain military operations by the United
                                         States, and the United States continues to be on high alert for potential terrorist attacks. These military operations may increase the number of obligors who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Relief Act
                                         provides, generally, that an obligor who is covered by the
                                         Relief Act may not be charged interest on the related
                                         receivable in excess of 6% per annum during the period of
                                         the obligor's active duty. These shortfalls are not required to be paid by the obligor at any future time. The servicer is not required to advance these shortfalls as delinquent payments, and such shortfalls are not covered by any form of credit
                                         enhancement on the notes. In the event that there are not
                                         sufficient available funds to off-set interest shortfalls on the receivables due to the application of the Relief Act or similar legislation or regulations, a noteholders' interest carryover shortfall will result. Such noteholders' interest carryover

                                      S-17

                                         shortfalls will be paid in subsequent periods, to the extent of available funds, before payments of principal are made on the notes and might result in extending the anticipated maturity of your class of notes or possibly result in a loss in the absence of sufficient credit enhancement.

                                         The Relief Act also limits the ability of the servicer to
                                         repossess the financed vehicle securing a receivable during the related obligor's period of active duty and, in some cases, may require the servicer to extend the maturity of the
                                         receivable, lower the monthly payments and readjust the
                                         payment schedule for a period of time after the completion of the obligor's military service. As a result, there may be delays in payment and increased losses on the receivables. Those
                                         delays and increased losses will be borne primarily by the certificates, but if such losses are greater than anticipated, you may suffer a loss.

                                         We do not know how many receivables have been or may be
                                         affected by the application of the Relief Act.

PAID-AHEAD SIMPLE INTEREST               If an obligor on a simple interest contract makes a payment
CONTRACTS MAY AFFECT THE WEIGHTED        on the contract ahead of schedule (for example, because the
AVERAGE LIFE OF THE NOTES.               obligor intends to go on vacation), the weighted average life of the securities could be affected. This is because the
                                         additional scheduled payments will be treated as a principal prepayment and applied to reduce the principal balance of
                                         the related receivable and the obligor will generally not be required to make any scheduled payments during the period
                                         for which it was paid-ahead. During this paid-ahead period, interest will continue to accrue on the principal balance of the contract, as reduced by the application of the additional scheduled payments, but the obligor's contract would not be considered delinquent during this period. While the servicer may be required to make interest advances during this period, no principal advances will be made. Furthermore, when the
                                         obligor resumes the required payments, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by that obligor. This situation will continue until the regularly scheduled payments are once
                                         again sufficient to cover all accrued interest and to reduce the principal balance of the receivable.

                                         The payment by the trust of the paid-ahead principal amount on the notes will generally shorten the weighted average life of the notes. However, depending on the length of time
                                         during which a paid-ahead simple interest receivable is not amortizing as described above, the weighted average life of the notes may be extended. In addition, to the extent the
                                         servicer makes advances on a paid-ahead simple interest
                                         receivable which subsequently goes into default, because
                                         liquidation proceeds for this receivable will be applied first to reimburse the servicer for its advances, the loss on this
                                         receivable may be larger than would have been the case had advances not been made.

                                      S-18

                                         AHFC's portfolio of retail installment sale contracts has
                                         historically included simple interest receivables which have been paid-ahead by one or more scheduled monthly
                                         payments. There can be no assurance as to the number of
                                         receivables in the trust which may become paid-ahead simple interest receivables as described above or the number or the principal amount of the scheduled payments which may be
                                         paid-ahead.

PREPAYMENTS ON RECEIVABLES MAY           You may receive payment of principal on your notes earlier
CAUSE PREPAYMENTS ON THE NOTES,          than you expected. If that happens, you may not be able to
RESULTING IN REINVESTMENT RISK TO        reinvest the principal you receive at a rate as high as the rate
YOU.                                     on your notes. Prepayments on the receivables will shorten the life of the notes to an extent that cannot be predicted.
                                         Prepayments may occur for a number of reasons. Some
                                         prepayments may be caused and may be influenced by a
                                         variety of economic, social and other factors because obligors may:

                                         o  make early payments, since receivables will generally be prepayable at any time without penalty;

                                         o  default, resulting in the repossession and sale of the financed vehicle;

                                         o  damage the vehicle or become unable to pay due to death or disability, resulting in payments to the trust under any
                                            existing physical damage, credit life or other insurance; or

                                         o  sell their vehicles or be delinquent or default on their receivables as a result of a manufacturer recall.

                                         Some prepayments may be caused by the seller or the
                                         servicer. For example, the seller will make representations and warranties regarding the receivables, and the servicer will agree to take or refrain from taking certain actions with
                                         respect to the receivables. If the seller or the servicer
                                         breaches a representation or warranty and the breach is
                                         material and cannot be remedied, it will be required to
                                         purchase the affected receivables from the trust. This will result, in effect, in the prepayment of the purchased
                                         receivables. In addition, the servicer has the option to
                                         purchase the receivables from the trust when the total
                                         outstanding principal balance of the receivables is 10% or less of the total outstanding principal balance of the receivables as of the cutoff date.

                                         The rate of prepayments on the receivables may be
                                         influenced by a variety of economic, social and other factors.
                                         The seller cannot predict the actual prepayment rates for the receivables. The seller, however, believes that the actual rate of prepayments will result in the weighted average life of the receivables being shorter than the period from the closing date to the final scheduled maturity date for the related class of notes. If this is the case, the weighted average life of each class of notes will be correspondingly shorter.

                                      S-19

WITHDRAWAL OR DOWNGRADING OF THE         A security rating is not a recommendation to buy, sell or hold
INITIAL RATINGS OF THE NOTES WILL        securities. Similar ratings on different types of securities do
AFFECT THE PRICES FOR THE NOTES UPON     not necessarily mean the same thing. You should analyze the
RESALE.                                  significance of each rating independently from any other
                                         rating. A rating agency may change its rating of the notes after the notes are issued if that rating agency believes that circumstances have changed. Any subsequent change in a
                                         rating will likely affect the price that a subsequent purchaser would be willing to pay for the notes and your ability to
                                         resell your notes.

THE NOTES ARE NOT SUITABLE               The notes are not a suitable investment for any investor that
INVESTMENTS FOR ALL INVESTORS.           requires a regular or predictable schedule of payments or
                                         payment on specific dates. The notes are complex investments that should be considered only by sophisticated investors. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax
                                         consequences of an investment and the interaction of these factors should consider investing in the notes.

AHFC RECENTLY EXPERIENCED DIFFICULTIES   In mid-2004, AHFC implemented a new servicing computer
IN CONNECTION WITH ITS SERVICING SYSTEM  system designed to improve operating efficiency, consolidate
CONVERSION.                              operations into a single servicing system and enhance
                                         customer services. In connection with the conversion process,
                                         AHFC experienced system difficulties. There were disruptions in servicing activities both during and following roll-out of the new system caused by, among other things, periods of system down-time, periods devoted to user training, slow response times, and extremely high volumes of incoming calls from
                                         customers with questions about new statements or errors on statements received. The heavy burden on the telephone
                                         system AHFC experienced during August, 2004 resulted in
                                         increased telephone problems and overflow calls were
                                         routinely re-routed to the collection department in order to assist the customer service department. As a result, collectors were not able to make their requisite collection calls. These and other implementation related difficulties have contributed to higher delinquencies beginning in July, and resulted in higher charge-offs in the third and fourth quarters of 2004.
                                         One feature of the new system is an automatic charge-off of all receivables in excess of 120 days delinquent, with reversals occurring subsequently to the extent payments are received on a later date. In AHFC's previous system, appropriate
                                         servicing officers had the discretion to delay such charge-offs pending a reasonably expected borrower payment, impending
                                         vehicle sale proceeds, receipt of insurance proceeds or
                                         another expected payment. Beginning on August 2, 2004,
                                         AHFC now automatically charges-off all receivables at 120
                                         days delinquent. As a result, there was a sudden increase in such defaulted receivables being charged-off on August 2,
                                         2004. This feature only affected statistics reported on a total

                                      S-20

                                         managed portfolio basis and not the servicer reporting for individual securitization trusts which already require and report charge-offs in full at 120 days delinquency.

                                         Delinquencies and charge offs are being monitored daily by management. While the reallocation of resources relating to this system conversion is substantially complete, AHFC continues to review and refine current processes and deploy additional
                                         resources and technology (including the hiring of additional temporary personnel) in an effort to improve operating
                                         efficiencies and minimize the disruption of operations; however, at this time it is not possible to predict with any degree of certainty that all potential adverse consequences have already been experienced.

                                         The system conversion has adversely affected, and is expected to continue to adversely affect, delinquencies and credit losses on the receivables at least through mid 2005, although management believes this trend has begun to reverse. If any such delays in payment or credit losses on the receivables included in the trust continue to be greater than you anticipated, the yield on your class of notes would be adversely affected and, if any losses exceed the available credit enhancements, you may suffer a loss.

                                      S-21

                                    THE TRUST

GENERAL

     The Honda Auto Receivables 2005-2 Owner Trust (the "Trust") is a Delaware
statutory trust that was formed pursuant to the trust agreement (the "Trust
Agreement") between American Honda Receivables Corp., as seller (the "Seller"),
  The Bank of New York, as owner trustee (the "Owner Trustee") and The Bank of
New York (Delaware), as Delaware trustee (the "Delaware Trustee"). After its formation, the Trust will not engage in any activity other than:

     1.   acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds from those assets;

     2.   issuing the notes and the certificates;

     3.   making payments on the notes and the certificates; and

     4.   engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.

     On the Closing Date, the Trust will be capitalized with an amount equal to the certificate balance of $33,687,395.81 (the "Initial Certificate Balance"),
excluding amounts deposited in the Reserve Fund. The certificates will be retained by the Seller. The equity of the Trust, together with the net proceeds from the sale of the notes, will be used by the Trust to purchase the
Receivables from the Seller pursuant to the sale and servicing agreement among the Issuer, the Servicer and the Seller (the "Sale and Servicing Agreement")
and to fund the Reserve Fund and the Yield Supplement Account.

     American Honda Finance Corporation ("AHFC") will be appointed to act as the servicer of the Receivables (in that capacity, the "Servicer"). The
Servicer will service the Receivables pursuant to the Sale and Servicing
Agreement, the Administration Agreement and the Trust Agreement and will be compensated for those services as described under "Description of the Transfer and Servicing Agreements--Servicing Compensation" in this prospectus supplement and "Description of the Transfer and Servicing Agreements--Servicing
Compensation" in the accompanying prospectus.

     Pursuant to agreements between AHFC and the Dealers, each Dealer will repurchase from AHFC those contracts that do not meet specified representations and warranties made by the Dealer. These Dealer repurchase obligations are referred to in this prospectus supplement as "Dealer Recourse." Those representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related financed vehicles, and do not relate to the creditworthiness of the related Obligors or the collectability of those contracts. Although the Dealer Agreements with respect to the Receivables will not be assigned to the Issuer, the Sale and
Servicing Agreement will require that any recovery by AHFC in respect of any
Receivable pursuant to any Dealer Recourse be deposited in the Collection
Account to satisfy AHFC's repurchase obligations under the Sale and Servicing
Agreement. The sales by the Dealers of retail installment sale contracts to
AHFC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor, other than in connection with the breach of the foregoing representations and warranties.

     Each certificate represents a fractional undivided ownership interest in the Trust. The Trust property includes the Receivables and monies due or received under the Receivables on or after the Cutoff Date. The Reserve Fund will be maintained by the Indenture Trustee for the benefit of the Noteholders and the Yield Supplement Account will be maintained for the benefit of the
Noteholders and the Certificateholders.

     The Trust will be located in the State of Delaware and administered in the
State of Delaware, in care of The Bank of New York, as Owner Trustee, at the address set forth below under "The Owner Trustee, the Delaware Trustee and the
Indenture Trustee."

                                      S-22

                           CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of the
Closing Date, as if the issuance and sale of the notes and issuance of the certificates had taken place on that date:

      Class A-1 Notes ........................   $   242,000,000.00
      Class A-2 Notes ........................   $   237,000,000.00
      Class A-3 Notes ........................   $   322,000,000.00
      Class A-4 Notes ........................   $   199,000,000.00
      Certificates ...........................   $    33,687,395.81
                                                 ------------------
       Total .................................   $ 1,033,687,395.81
                                                 ==================

     In addition, the audited balance sheet of the Trust has been attached as
Annex B to this prospectus supplement.

        THE OWNER TRUSTEE, THE DELAWARE TRUSTEE AND THE INDENTURE TRUSTEE

     The Bank of New York is the Owner Trustee under the Trust Agreement. The principal executive offices of The Bank of New York are located at 101 Barclay
Street, Floor 8 West, New York, New York 10286. The Seller and its affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

     The Bank of New York (Delaware) is the Delaware Trustee under the Trust
Agreement. The principal executive offices of the Delaware Trustee are located at P.O. Box 6973, White Clay Center, Route 273, Newark, Delaware 19714.

     JPMorgan Chase Bank, N.A. is the indenture trustee under the Indenture
(the "Indenture Trustee" and, together with the Owner Trustee and the Delaware
Trustee, the "Trustees"). JPMorgan Chase Bank, N.A. is a banking association organized under the laws of the United States and its corporate trust offices are located at (i) for purposes of the transfer or surrender of Notes, 2001
Bryan Street, 10th Floor, Dallas, Texas 75201, attention: Institutional Trust
Services: Honda Auto Receivables 2005-2, and (ii) for all other purposes, 4 New
York Plaza, 6th Floor, New York, New York 10004, attention: Institutional Trust
Services/Global Debt -- Honda Auto Receivables 2005-2. The Seller and its
affiliates may maintain normal commercial banking relations with the Indenture
Trustee and its affiliates.

                                 THE RECEIVABLES

     The property of the Trust will consist of a pool of retail installment sale contracts (the "Receivables") originated on or after August 27, 2000, between Honda and Acura dealers (the "Dealers") and retail purchasers (the
"Obligors"). The Receivables were originated by Dealers in accordance with
AHFC's requirements under agreements with Dealers governing the assignment of the Receivables to AHFC. The Receivables evidence the indirect financing made available by AHFC to the Obligors. The Receivables are secured by new or used
Honda and Acura motor vehicles (the "Financed Vehicles") and all principal and interest payments made on or after April 1, 2005 (the "Cutoff Date") and other property specified in the Receivables.

     AHFC purchased the Receivables from the Dealers in the ordinary course of business in accordance with AHFC's underwriting standards. On or before the date of the initial issuance of the securities (the "Closing Date"), AHFC will sell the Receivables to the Seller. The Seller will, in turn, sell the
Receivables to the Trust on the Closing Date pursuant to the Sale and Servicing
Agreement. AHFC will continue to service the Receivables. The Receivables to be held by the Trust will be selected from those motor vehicle retail installment sale contracts in AHFC's portfolio that meet several criteria. These criteria provide that each Receivable:

     1.   was originated in the United States and the Obligor is not a federal, state or local governmental entity;

                                      S-23

     2.   has a contractual Annual Percentage Rate ("APR") ranging from 1.90% to
          15.24%;

     3.   provides for level monthly payments that fully amortize the amount financed over its original term except that the payment in the first or last month during the life of the Receivable may be minimally different from the level payment;

     4.   has a remaining term to maturity of not less than 6 months and not more than 60 months;

     5.   is less than 30 days past due;

     6.   was originated on or after August 27, 2000, and on or prior to
          December 31, 2004;

     7.   has been entered into by an Obligor that was not in bankruptcy proceedings or is bankrupt or insolvent (according to the records of
          AHFC); and

     8.   is secured by a Financed Vehicle that has not been repossessed
          (according to the records of AHFC).

     No selection procedures believed to be adverse to the Securityholders will be utilized in selecting the Receivables from qualifying retail installment sale contracts. Except as described in item (2) above, the Receivables were not selected on the basis of their APRs.

     The composition, distribution by APR and state of the Receivables as of the Cutoff Date are as set forth in the following tables. All of the
Receivables (based on the Pool Balance as of the Cutoff Date) constitute Simple
Interest Receivables. We refer you to "The Receivables" in the accompanying prospectus for a further description of the characteristics of Simple Interest
Receivables and Precomputed Receivables.

                         COMPOSITION OF THE RECEIVABLES

Aggregate Principal Balance .......................................................   $1,033,687,395.81
Number of Receivables .............................................................   65,612
Average Principal Balance .........................................................   $15,754.55
Average Original Amount Financed ..................................................   $18,023.15
Range of Original Amount Financed  ................................................   $2,457.56 to $63,579.52
Weighted Average APR(1) ...........................................................   4.64%
Range of APRs .....................................................................   1.90% to 15.24%
Weighted Average Original Term to Maturity(1) .....................................   58.31 months
Range of Original Terms to Maturity ...............................................   24 months to 60 months
Weighted Average Remaining Term to Maturity(1) ....................................   51.13 months
Range of Remaining Terms to Maturity ..............................................   6 months to 60 months
Percentage by Principal Balance of Receivables of New Motor Vehicles ..............   85.73%
Percentage by Principal Balance of Receivables of Used Motor Vehicles .............   14.27%
Percentage by Principal Balance of Receivables Financed through Honda Dealers .....   89.57%
Percentage by Principal Balance of Receivables Financed through Acura Dealers .....   10.43%

---------------------
(1)  Weighted by Principal Balance as of the Cutoff Date.

                                      S-24

                     DISTRIBUTION OF THE RECEIVABLES BY APR
              (Percentages may not add to 100.00% due to rounding)

                                             PERCENTAGE
                                            OF AGGREGATE                              PERCENTAGE
                             NUMBER OF       NUMBER OF             INITIAL            OF INITIAL
RANGE OF APRS (%)           RECEIVABLES      RECEIVABLES         POOL BALANCE        POOL BALANCE
------------------------   -------------   --------------   ---------------------   -------------

1.01 -- 2.00 ...........           76            0.12%     $       919,518.52            0.09%
2.01 -- 3.00 ...........       26,880           40.97          384,630,725.08            37.21
3.01 -- 4.00 ...........        9,206           14.03          161,843,588.74            15.66
4.01 -- 5.00 ...........       13,607           20.74          224,445,675.58            21.71
5.01 -- 6.00 ...........        5,291            8.06           92,204,376.01             8.92
6.01 -- 7.00 ...........        2,618            3.99           44,221,266.41             4.28
7.01 -- 8.00 ...........          544            0.83            8,636,843.75             0.84
8.01 -- 9.00 ...........        1,419            2.16           22,460,205.41             2.17
9.01 -- 10.00 ..........        3,363            5.13           53,682,621.29             5.19
10.01 -- 11.00 .........        2,170            3.31           34,766,070.90             3.36
11.01 -- 12.00 .........          341            0.52            4,758,070.02             0.46
12.01 -- 13.00 .........           78            0.12              898,656.84             0.09
13.01 -- 14.00 .........           15            0.02              182,378.08             0.02
14.01 -- 15.00 .........            3            0.00               26,383.34             0.00
15.01 -- 16.00 .........            1            0.00               11,015.84             0.00
                               ------          ------       ------------------          ------
TOTAL ..................       65,612          100.00%      $ 1,033,687,395.81          100.00%
                               ======          ======       ==================          ======

                                      S-25

                     DISTRIBUTION OF RECEIVABLES BY STATE(1)
              (Percentages may not add to 100.00% due to rounding)

                                         PERCENTAGE
                                        OF AGGREGATE                          PERCENTAGE
                           NUMBER OF       NUMBER OF          INITIAL          OF INITIAL
STATE                     RECEIVABLES    RECEIVABLES       POOL BALANCE      POOL BALANCE
-----                    ------------- -------------- --------------------- -------------

Alabama ................        827          1.26%     $    13,230,464.61         1.28%
Alaska .................         44          0.07              738,482.21         0.07
Arizona ................      1,186          1.81           19,196,444.57         1.86
Arkansas ...............        511          0.78            8,249,520.65         0.80
California .............     13,169         20.07          212,139,971.59        20.52
Colorado ...............        852          1.30           14,115,792.13         1.37
Florida ................      3,424          5.22           53,482,246.64         5.17
Georgia ................      2,233          3.40           37,179,722.48         3.60
Hawaii .................        337          0.51            5,603,765.52         0.54
Idaho ..................        125          0.19            1,841,533.14         0.18
Illinois ...............      2,598          3.96           42,367,482.57         4.10
Indiana ................        692          1.05           10,414,059.34         1.01
Iowa ...................        226          0.34            3,232,964.74         0.31
Kansas .................        390          0.59            6,078,719.61         0.59
Kentucky ...............        544          0.83            8,282,739.29         0.80
Louisiana ..............        912          1.39           14,839,129.43         1.44
Maryland ...............      2,628          4.01           43,542,024.58         4.21
Massachusetts ..........      1,650          2.51           23,134,599.10         2.24
Michigan ...............        954          1.45           14,099,121.44         1.36
Minnesota ..............        487          0.74            7,667,789.81         0.74
Mississippi ............        331          0.50            5,413,261.61         0.52
Missouri ...............      1,090          1.66           16,768,245.46         1.62
Montana ................         77          0.12            1,121,650.13         0.11
Nebraska ...............        265          0.40            4,403,972.36         0.43
Nevada .................        361          0.55            5,928,834.84         0.57
New Hampshire ..........        378          0.58            5,195,676.46         0.50
New Jersey .............      3,455          5.27           52,079,844.62         5.04
New Mexico .............        270          0.41            4,301,617.61         0.42
New York ...............      3,802          5.79           55,210,874.65         5.34
North Carolina .........      2,289          3.49           36,998,177.04         3.58
North Dakota ...........         70          0.11            1,240,453.94         0.12
Ohio ...................      2,034          3.10           28,118,949.06         2.72
Oklahoma ...............        546          0.83            8,686,183.18         0.84
Oregon. ................        561          0.86            8,297,538.37         0.80
Pennsylvania ...........      3,477          5.30           49,945,938.74         4.83
Rhode Island ...........        231          0.35            3,236,717.88         0.31
South Carolina .........        954          1.45           14,860,435.69         1.44
South Dakota ...........        104          0.16            1,486,575.02         0.14
Tennessee ..............      1,792          2.73           29,897,041.26         2.89
Texas ..................      5,090          7.76           88,031,933.85         8.52
Utah ...................        240          0.37            3,730,464.62         0.36
Vermont ................        144          0.22            2,045,829.75         0.20
Virginia ...............      2,356          3.59           37,827,082.99         3.66
Washington .............      1,055          1.61           16,772,793.84         1.62
West Virginia ..........        163          0.25            2,323,919.40         0.22
Wisconsin ..............        654          1.00            9,811,764.45         0.95
Wyoming ................         34          0.05              515,045.54         0.05
                             ------        ------      ------------------       ------
TOTAL ..................     65,612        100.00%     $ 1,033,687,395.81       100.00%
                             ======        ======      ==================       ======

---------------------
(1)  Based solely on the addresses of the originating dealers.

                                      S-26

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     Information regarding maturity and prepayment considerations with respect to the securities is set forth under "Weighted Average Life of the Securities"
in the accompanying prospectus and "Risk Factors--You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the trust" in the accompanying prospectus. Except as otherwise provided in this prospectus supplement, no principal payments will be made on the class A-2 notes until the class A-1 notes have been paid in full; no principal payments will be made on the class A-3 notes until the class A-1 and class A-2 notes have been paid in full; and no principal payments will be made on the class A-4 notes until the class A-1, class A-2 and class A-3 notes have been paid in full. In addition, no principal payments will be made on the certificates until the class A-1 notes have been paid in full. We refer you to
"Payments on the Notes" in this prospectus supplement.

     Because the rate of payment of principal of each class of notes depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of notes could occur significantly earlier or later than their respective final scheduled Payment
Dates set forth on the front cover (each, a "Final Scheduled Payment Date") in this prospectus supplement. Securityholders will bear the risk of being able to reinvest principal payments on the securities at yields at least equal to the yield on their respective classes of notes. No assurance can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments.

     Although the Receivables have different APRs, disproportionate rates of prepayments of Receivables with APRs greater than or less than the Required
Rate will generally not affect your yield. However, higher rates of prepayments of Receivables with higher APRs will decrease the amount available to cover delinquencies and defaults on the Receivables and may decrease the amounts available to be deposited in the Reserve Fund.

             DELINQUENCIES, REPOSSESSIONS AND LOAN LOSS INFORMATION

     Set forth below is information concerning AHFC's experience with respect to its entire portfolio of new and used Honda and Acura motor vehicle retail installment sale contracts, which includes contracts sold by but still being serviced by AHFC. Credit losses are an expected cost of extending credit and are considered in AHFC's rate-setting process. AHFC's strategy is to minimize credit losses while providing financing support for the sale of new or used
Honda and Acura motor vehicles.

     AHFC establishes an allowance for expected credit losses and deducts amounts reflecting charge- offs against such allowance. For retail financing, the account balance related to a retail installment sale contract is charged against the allowance for credit losses when the contract has been delinquent for 120 days, unless AHFC has repossessed the collateral associated with the contract. In these cases, the account balances are not charged against the allowance for credit losses until AHFC has either sold the repossessed motor vehicle or held it in repossession inventory for more than 90 days. AHFC credits any recoveries from charge-offs related to a retail installment sale contract to the allowance.

     Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of AHFC. There is no assurance that AHFC's delinquency, repossession and loss experience with respect to its retail installment sale contracts, or the experience of the Trust with respect to the Receivables, will be similar to that set forth below.

     Contracts funded and serviced by AHFC have experienced significantly increased delinquency rates during the preceding 18 months. Repossession and credit loss experience with respect to such contracts have also increased during the same period. Increased delinquency and credit losses are significantly influenced by the combined impact of a number of factors, including, among other things, lower used vehicle prices, a larger percentage of the servicing portfolio that consists of used vehicle financings, and continued general economic weakness. Lower used vehicle prices contributed to increases in credit loss severity and the continuation of manufacturer incentives on new vehicles is considered to be a significant contributor to decreased used vehicle prices. The current pressure on

                                      S-27

used vehicle prices is expected to continue through the middle of calendar year
2005. Continued economic weakness as reflected in increased unemployment and personal bankruptcy filings, in the United States, has also contributed, in part, to AHFC's increased delinquencies and frequency of credit losses. The above enumerated factors are expected to continue to impact AHFC's servicing portfolio into 2005.

     There can be no assurance that the behavior of the Receivables included in the Trust will be comparable to AHFC's experience shown in the following tables. The percentages in the tables below have not been adjusted to eliminate the effect of the growth of AHFC's portfolio. Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown if a group of receivables were isolated at a period in time and the delinquency, repossession and net loss data showed the activity only for that isolated group over the periods indicated.

     In the table below, the period of delinquency for the reporting periods beginning with the fiscal year ended March 31, 2000, is based on the number of days more than 10% of a scheduled payment on a cumulative basis is contractually past due. If the period of delinquency used by AHFC for prior reporting periods was based on the number of days more than 10% of a scheduled payment on a cumulative basis was contractually past due, then its historical delinquency experience may have been materially higher in the prior year presented below.

                                                                            DELINQUENCY EXPERIENCE(1)(5)
                                                                               (DOLLARS IN THOUSANDS)

                                           AT DECEMBER 31,    AT MARCH 31,                            AT MARCH 31,
                                          ----------------- -----------------------------------------------------------------------
                                                 2004             2004           2003           2002          2001         2000
                                          ----------------- ------------------------------ ------------- ------------- ------------

Principal Amount Outstanding(2) .........   $ 20,753,268    $ 19,182,852    $ 14,951,026   $ 11,247,959  $ 8,108,877   $ 5,961,674
 Delinquencies(3)
 30-59 Days .............................   $    321,453    $    166,140    $    132,063   $     73,754  $    57,434   $    46,299
 60-89 Days .............................         65,450          20,744          20,066         10,932        8,560         6,693
 90 Days or More ........................         18,256           8,175           6,444          4,814        2,745         2,463
 Repossessions(4) .......................         37,256          39,621          34,003         24,623       12,027         8,300
                                            ------------    ------------    ------------   ------------  -----------   -----------
Total Delinquencies and
 Repossession ...........................   $    442,416    $    234,680    $    192,575   $    114,124  $    80,766   $    63,755

Total Delinquencies and
 Repossessions as a Percentage of
 Principal Amount Outstanding ...........           2.13%           1.22%           1.29%          1.01%        1.00%         1.07%

---------------------
(1)  Includes contracts that have been sold but are still being serviced by
     AHFC.

(2)  Remaining principal balance and unearned finance charges for all outstanding contracts.

(3)  The period of delinquency is based on the number of days more than 10% of the scheduled payment is contractually past due.

(4)  Amounts shown represent the outstanding principal balance for contracts for which the related vehicle had been repossessed and not yet liquidated.

(5)  Totals may not add exactly due to rounding.

                                      S-28

                                                        NET CREDIT LOSS AND REPOSSESSION EXPERIENCE(1)(6)
                                                                   (DOLLARS IN THOUSANDS)

                                             FOR THE NINE
                                             MONTHS ENDED
                                             DECEMBER 31,                      FOR THE FISCAL YEAR ENDED MARCH 31,
                                          ----------------- ------------------------------------------------------------------------
                                                 2004             2004           2003            2002           2001        2000
                                          ----------------- ---------------  ------------   -------------- ----------- -------------

Principal Amount Outstanding(2) .........  $20,753,268     $ 19,182,852      $ 14,951,026   $ 11,247,959   $ 8,108,877  $ 5,961,674
Average Principal Amount
 Outstanding(3) .........................  $20,265,540     $ 17,534,004      $ 13,304,416   $ 10,080,855   $ 7,314,872  $ 5,146,609
Number of Contracts Outstanding .........    1,620,671        1,494,783         1,211,052        965,964       729,029      544,143
Average Number of Contracts
 Outstanding(3) .........................    1,571,958        1,374,183         1,096,382        873,496       654,200      478,517
Number of Repossessions .................       11,827           13,701             9,647          5,736         4,131        3,092
Number of Repossessions as a
 Percentage of the Average
 Number of Contracts
 Outstanding(3) .........................         1.00%(7)         1.00%             0.88%          0.66%         0.63%        0.65%
Gross Charge-Offs(4) ....................  $   129,062     $    126,415      $     86,215   $     45,967   $    28,443  $    24,626
Recoveries(5) ...........................  $    40,892     $     36,989      $     23,344   $     14,988   $    12,383  $    10,043
                                           ------------    ------------      ------------   ------------   -----------  -----------
Net Losses ..............................  $    88,170     $     89,426      $     62,871   $     30,979   $    16,060  $    14,583
Net Losses as a Percentage of
 Average Principal Amount
 Outstanding(3) .........................         0.58%(7)         0.51%             0.47%          0.31%         0.22%        0.28%

---------------------
(1)  Includes contracts that have been sold but are still being serviced by
     AHFC.

(2)  Remaining principal balance and unearned finance charges for all outstanding contracts.

(3)  Average of the loan balance or number of contracts, as the case may be, is calculated for a period by dividing the total monthly amounts by the number of months in the period.

(4)  Amount charged-off is the remaining principal balance, excluding any expenses associated with collection, repossession or disposition of the related vehicle, plus earned but not yet received finance charges, net of any proceeds collected prior to charge-off.

(5)  Proceeds received on previously charged-off contracts.

(6)  Totals may not add exactly due to rounding.

(7)  Annualized.

                                      S-29

                       WEIGHTED AVERAGE LIFE OF THE NOTES

     Prepayments on motor vehicle receivables can be measured relative to a payment standard or model. The model used in this prospectus supplement, the
Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables in question are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be paid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 1% of the receivables, or 100 receivables, prepay each month.
ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

     As the rate of the payment of principal of each class of notes will depend on the rate of payment (including prepayments) of the principal balance of the
Receivables, final payment of any class of notes could occur significantly earlier than the respective Final Scheduled Payment Dates. Reinvestment risk associated with early payment of the notes of any class will be borne exclusively by the holders of such notes.

     The tables captioned "Percentage of Initial Class A Note Principal at
Various ABS Percentages" (the "ABS Tables") have been prepared on the basis of the characteristics of the Receivables described under "The Receivables Pool".
The ABS Tables assume that (1) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,
(2) each scheduled monthly payment on each Receivable is scheduled to be made and is made on the last day of each month and each month has 30 days, (3)
payments are made on the notes on each Payment Date (and each such date is assumed to be the fifteenth day of each applicable month), (4) the balance in the Reserve Fund on each Payment Date is the required amount described under
"Credit Enhancement--Reserve Fund" and (5) except as indicated in the ABS
Tables, the Servicer does not exercise its option to purchase the Receivables on the earliest Payment Date on which such option may be exercised. The hypothetical pools each have a cut-off date of April 1, 2005. The ABS Tables indicate the projected weighted average life of each class of notes and sets forth the percentage of the initial principal amount of each class of notes that is projected to be outstanding after each of the Payment Dates shown at various constant ABS percentages.

     The ABS Tables also assume that the Receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on the aggregate principal balance, APR, original term to maturity and remaining term to maturity as of the assumed cutoff date)
will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                      AGGREGATE                    REMAINING TERM                 ORIGINAL TERM
                      PRINCIPAL                      TO MATURITY        AGE        TO MATURITY
POOL                   BALANCE            APR        (IN MONTHS)    (IN MONTHS)    (IN MONTHS)
--------------- --------------------- ----------- ---------------- ------------- --------------

1 .............  $       407,491.29      6.557%          11              36            47
2 .............  $     1,140,938.33      3.999%          16              15            31
3 .............  $     4,183,065.53      4.021%          22              10            32
4 .............  $    10,489,868.12      3.980%          27              13            40
5 .............  $    31,025,591.31      4.434%          33              10            43
6 .............  $    78,057,308.68      4.151%          40              14            54
7 .............  $   128,369,761.67      4.227%          46              11            57
8 .............  $   296,684,054.35      3.880%          51               9            60
9 .............  $   483,329,316.53      5.337%          56               4            60
                 ------------------
Total .........  $ 1,033,687,395.81
                 ==================

     The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment

                                      S-30

scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of notes.

   PERCENTAGE OF INITIAL CLASS A-1 NOTE PRINCIPAL AT VARIOUS ABS PERCENTAGES

PAYMENT DATE                                        0.50%        1.00%        1.30%        1.50%        1.70%        2.00%
------------                                    ------------ ------------ ------------ ------------ ------------ ------------

Closing Date ..................................     100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
May, 2005 .....................................      90.00        87.65        86.14        85.08        83.99        82.27
June, 2005 ....................................      80.06        75.43        72.47        70.40        68.26        64.89
July, 2005 ....................................      70.16        63.36        59.00        55.97        52.82        47.86
August, 2005 ..................................      60.32        51.43        45.74        41.77        37.66        31.18
September, 2005 ...............................      50.53        39.65        32.67        27.82        22.78        14.86
October, 2005 .................................      40.80        28.01        19.81        14.11         8.19         0.00
November, 2005 ................................      31.12        16.52         7.16         0.64         0.00         0.00
December, 2005 ................................      21.49         5.17         0.00         0.00         0.00         0.00
January, 2006 .................................      11.92         0.00         0.00         0.00         0.00         0.00
February, 2006 ................................       2.40         0.00         0.00         0.00         0.00         0.00
March, 2006 ...................................       0.00         0.00         0.00         0.00         0.00         0.00

Weighted Average Life (years) (1)(2) ..........       0.44         0.36         0.32         0.30         0.28         0.25
Weighted Average Life (years) (1)(3) ..........       0.44         0.36         0.32         0.30         0.28         0.25

----------
(1)  The weighted average life of a Note is determined by (x) multiplying the amount of each principal payment on a Note by the number of years from the date of issuance of the Note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the Note.

(2)  This calculation assumes that the Servicer does not exercise its option to purchase the Receivables.

(3)  This calculation assumes that the Servicer exercises its option to purchase the Receivables on the earliest Payment Date on which it is permitted.

This Table has been prepared based on the assumptions herein (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                                      S-31

    PERCENTAGE OF INITIAL CLASS A-2 NOTE PRINCIPAL AT VARIOUS ABS PERCENTAGES

PAYMENT DATE                                        0.50%        1.00%        1.30%        1.50%        1.70%        2.00%
------------                                    ------------ ------------ ------------ ------------ ------------ ------------

Closing Date ..................................     100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
May, 2005 .....................................     100.00       100.00       100.00       100.00       100.00       100.00
June, 2005 ....................................     100.00       100.00       100.00       100.00       100.00       100.00
July, 2005 ....................................     100.00       100.00       100.00       100.00       100.00       100.00
August, 2005 ..................................     100.00       100.00       100.00       100.00       100.00       100.00
September, 2005 ...............................     100.00       100.00       100.00       100.00       100.00       100.00
October, 2005 .................................     100.00       100.00       100.00       100.00       100.00        98.91
November, 2005 ................................     100.00       100.00       100.00       100.00        94.03        83.65
December, 2005 ................................     100.00       100.00        94.83        87.71        80.33        68.73
January, 2006 .................................     100.00        94.10        82.86        75.03        66.92        54.17
February, 2006 ................................     100.00        83.30        71.09        62.60        53.80        39.97
March, 2006 ...................................      93.10        72.64        59.53        50.41        40.96        26.12
April, 2006 ...................................      83.92        62.13        48.19        38.48        28.43        12.64
May, 2006 .....................................      74.79        51.78        37.05        26.80        16.19         0.00
June, 2006 ....................................      65.72        41.57        26.12        15.37         4.23         0.00
July, 2006 ....................................      56.70        31.51        15.40         4.19         0.00         0.00
August, 2006 ..................................      47.74        21.61         4.89         0.00         0.00         0.00
September, 2006 ...............................      38.86        11.87         0.00         0.00         0.00         0.00
October, 2006 .................................      30.04         2.29         0.00         0.00         0.00         0.00
November, 2006 ................................      21.27         0.00         0.00         0.00         0.00         0.00
December, 2006 ................................      12.56         0.00         0.00         0.00         0.00         0.00
January, 2007 .................................       3.91         0.00         0.00         0.00         0.00         0.00
February, 2007 ................................       0.00         0.00         0.00         0.00         0.00         0.00

Weighted Average Life (years) (1)(2) ..........       1.33         1.11         1.00         0.94         0.87         0.79
Weighted Average Life (years) (1)(3) ..........       1.33         1.11         1.00         0.94         0.87         0.79

----------
(1)  The weighted average life of a Note is determined by (x) multiplying the amount of each principal payment on a Note by the number of years from the date of issuance of the Note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the Note.

(2)  This calculation assumes that the Servicer does not exercise its option to purchase the Receivables.

(3)  This calculation assumes that the Servicer exercises its option to purchase the Receivables on the earliest Payment Date on which it is permitted.

This Table has been prepared based on the assumptions herein (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                                      S-32

    PERCENTAGE OF INITIAL CLASS A-3 NOTE PRINCIPAL AT VARIOUS ABS PERCENTAGES

PAYMENT DATE                                        0.50%        1.00%        1.30%        1.50%        1.70%        2.00%
------------                                     ------------ ------------ ------------ ------------ ------------ ------------

Closing Date ..................................     100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
May, 2005 .....................................     100.00       100.00       100.00       100.00       100.00       100.00
June, 2005 ....................................     100.00       100.00       100.00       100.00       100.00       100.00
July, 2005 ....................................     100.00       100.00       100.00       100.00       100.00       100.00
August, 2005 ..................................     100.00       100.00       100.00       100.00       100.00       100.00
September, 2005 ...............................     100.00       100.00       100.00       100.00       100.00       100.00
October, 2005 .................................     100.00       100.00       100.00       100.00       100.00       100.00
November, 2005 ................................     100.00       100.00       100.00       100.00       100.00       100.00
December, 2005 ................................     100.00       100.00       100.00       100.00       100.00       100.00
January, 2006 .................................     100.00       100.00       100.00       100.00       100.00       100.00
February, 2006 ................................     100.00       100.00       100.00       100.00       100.00       100.00
March, 2006 ...................................     100.00       100.00       100.00       100.00       100.00       100.00
April, 2006 ...................................     100.00       100.00       100.00       100.00       100.00       100.00
May, 2006 .....................................     100.00       100.00       100.00       100.00       100.00        99.64
June, 2006 ....................................     100.00       100.00       100.00       100.00       100.00        90.25
July, 2006 ....................................     100.00       100.00       100.00       100.00        94.54        81.12
August, 2006 ..................................     100.00       100.00       100.00        95.04        86.18        72.26
September, 2006 ...............................     100.00       100.00        96.03        87.20        78.05        63.69
October, 2006 .................................     100.00       100.00        88.62        79.54        70.14        55.38
November, 2006 ................................     100.00        94.74        81.37        72.07        62.45        47.35
December, 2006 ................................     100.00        87.91        74.28        64.80        54.99        39.59
January, 2007 .................................     100.00        81.20        67.34        57.71        47.74        32.11
February, 2007 ................................      96.55        74.59        60.56        50.81        40.73        24.91
March, 2007 ...................................      90.32        68.15        53.99        44.15        33.97        18.01
April, 2007 ...................................      84.13        61.82        47.57        37.67        27.43        11.38
May, 2007 .....................................      77.99        55.60        41.31        31.39        21.12         5.04
June, 2007 ....................................      71.88        49.50        35.22        25.30        15.04         0.00
July, 2007 ....................................      65.83        43.52        29.28        19.40         9.19         0.00
August, 2007 ..................................      59.91        37.73        23.58        13.77         3.62         0.00
September, 2007 ...............................      54.04        32.06        18.04         8.32         0.00         0.00
October, 2007 .................................      48.22        26.50        12.66         3.07         0.00         0.00
November, 2007 ................................      42.43        21.06         7.45         0.00         0.00         0.00
December, 2007 ................................      36.70        15.74         2.40         0.00         0.00         0.00
January, 2008 .................................      31.00        10.53         0.00         0.00         0.00         0.00
February, 2008 ................................      25.60         5.63         0.00         0.00         0.00         0.00
March, 2008 ...................................      20.23         0.84         0.00         0.00         0.00         0.00
April, 2008 ...................................      14.91         0.00         0.00         0.00         0.00         0.00
May, 2008 .....................................       9.63         0.00         0.00         0.00         0.00         0.00
June, 2008 ....................................       4.40         0.00         0.00         0.00         0.00         0.00
July, 2008 ....................................       0.00         0.00         0.00         0.00         0.00         0.00

Weighted Average Life (years) (1)(2) ..........       2.50         2.19         2.00         1.88         1.76         1.59
Weighted Average Life (years) (1)(3) ..........       2.50         2.19         2.00         1.88         1.76         1.59
----------

(1)  The weighted average life of a Note is determined by (x) multiplying the amount of each principal payment on a Note by the number of years from the date of issuance of the Note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the Note.
(2)  This calculation assumes that the Servicer does not exercise its option to purchase the Receivables.
(3)  This calculation assumes that the Servicer exercises its option to purchase the Receivables on the earliest Payment Date on which it is permitted.

This Table has been prepared based on the assumptions herein (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                                      S-33

    PERCENTAGE OF INITIAL CLASS A-4 NOTE PRINCIPAL AT VARIOUS ABS PERCENTAGES

PAYMENT DATE                     0.50%          1.00%          1.30%          1.50%          1.70%          2.00%
------------                 ------------   ------------   ------------   ------------   ------------   ------------

Closing Date .............      100.00%        100.00%        100.00%        100.00%        100.00%        100.00%
May, 2005 ................      100.00         100.00         100.00         100.00         100.00         100.00
June, 2005 ...............      100.00         100.00         100.00         100.00         100.00         100.00
July, 2005 ...............      100.00         100.00         100.00         100.00         100.00         100.00
August, 2005 .............      100.00         100.00         100.00         100.00         100.00         100.00
September, 2005 ..........      100.00         100.00         100.00         100.00         100.00         100.00
October, 2005 ............      100.00         100.00         100.00         100.00         100.00         100.00
November, 2005 ...........      100.00         100.00         100.00         100.00         100.00         100.00
December, 2005 ...........      100.00         100.00         100.00         100.00         100.00         100.00
January, 2006 ............      100.00         100.00         100.00         100.00         100.00         100.00
February, 2006 ...........      100.00         100.00         100.00         100.00         100.00         100.00
March, 2006 ..............      100.00         100.00         100.00         100.00         100.00         100.00
April, 2006 ..............      100.00         100.00         100.00         100.00         100.00         100.00
May, 2006 ................      100.00         100.00         100.00         100.00         100.00         100.00
June, 2006 ...............      100.00         100.00         100.00         100.00         100.00         100.00
July, 2006 ...............      100.00         100.00         100.00         100.00         100.00         100.00
August, 2006 .............      100.00         100.00         100.00         100.00         100.00         100.00
September, 2006 ..........      100.00         100.00         100.00         100.00         100.00         100.00
October, 2006 ............      100.00         100.00         100.00         100.00         100.00         100.00
November, 2006 ...........      100.00         100.00         100.00         100.00         100.00         100.00
December, 2006 ...........      100.00         100.00         100.00         100.00         100.00         100.00
January, 2007 ............      100.00         100.00         100.00         100.00         100.00         100.00
February, 2007 ...........      100.00         100.00         100.00         100.00         100.00         100.00
March, 2007 ..............      100.00         100.00         100.00         100.00         100.00         100.00
April, 2007 ..............      100.00         100.00         100.00         100.00         100.00         100.00
May, 2007 ................      100.00         100.00         100.00         100.00         100.00         100.00
June, 2007 ...............      100.00         100.00         100.00         100.00         100.00          98.35
July, 2007 ...............      100.00         100.00         100.00         100.00         100.00          89.00
August, 2007 .............      100.00         100.00         100.00         100.00         100.00          80.15
September, 2007 ..........      100.00         100.00         100.00         100.00          97.20          71.76
October, 2007 ............      100.00         100.00         100.00         100.00          88.92          63.82
November, 2007 ...........      100.00         100.00         100.00          96.78          81.01          56.34
December, 2007 ...........      100.00         100.00         100.00          88.92          73.47          49.32*
January, 2008 ............      100.00         100.00          95.97          81.37          66.31          42.76
February, 2008 ...........      100.00         100.00          88.57          74.34          59.67          36.74
March, 2008 ..............      100.00         100.00          81.42          67.62          53.39          31.16
April, 2008 ..............      100.00          93.79          74.53          61.21          47.47*         26.03
May, 2008 ................      100.00          86.41          67.90          55.10          41.92          21.43
June, 2008 ...............      100.00          79.22          61.53          49.31*         36.73          17.23
July, 2008 ...............       98.72          72.21          55.43          43.84          31.91          13.43
August, 2008 .............       90.40          65.39          49.58*         38.68          27.47          10.25
September, 2008 ..........       82.92          59.29          44.36          34.06          23.48           7.40
October, 2008 ............       75.52          53.36          39.37          29.73          19.82           5.54
November, 2008 ...........       68.18          47.60*         34.62          25.68          16.50           3.86
December, 2008 ...........       60.90          42.00          30.10          21.91          13.51           2.38
January, 2009 ............       53.68          36.58          25.83          18.43          10.85           1.09
February, 2009 ...........       46.54*         31.34          21.80          15.25           8.54           0.00
March, 2009 ..............       40.55          26.95          18.43          12.58           6.59           0.00

                                      S-34

PAYMENT DATE                                   0.50%         1.00%         1.30%         1.50%         1.70%         2.00%
------------                                -----------   -----------   -----------   -----------   -----------   ----------

April, 2009 .............................       34.62         22.71         15.26         10.15          4.92         0.00
May, 2009 ...............................       28.74         18.62         12.29          7.96          3.53         0.00
June, 2009 ..............................       22.92         14.67          9.53          6.02          2.44         0.00
July, 2009 ..............................       17.16         10.87          6.97          4.32          1.62         0.00
August, 2009 ............................       13.66          8.52          5.34          3.16          0.96         0.00
September, 2009 .........................       10.20          6.26          3.82          2.16          0.46         0.00
October, 2009 ...........................        6.77          4.09          2.42          1.29          0.14         0.00
November, 2009 ..........................        3.37          2.00          1.15          0.57          0.00         0.00
December, 2009 ..........................        0.00          0.00          0.00          0.00          0.00         0.00

Weighted Average Life (years) (1)(2).....        3.85          3.62          3.42          3.26          3.07         2.74
Weighted Average Life (years) (1)(3).....        3.66          3.39          3.16          2.99          2.82         2.52
*Month of Optional Purchase (3) .........      Feb-09        Nov-08        Aug-08        Jun-08        Apr-08        Dec-07

----------
(1)  The weighted average life of a Note is determined by (x) multiplying the amount of each principal payment on a Note by the number of years from the date of issuance of the Note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the Note.

(2)  This calculation assumes that the Servicer does not exercise its option to purchase the Receivables.

(3)  This calculation assumes that the Servicer exercises its option to purchase the Receivables on the earliest Payment Date on which it is permitted.

This Table has been prepared based on the assumptions herein (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                                      S-35

                                  NOTE FACTORS

     The "Note Pool Factor" with respect to any class of notes will be a seven-digit decimal indicating the principal amount of that class of notes as of the close of business on the Payment Date in that month as a fraction of the respective principal amount thereof as of the Closing Date. The Servicer will compute the Note Pool Factor each month for each class of notes. Each Note Pool
Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of each class of notes. The portion of the principal amount of any class of notes for a given month allocable to a
Noteholder can be determined by multiplying the original denomination of the holder's note by the related Note Pool Factor for that month.

     Pursuant to the Transfer and Servicing Agreements, the Securityholders
will receive monthly reports concerning the payments received on the
Receivables, the Pool Balance, the related Note Pool Factors and various other items of information pertaining to the Trust. Securityholders of record during each calendar year will be furnished information by the Indenture Trustee or the Owner Trustee, as appropriate, for tax reporting purposes not later than the latest date permitted by law. We refer you to "Description of the Transfer and Servicing Agreements--Statements to Securityholders" in the accompanying prospectus.

                                 USE OF PROCEEDS

     The Seller will use the net proceeds from the sale of the Securities to purchase the Receivables from AHFC pursuant to the Receivables Purchase
Agreement and to fund the Reserve Fund and the Yield Supplement Account.

                           THE SELLER AND THE SERVICER

     Information regarding the Seller and the Servicer is set forth under the captions "The Seller" and "The Servicer" in the accompanying prospectus.

                                    THE NOTES

GENERAL

     The notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the registration statement. A copy of the final signed Indenture will be filed with the Securities and Exchange
Commission (the "SEC") following the issuance of the Securities. The following summary describes material terms of the notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the Indenture.
Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of the summary. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the notes of any given series and the related Indenture set forth in the accompanying prospectus, to which description reference is hereby made.

PAYMENTS OF INTEREST

     Each class of notes will constitute Fixed Rate Securities, as that term is defined under "Certain Information Regarding the Securities--Fixed Rate
Securities" in the accompanying prospectus. Interest on the principal balances of the classes of the notes will accrue at the respective per annum interest rates set forth on the cover of this prospectus supplement (each, an "Interest
Rate") and will be due and payable to the Noteholders monthly on the fifteenth of each month (or, if that date is not a Business Day, on the next succeeding
Business Day) (a "Payment Date") commencing May 16, 2005.

                                      S-36

     Interest on the outstanding principal amount of class A-1 notes will accrue at the related Interest Rate from and including the most recent Payment
Date on which interest has been paid (or from and including the Closing Date with respect to the first Payment Date) to but excluding the current Payment
Date. Interest on the class A-2, class A-3 and class A-4 notes will accrue at the related Interest Rate from and including the 15th day of the month (or from and including the Closing Date with respect to the first Payment Date) to and excluding the 15th day of the following calendar month.

     Interest on the class A-1 notes will be calculated on the basis of the actual number of days in the related Interest Period divided by 360, and interest on the class A-2, class A-3 notes and class A-4 notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
Interest accrued but not paid on any Payment Date will be due on the next
Payment Date, together with interest on that amount at the applicable Interest
Rate (to the extent lawful). Interest payments on the notes will generally be made from Available Amounts and from amounts on deposit in the Reserve Fund, after the Servicing Fee, non-recoverable Advances and all accrued and unpaid
Trustees' fees, and any amounts due to the Trustees for reimbursement of expenses or in respect of indemnification and other administrative fees of the
Trust ("Trust Fees and Expenses") have been paid; provided, however, that until the notes have been paid in full, the annual amount paid to the Trustees out of the Available Amounts allocation described herein shall not exceed $100,000. We refer you to "Credit Enhancement--Reserve Fund" and "Payments on the Notes" in
this prospectus supplement.

     Interest payments to holders of the class A-1 notes, the class A-2 notes, the class A-3 notes and the class A-4 notes (collectively, the "Notes") will have the same priority. Under specified circumstances, the amount available for interest payments could be less than the amount of interest payable on the notes on any Payment Date, in which case the holders of the Notes will receive their ratable share (based upon the aggregate amount of interest due to that class) of the aggregate amount available to be distributed in respect of interest on the notes.

PAYMENTS OF PRINCIPAL

     Until the notes have been paid in full, principal payments to Noteholders will be made on each Payment Date in the amount and order of priority described in this prospectus supplement under "Payments on the Notes--Payment of
Distributable Amounts." On each Payment Date, principal of the notes will be payable generally in an amount equal to the Noteholders' Percentage of the
Principal Distributable Amount. Principal payments on the notes will be made from Available Amounts after the Servicing Fee, non-recoverable Advances and
Trust Fees and Expenses have been paid and after the Noteholders' Interest
Distributable Amount has been distributed. Notwithstanding the foregoing, if amounts actually allocated to the Noteholders on any Payment Date is less than the Noteholders' Distributable Amount, funds will be withdrawn from the Reserve
Fund so that an amount equal to the Noteholders' Distributable Amount may be allocated to the Noteholders.

     Principal payments will be allocated among the notes so that no principal payments will be made on:

     1.   the class A-2 notes until the class A-1 notes have been paid in full;

     2.   the class A-3 notes until the class A-1 notes and class A-2 notes have been paid in full; and

     3.   the class A-4 notes until the class A-1 notes, class A-2 notes and class A-3 notes have been paid in full.

     Notwithstanding the foregoing, on each Payment Date after the acceleration of the notes following an Event of Default, the notes will receive 100% of the
Principal Distributable Amount until the notes are paid in full. That Principal
Distributable Amount will be paid first to holders of record of each of the class A-1 notes until the class A-1 notes have been paid in full. After the class A-1 notes have been paid in full principal payments will be made to the class A-2 notes, the class A-3 notes and the class A-4 notes (together with the holders of the class A-1 notes, the "Noteholders") on a pro rata basis based on the principal balance of that class of outstanding notes. Beginning on the

                                      S-37

Payment Date on which the Notes have been paid in full, the remainder of the
Principal Distributable Amount, if any, and on each subsequent Payment Date,
100% of the Principal Distributable Amount, will be paid to the holders of record of the certificates (the "Certificateholders") until the certificates have been paid in full.

     The actual Payment Date on which the outstanding principal amount of any class of notes is paid may be significantly earlier than its Final Scheduled
Payment Date based on a variety of factors, including the factors described under "Weighted Average Life of the Securities" in the accompanying prospectus.

     If the principal amount of a class of notes has not been paid in full on or prior to its Final Scheduled Payment Date, the Noteholders' Principal
Distributable Amount for that Payment Date will, to the extent the remaining
Available Amounts are sufficient, include an amount sufficient to reduce the unpaid principal amount of that class of notes to zero on that Payment Date. We refer you to "Payment on the Notes--Payment of Distributable Amounts" in this prospectus supplement.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT.

     Upon an Event of Default under the Indenture, the Noteholders will have the rights set forth in the prospectus under "The Notes--Indenture--Events of
Default; Rights Upon Event of Default." The Indenture Trustee may sell the
Receivables subject to certain conditions set forth in the Indenture following an Event of Default, including a default in the payment of any principal on any note or a default for five days or more in the payment of any interest on any note. In the case of an Event of Default not involving any such default in payment, the Indenture Trustee is prohibited from selling the Receivables unless one of the conditions set forth in the accompanying prospectus under
"The Notes--Indenture--Events of Default and--Rights Upon Event of Default" has
been satisfied.

     The Trust Indenture Act of 1939 (the "TIA") requires that upon the occurrence of an Event of Default, the Indenture Trustee will be required to resign, and a replacement indenture trustee will be appointed, if, within one year of such Event of Default, the Indenture Trustee, or any of its directors or executive officers, is, or is affiliated with, an underwriter (as defined in the TIA) of any of the Notes. As of the date hereof, the Indenture Trustee is affiliated with J.P. Morgan Securities Inc., an underwriter of the Notes.

NOTICES

     Noteholders will be notified in writing by the Indenture Trustee of any
Event of Default, Servicer Default or termination of, or appointment of a successor to, the Servicer promptly upon a Responsible Officer (as defined in the Transfer and Servicing Agreements) obtaining actual knowledge of these events.

     If notes are issued other than in book-entry form, those notices will be mailed to the addresses of Noteholders as they appear in the register maintained by the Indenture Trustee prior to mailing. Those notices will be deemed to have been given on the date of that publication or mailing.

GOVERNING LAW

     The Indenture and the notes are governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within that jurisdiction.

                                THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the terms of the Trust
Agreement, a form of which has been filed as an exhibit to the registration statement. A copy of the final signed Trust Agreement will be filed with the
SEC following the issuance of the securities. The certificates will evidence undivided ownership interests in the Trust created pursuant to the Trust
Agreement.

                                      S-38

     The following summary describes material terms of the certificates and the
Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the certificates and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the certificates of any given series and the related
Trust Agreement set forth in the accompanying prospectus, to which description reference is hereby made.

PAYMENTS OF INTEREST

     Interest on the Certificate Balance will accrue during each Interest
Period at 4.15% per annum (the "Pass Through Rate") and will be payable to the
Certificateholders on the related Payment Date.

     The certificates will constitute Fixed Rate Securities, as that term is defined under "Certain Information Regarding the Securities--Fixed Rate
Securities" in the accompanying prospectus. Interest due on a Payment Date will accrue during the related Interest Period and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions with respect to the certificates generally will be made from Available Amounts after:

     1.   payment of the Servicing Fee;

     2.   payment of accrued and unpaid Trust Fees and Expenses to the Trustees;
          provided that, until the Notes have been paid in full, the annual amount paid to the Trustees out of the Available Amount allocation described herein shall not exceed $100,000;

     3.   distribution of the Noteholders' Distributable Amounts to the
          Noteholders; and

     4.   depositing of funds in the Reserve Fund so that the amount on deposit in the Reserve Fund equals the Specified Reserve Fund Balance.

     We refer you to "Payments on the Notes--Payment of Distributable Amounts"
in this prospectus supplement.

     Interest payments due for any Payment Date but not paid on that Payment
Date will be due on the next Payment Date increased by an amount equal to interest accrued on that amount at the Pass Through Rate (to the extent lawful).

PAYMENTS OF PRINCIPAL

     No principal payments will be made on the certificates until the class A-1 notes have been paid in full. Thereafter, principal payments of the certificates will be made on each Payment Date from Available Amounts after payments of certain fees and expenses, the Noteholders' Interest Distributable
Amount, the Noteholders' Percentage of the Principal Distributable Amount,
payment, if any, to the Reserve Fund and payment of interest on the certificates.

     Notwithstanding the foregoing, on each Payment Date after the acceleration of the notes following an Event of Default, the certificates will not receive any of the Principal Distributable Amount until the notes have been paid in full.

NOTICES

     Certificateholders will be notified in writing by the Owner Trustee of any
Event of Default, Servicer Default or termination of, or appointment of a successor to, the Servicer promptly upon specified officer of the Owner Trustee obtaining actual knowledge of these events. Except for the monthly and annual reports to Certificateholders described in this prospectus supplement, the
Owner Trustee is not obligated under the Trust Agreement to forward any other notices to the Certificateholders. There are no provisions in the Trust
Agreement for the regular or special meetings of Certificateholders.

GOVERNING LAW

     The Trust Agreement and the certificates are governed by and shall be construed in accordance with the laws of the State of Delaware applicable to agreements made in and to be performed wholly within that jurisdiction.

                                      S-39

                             PAYMENTS ON THE NOTES

     On or before the 10th calendar day of each month (or, if the 10th day is not a Business Day, the next succeeding Business Day (each a "Determination
Date"), the Servicer will inform the Owner Trustee and the Indenture Trustee of, among other things, the amount of funds collected on or in respect of the
Receivables, the amount of Advances to be made by and reimbursed to the
Servicer and the Servicing Fee and other servicing compensation payable to the
Servicer, in each case with respect to the immediately preceding Collection
Period. On or prior to each Determination Date, the Servicer will also determine the following:

     1.   Available Amounts;

     2.   Noteholders' Interest Distributable Amount;

     3.   Certificateholders' Interest Distributable Amount;

     4.   Principal Distributable Amount;

     5.   Yield Supplement Withdrawal Amount, if any; and

     6.   based on the available funds and other amounts available for payment on the related Payment Date as described below, the amount to be distributed to the Noteholders and Certificateholders.

     The Indenture Trustee or the Issuer, as the case may be, will make payments to the Noteholders and Certificateholders out of the amounts on deposit in the Collection Account. The amounts to be distributed to the
Noteholders and Certificateholders will be determined in the manner described below.

CALCULATION OF AVAILABLE AMOUNTS

     The amount of funds available for distribution on a Payment Date (the
"Available Amounts") will generally equal the sum of the following amounts
(without duplication) received or allocated by the Servicer on or in respect of the Receivables during the related Collection Period (which in the case of
Precomputed Receivables shall be computed in accordance with the actuarial method and in the case of the Simple Interest Receivables shall be calculated in accordance with the simple interest method):

     1.   all collections on or in respect of the Receivables other than
          Defaulted Receivables;

     2.   all amounts realized on Defaulted Receivables from whatever sources
          (including, without limitation, proceeds of any insurance policy), net of expenses incurred by the Servicer in accordance with its customary servicing procedures and amounts required by law to be refunded to the related Obligor ("Net Liquidation Proceeds");

     3.   all Advances made by the Servicer;

     4.   all Warranty Purchase Payments with respect to Warranty Receivables repurchased by the Seller in respect of that Collection Period;

     5.   all Administrative Purchase Payments with respect to Administrative
          Receivables purchased by the Servicer in respect of that Collection
          Period; and

     6.   any Yield Supplement Withdrawal Amounts.

     Available Amounts on any Payment Date will exclude the following amounts:

     1.   amounts received on a particular Receivable (other than a Defaulted
          Receivable) to the extent that the Servicer has previously made an unreimbursed Advance in respect of that Receivable; and

     2.   Net Liquidation Proceeds with respect to a particular Receivable to the extent of unreimbursed Advances in respect of that Receivable.

     A "Defaulted Receivable" is a Receivable (other than an Administrative
Receivable or a Warranty Receivable) as to which, (a) all or part of a scheduled payment is 120 days or more than 120

                                      S-40

days past due and the Servicer has not repossessed the related Financed Vehicle or (b) the Servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has either repossessed and liquidated the related Financed Vehicle or repossessed and held the related
Financed Vehicle and held in its repossession inventory for 90 days, whichever occurs first.

PAYMENT OF DISTRIBUTABLE AMOUNTS

     Prior to each Payment Date, the Servicer will calculate the amount to be distributed to the Noteholders and Certificateholders. On each Payment Date, the Servicer will allocate amounts on deposit in the Collection Account with respect to the related Collection Period as described below and will instruct the Indenture Trustee to make the following payments and distributions from amounts on deposit in the Collection Account in the following amounts and order of priority:

     1.   to the Servicer, the Servicing Fee, including any unpaid Servicing
          Fees with respect to one or more prior Collection Periods, and non-recoverable Advances;

     2.   to the Indenture Trustee, the Delaware Trustee and the Owner Trustee,
          any accrued and unpaid Trust Fees and Expenses, in each case to the extent such fees and expenses have not been previously paid by the
          Servicer, in its capacity as administrator under the related administration agreement; provided that, until the Notes have been paid in full, the annual amount paid to the Trustees out of the
          Available Amount allocation described in this clause (2) shall not exceed $100,000;

     3.   to the Noteholders, the Noteholders' Interest Distributable Amount,
          from Available Amounts;

     4.   to the Noteholders, the Noteholders' Principal Distributable Amount,
          from Available Amounts;

     5.   to the Reserve Fund, from Available Amounts remaining (this amount being the "Excess Amount"), the amount necessary to cause the amount on deposit in that account to equal the Specified Reserve Fund
          Balance;

     6.   to the Certificateholders, the Certificateholders' Interest
          Distributable Amount, from Available Amounts;

     7.   after the class A-1 notes have been paid in full, to the
          Certificateholders, the Certificateholders' Principal Distributable
          Amount from Available Amounts;

     8.   to the Indenture Trustee, the Delaware Trustee and the Owner Trustee,
          any accrued and unpaid Trust Fees and Expenses, in each case to the extent such fees and expenses have not been previously paid by the
          Servicer; and

     9.   any Available Amounts remaining, to the Seller.

     The Noteholders' Principal Distributable Amount will be allocated among the notes as described above under "The Notes--Payments of Principal."

     For the purposes of this prospectus supplement, the following terms will have the following meanings:

     The "Certificateholders' Distributable Amount" will mean, with respect to any Payment Date, the sum of the Certificateholders' Interest Distributable
Amount and the Certificateholders' Principal Distributable Amount for that
Payment Date.

     The "Certificateholders' Interest Distributable Amount" will mean, with respect to any Payment Date, the sum of the Certificateholders' Monthly
Interest Distributable Amount and the Certificateholders' Interest Carryover
Shortfall for one or more prior Payment Dates.

     The "Certificateholders' Interest Carryover Shortfall" will mean, with respect to any Payment Date, the excess, if any, of the sum of the
Certificateholders' Monthly Interest Distributable Amount for that class for the preceding Payment Date plus any outstanding Certificateholders' Interest

                                      S-41

Carryover Shortfall on the preceding Payment Date, over the amount of interest that is actually paid on the certificates on the preceding Payment Date, plus, to the extent permitted by applicable law, interest on the Certificateholders'
Interest Carryover Shortfall at the Pass Through Rate for the Interest Period.

     The "Certificateholders' Monthly Interest Distributable Amount" will mean, with respect to any Payment Date, interest accrued for the related Interest
Period at the Pass Through Rate on the Certificate Balance on the immediately preceding Payment Date, after giving effect to all payments of principal to
Certificateholders on or prior to that Payment Date (or, in the case of the first Payment Date, on the Initial Certificate Balance).

     The "Certificate Balance," for any Payment Date, will equal the Initial
Certificate Balance, reduced by all amounts distributed on or prior to that
Payment Date on the certificates and allocable to principal.

     The "Certificateholders' Monthly Principal Distributable Amount" will mean, with respect to any Payment Date, the Certificateholders' Percentage of
the Principal Distributable Amount for that Payment Date.

     The "Certificateholders' Percentage" will mean the following:

     1.   for each Payment Date until the class A-1 notes have been paid in full, 0%;

     2.   thereafter, for each Payment Date to and including the Payment Date on which the principal amount of the class A-4 notes have been paid in full, the percentage equivalent of a fraction, the numerator of which is the initial aggregate principal amount of the certificates and the denominator of which is the sum of the initial aggregate principal amount of the class A-2, class A-3 and class A-4 notes and the initial aggregate principal amount of the certificates; and

     3.   thereafter, 100%.

     The "Certificateholders' Principal Carryover Shortfall" will mean, with respect to any Payment Date, the excess of the Certificateholders' Monthly
Principal Distributable Amount plus any outstanding Certificateholders'
Principal Carryover Shortfall for the preceding Payment Date, over the amount in respect of principal that is actually distributed to the Certificateholders on that Payment Date.

     The "Certificateholders' Principal Distributable Amount" will mean, with respect to any Payment Date, the sum of:

     1.   the Certificateholders' Monthly Principal Distributable Amount for
          that Payment Date; and

     2.   any outstanding Certificateholders' Principal Carryover Shortfall as
          of the close of the immediately preceding Payment Date.

     "Interest Period" means (a) with respect to the class A-1 notes, the period from and including the most recent Payment Date on which interest has been paid (or, in the case of the first Payment Date, the Closing Date) to but excluding the next succeeding Payment Date and (b) with respect to the class
A-2, class A-3 and class A-4 notes and the certificates, the period from and including the 15th day of the calendar month (or, in the case of the first
Payment Date, from and including the Closing Date) to but excluding the 15th day of the next calendar month.

     The "Noteholders' Distributable Amount" will mean, with respect to any
Payment Date, the sum of the Noteholders' Interest Distributable Amount for all
classes of notes plus the Noteholders' Principal Distributable Amount for that
Payment Date.

     The "Noteholders' Interest Carryover Shortfall" will mean, with respect to any Payment Date and a class of notes, the excess, if any, of the sum of the
Noteholders' Monthly Interest Distributable Amount for that class for the preceding Payment Date plus any outstanding Noteholders' Interest Carryover
Shortfall for that class on that preceding Payment Date, over the amount in respect of interest that is actually paid on the notes of that class on that preceding Payment Date, plus, to the extent permitted by applicable law, interest on the Noteholders' Interest Carryover Shortfall at the related
Interest Rate for the related Interest Period.

                                      S-42

     The "Noteholders' Interest Distributable Amount" will mean, with respect to any Payment Date, the sum of the Noteholders' Monthly Interest Distributable
Amount for all classes of notes and the Noteholders' Interest Carryover
Shortfall for all classes of notes.

     The "Noteholders' Monthly Interest Distributable Amount" will mean, with respect to any Payment Date and a class of notes, interest accrued for the related Interest Period at the related Interest Rate for that class on the outstanding principal amount of that class on the immediately preceding Payment
Date, after giving effect to all payments of principal to Noteholders of that class on or prior to that Payment Date (or, in the case of the first Payment
Date, on the original principal amount of that class).

     The "Noteholders' Monthly Principal Distributable Amount" will mean, with respect to any Payment Date, the Noteholders' Percentage of the Principal
Distributable Amount for that Payment Date.

     The "Noteholders' Percentage" will mean:

     1.   for each Payment Date until the principal amounts of the class A-1 notes have been paid in full, 100%;

     2.   thereafter, for each Payment Date to and including the Payment Date on which the principal amount of the class A-4 notes have been paid in full, the percentage equivalent of a fraction, the numerator of which is the initial aggregate principal amount of the class A-2, class A-3, and class A-4, notes and the denominator of which is the sum of the initial aggregate principal amount of the class A-2, class A-3 and class A-4 notes and the initial aggregate principal amount of the certificates; and

     3.   thereafter, 0%.

     The "Noteholders' Principal Carryover Shortfall" will mean, with respect to any Payment Date and a class of notes, the excess, if any, of the
Noteholders' Monthly Principal Distributable Amount plus any outstanding
Noteholders' Principal Carryover Shortfall for that class of notes for the preceding Payment Date over the amount in respect of principal that is actually paid as principal on that class on that Payment Date.

     The "Noteholders' Principal Distributable Amount" will mean, with respect to any Payment Date and a class of notes, the sum of:

     1.   the Noteholders' Monthly Principal Distributable Amount;

     2.   any outstanding Noteholders' Principal Carryover Shortfall of that class as of the close of the immediately preceding Payment Date; and

     3.   on the Final Scheduled Payment Date for that class of notes, the amount necessary to reduce the outstanding principal amount of that class of notes to zero; provided, however, that the Noteholders'
          Principal Distributable Amount with respect to a class of notes shall not exceed the outstanding principal amount of that class.

     The "Principal Distributable Amount" will mean, with respect to any
Payment Date and the related Collection Period, the sum of the following amounts:

     (1) (a) in the case of Precomputed Receivables, the principal portion of all scheduled payments due during the related Collection Period, computed in accordance with the actuarial method and (b) in the case of Simple Interest
Receivables, the principal portion of all scheduled payments actually received during the related Collection Period, (2) the principal portion of all
Prepayments received for the related Collection Period (to the extent such amounts are not included in clause (1) above), (3) the Principal Balance of each Receivable that the Servicer became obligated to purchase or the Seller became obligated to repurchase (to the extent those amounts are not included in clauses (1) or (2) above) and (4) the Principal Balance of each Receivable that became a Defaulted Receivable during that Collection Period (to the extent those amounts are not included in clauses (1), (2) or (3) above).

                                      S-43

                               CREDIT ENHANCEMENT

     The protection afforded to the Noteholders will be effected both by the preferential right of the Noteholders to receive, to the extent described in this prospectus supplement, current distributions on the Receivables, the establishment of the Reserve Fund and the subordination of the Seller's right to receive excess interest.

SUBORDINATION

     The rights of the Certificateholders to receive payments on the
Receivables will be subordinated to the rights of the Noteholders and the maintenance of amounts on deposit in the Reserve Fund at the Specified Reserve
Fund Balance to the extent described herein. The Seller is entitled to receive payments of interest collected on the Receivables which are not used by the trust to make other required payments. The Seller's right to receive this excess interest is subordinated to the payment of principal and interest on the notes, the funding of the Reserve Fund and the payment of principal and interest on the certificates.

RESERVE FUND

     The Reserve Fund will be a segregated account in the name of the Indenture
Trustee. The Reserve Fund will be created with an initial deposit by the Seller on the Closing Date of an amount equal to $5,168,436.98 (the "Reserve Fund
Initial Deposit"). The Reserve Fund will thereafter be funded by the deposit therein of all Excess Amounts, if any, for each Payment Date to the extent necessary to restore or bring the amounts on deposit in the Reserve Fund to the
Specified Reserve Fund Balance.

     Amounts held from time to time in the Reserve Fund will continue to be held for the benefit of Noteholders and may be invested in Eligible
Investments. Investment income on those investments (net of losses and expenses) will be paid to the Seller, upon the direction of the Servicer, to the extent that funds on deposit in the Reserve Fund exceed the Specified
Reserve Fund Balance. If the amount on deposit in the Reserve Fund on any
Payment Date (after giving effect to all deposits to and withdrawals from the
Reserve Fund on that Payment Date) is greater than the Specified Reserve Fund
Balance for that Payment Date, subject to limitations set forth in the Transfer and Servicing Agreements, the Indenture Trustee will include the amount of the excess in the amounts to be distributed to Certificateholders pursuant to clauses (6) and (7) in the first paragraph under "Payments on the
Notes--Payment of Distributable Amounts" in this prospectus supplement. Any excess amounts remaining thereafter will be paid to the Seller. The Noteholders will not have any rights in, or claims to, amounts distributed to the
Certificateholders or to the Seller.

     The "Specified Reserve Fund Balance" with respect to any Payment Date will be equal to 0.75% of the initial aggregate principal balance of the Receivables as of the Cutoff Date; except that, if on any Payment Date (i) the average of the Charge-off Rates for the three preceding Collection Periods exceeds 2.25%
or (ii) the average of the Delinquency Percentages for the three preceding
Collection Periods exceeds 2.25%, then the Specified Reserve Fund Balance will be an amount equal to a specified percentage of the Pool Balance as of the last day of the immediately preceding Collection Period. Such percentage shall be determined by deducting from 8.00% the following fraction, expressed as a percentage: (a) one minus (b) a fraction, the numerator of which is the outstanding principal amount of the Notes with respect to such Payment Date and the denominator of which is the Pool Balance. Notwithstanding the foregoing, in no event will the Specified Reserve Fund Balance be more than the then outstanding principal amount of the Notes. As of any Payment Date, the amount of funds actually on deposit in the Reserve Fund may, in certain circumstances, be less than the Specified Reserve Fund Balance.

     The "Charge-off Rate" with respect to a Collection Period will equal the
Aggregate Net Losses with respect to the Receivables expressed, on an annualized basis, as a percentage of the average of (i) the Pool Balance on the last day of the immediately preceding Collection Period and (ii) the Pool
Balance on the last day of such current Collection Period. "Aggregate Net
Losses" with respect to a

                                      S-44

Collection Period will equal the Principal Balance of all Receivables newly designated during such Collection Period as Defaulted Receivables minus Net
Liquidation Proceeds collected during such Collection Period with respect to all Defaulted Receivables. The "Delinquency Percentage" with respect to a
Collection Period will equal the number of (a) Receivables 61 days or more delinquent (after taking into account permitted extensions) as of the last day of such Collection Period, determined in accordance with the Servicer's normal practices, plus (b) Receivables the related Financed Vehicles of which have been repossessed but have not been liquidated (to the extent the related
Receivable is not otherwise reflected in clause (a) above or is not a Defaulted
Receivable), expressed as a percentage of the aggregate number of Current
Receivables on the last day of such Collection Period. A "Current Receivable"
will be a Receivable that is not a Defaulted Receivable or a Liquidated
Receivable. A "Liquidated Receivable" will be a Receivable that has been the subject of a Prepayment in full or otherwise has been paid in full or, in the case of a Defaulted Receivable, a Receivable as to which the Servicer has determined that the final amounts in respect thereof have been paid.

     The Servicer may, from time to time after the date of this prospectus supplement, request each rating agency to approve a formula for determining the
Specified Reserve Fund Balance that is different from those described above or change the manner by which the Reserve Fund is funded. If each rating agency delivers a letter to the Trustees to the effect that the use of any new formula will not result in a qualification, reduction or withdrawal of its then-current rating of any class of the notes, then the Specified Reserve Fund Balance will be determined in accordance with the new formula. The Sale and Servicing
Agreement will accordingly be amended, without the consent of any Noteholder, to reflect the new calculation.

     Amounts held from time to time in the Reserve Fund will be held for the benefit of the Noteholders. On each Payment Date, funds will be withdrawn from the Reserve Fund to the extent that the amount on deposit in the Note
Distribution Account with respect to such Payment Date is less than the sum of the Noteholders' Distributable Amount and will be deposited in the Note
Distribution Account for distribution to the Noteholders.

     None of the Securityholders, the Indenture Trustee, the Owner Trustee or
the Seller will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Payment
Date to make full distributions to the Securityholders.

     The Reserve Fund and the subordination of the certificates are intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the
Noteholders will experience losses. However, the Reserve Fund could be depleted. If the amount required to be deposited into or required to be withdrawn from the Reserve Fund to cover shortfalls in collections on the
Receivables exceeds the amount of available cash in the Reserve Fund,
Noteholders could incur losses or suffer a temporary shortfall in the amounts distributed to the Noteholders.

                                      S-45

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

THE TRANSFER AND SERVICING AGREEMENTS

     The description of the terms of the Indenture, the Sale and Servicing
Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements") in this prospectus supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.
Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. Copies of the final signed Transfer and Servicing
Agreements will be filed with the SEC following the issuance of the securities.
Any description of the Transfer and Servicing Agreements in this prospectus supplement supplements, and to the extent inconsistent replaces, the description of the general terms and provisions of the Transfer and Servicing
Agreements set forth in the accompanying prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

     Information with respect to the conveyance of the Receivables from the
Seller to the Trust on the Closing Date pursuant to the Sale and Servicing
Agreement is set forth under "Description of the Transfer and Servicing
Agreements--Sale and Assignment of Receivables" in the accompanying prospectus.

ACCOUNTS

     In addition to the accounts referred to under "Description of the Transfer and Servicing Agreements--Accounts" in the accompanying prospectus, the
Servicer will also establish and will maintain with the Indenture Trustee:

     o    the Reserve Fund in the name of the Indenture Trustee on behalf of the
          Noteholders; and

     o    the Yield Supplement Account in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.

COLLECTIONS

     The Servicer will deposit all payments on Receivables received from
Obligors and all proceeds of Receivables collected during each Collection
Period into the Collection Account not later than two Business Days after receipt. However, so long as AHFC is the servicer, if each condition to making monthly deposits as may be required by the Sale and Servicing Agreement
(including the satisfaction of specified ratings criteria by AHFC or AHFC obtaining a letter of credit or similar agreement and the absence of any
Servicer Default) is satisfied, the Servicer may retain such amounts until the related Deposit Date. The Servicer or the Seller, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase
Payments of Receivables to be purchased from the Trust into the Collection
Account on or before each Deposit Date. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection
Account but later determined to have resulted from mistaken deposits or postings. Except in certain circumstances described in the Sale and Servicing
Agreement, pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. We refer you to "Description of the Transfer and Servicing Agreements--Collections" in the accompanying prospectus.

     "Eligible Investments" are specified in the Sale and Servicing Agreement and will be limited to investments which meet the criteria of each rating agency from time to time as being consistent with its then-current ratings of the securities.

     Collections on or in respect of a Receivable made during a Collection
Period (including Warranty Purchase Payments and Administrative Purchase
Payments) will be applied first to interest accrued to

                                      S-46

date, second to principal until the principal balance is brought current, third to reduce the unpaid late charges as provided in the Receivable and finally to prepay principal of the Receivable. We refer you to "Description of the
Transfer and Servicing Agreements--Collections" in the accompanying prospectus.

     Collections on or in respect of a Receivable made during a Collection
Period which are not late fees, prepayment charges, extension fees or certain other similar fees or charges will be applied first to any outstanding Advances made by the Servicer with respect to such Receivable, and then to the related
Scheduled Payment. Any collections on or in respect of a Receivable remaining after such applications will be considered an "Excess Payment." Excess Payments constituting a prepayment in full of the related Receivable will be applied as a prepayment in full of such Receivable and all other Excess Payments on
Precomputed Receivables will be held by the Servicer as a Payment Ahead (or if the Servicer has not satisfied particular requirements, deposit in the Payahead
Account) and on Simple Interest Receivables will be applied as a partial prepayment (each, a "Prepayment").

     On each Deposit Date, the Indenture Trustee will cause (1) Payments Ahead previously deposited in the Payahead Account or held by the Servicer in respect of the related Collection Period to be transferred to the Collection Account and (2) any Yield Supplement Withdrawal Amount to be deposited into the
Collection Account.

ADVANCES

     On or before the Business Day prior to each Payment Date (the "Deposit
Date"), the Servicer will make a payment into the Collection Account for each
Receivable of an amount equal to the product of the principal balance of the
Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest (and principal in the case of a
Precomputed Receivable) actually received on the Receivable during the
Collection Period (an "Advance"). If the calculation results in a negative number, an amount equal to the negative amount will be paid to the Servicer in reimbursement of outstanding Advances. In addition, if a Receivable becomes a
Liquidated Receivable, the amount of accrued and unpaid interest on that
Receivable (but not including interest for the current Collection Period) will, up to the amount of outstanding Advances in respect thereof, be withdrawn from the Collection Account and paid to the Servicer in reimbursement of the outstanding Advances. The Servicer will not be required to make any Advances
(other than the Advance of an interest shortfall arising from a prepaid
Receivable) to the extent that it does not expect to recoup the Advance from subsequent collections or recoveries. The Servicer will make all Advances by depositing into the Collection Account an amount equal to the aggregate of the
Precomputed Advances and Simple Interest Advances in respect of a Collection
Period on the Business Day immediately preceding the related Payment Date. We refer you to "Description of the Transfer and Servicing Agreements--Advances"
in the accompanying prospectus.

SERVICING COMPENSATION

     The servicing fee for the calendar month immediately preceding any Payment
Date (a "Collection Period") will be one-twelfth of 1.00% (the "Servicing
Rate") of the Pool Balance as of the first day of the related Collection Period or, in the case of the first Payment Date, the Pool Balance as of the Cutoff
Date (the "Servicing Fee"). The Servicing Fee, together with any previously unpaid Servicing Fee, will be paid on each Payment Date solely to the extent of
Available Amounts allocable to interest. The Servicer will be entitled to collect and retain as additional servicing compensation in respect of each
Collection Period any late fees, prepayment charges and any other administrative fees and expenses or similar charges collected during that
Collection Period, plus any investment earnings or interest earned during that
Collection Period from the investment of monies on deposit in the Collection
Account, the Payahead Account and the Note Distribution Account. We refer you to "Description of the Transfer and Servicing Agreements--Collections" in this prospectus supplement and "Description of the Transfer and Servicing
Agreements--Servicing Compensation" in ths accompanying prospectus. The
Servicer will be paid the Servicing Fee for each Collection Period on the following Payment Date related to that Collection Period. However, if it is acceptable to each rating agency

                                      S-47

without a reduction in the rating of each class of notes, the Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid at the beginning of that Collection Period out of collections of interest on the Receivables for that Collection Period. The Servicing Fee will be paid from Available Amounts allocable to interest prior to the payment of the Noteholders' Distributable
Amounts or Certificateholders' Distributable Amounts.

YIELD SUPPLEMENT ACCOUNT

     On or prior to the Closing Date, a yield supplement account will be established with the Indenture Trustee for the benefit of the Noteholders and the Certificateholders (the "Yield Supplement Account"). The Yield Supplement
Account is designed primarily to supplement the interest collections on those
Receivables (the "Discount Receivables") that have APRs which are less than
5.50% (the "Required Rate"). The Yield Supplement Account will be funded by the
Seller on the Closing Date with an initial deposit in an amount of
$31,428,774.90 (the "Yield Supplement Account Deposit").

     On each Deposit Date, the Indenture Trustee shall withdraw from monies on deposit in the Yield Supplement Account and deposit into the Collection Account to be included in amounts distributed on the related Payment Date the lesser of the amount on deposit in the Yield Supplement Account and the sum of (a) the
aggregate amount by which one month's interest on the Principal Balance as of the first day of the related Collection Period of each Discount Receivable
(other than a Discount Receivable that is a Defaulted Receivable) at a rate equal to the Required Rate, exceeds one month's interest on such Principal
Balance at the APR of each such Receivable (the "Yield Supplement Amount") and
(b) after giving effect to the withdrawal of the amount described in clause (a)
above, the amount by which the amount on deposit in the Yield Supplement
Account exceeds the maximum amount required to be on deposit therein on the immediately succeeding Payment Date (together with the Yield Supplement Amount, the "Yield Supplement Withdrawal Amount").

     On each Payment Date, the amount required to be on deposit in the Yield
Supplement Account will decline and be equal to the sum of all Yield Supplement
Amounts for all future Payment Dates, assuming that future scheduled payments on the Discount Receivables are made on the date on which they are scheduled as being due. The amount on deposit in the Yield Supplement Account will decrease as payments are made with respect to the Yield Supplement Amount and funds in excess of the maximum required balance are released as described above.

NET DEPOSITS

     As an administrative convenience and as long as specified conditions are satisfied, for so long as AHFC is the Servicer, AHFC will be permitted to make the deposit of collections, aggregate Advances and amounts deposited in respect of purchases of Receivables by the Seller or the Servicer for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to that Collection Period. The Servicer, however, will account to the Owner Trustee and to the Securityholders as if all of the foregoing deposits and payments were made individually. We refer you to "Description of the Transfer and Servicing Agreements--Net Deposits" in the accompanying prospectus.

OPTIONAL PURCHASE

     The outstanding notes will be redeemed in whole, but not in part, on any
Payment Date on which the Servicer or any successor to the Servicer exercises its option to purchase the Receivables. The Servicer or any successor to the
Servicer may purchase the Receivables when the Pool Balance shall have declined to 10% or less of the Pool Balance as of the Cutoff Date, as described in the accompanying prospectus under "Description of the Transfer and Servicing
Agreements--
Termination." The "Redemption Price" for the outstanding notes will be equal to the unpaid principal amount of the outstanding notes plus accrued and unpaid interest on the notes and for the certificates will equal the Certificate
Balance on the date of the optional purchase plus accrued and unpaid interest on the certificates.

                                      S-48

REMOVAL OF SERVICER

     The Indenture Trustee or Noteholders evidencing not less than 25% of the voting interests of the notes then outstanding (or if the notes have been paid in full and the Indenture has been discharged in accordance with its terms, by holders of certificates then outstanding evidencing not less than 25% of the voting interests thereof), may terminate the rights and obligations of the
Servicer under the Sale and Servicing Agreement upon the following events
("Servicer Defaults"):

     1.   any failure by the Servicer to deliver to the applicable Trustee for deposit in any Account any required payment or to direct the Indenture
          Trustee to make the required payments therefrom and that failure continues unremedied for three Business Days after discovery thereof by the Servicer or after the giving of written notice of such failure to (a) the Servicer by the Owner Trustee or the Indenture Trustee, as
          applicable or (b) the Servicer and the Owner Trustee or the Indenture
          Trustee, as applicable, of written notice of the failure from not less than 25% of the outstanding amount of the notes;

     2.   any failure by the Servicer (or the Seller, as long as AHFC is the
          Servicer) to duly observe or perform in any material respect any other covenants or agreements in the Sale and Servicing Agreement, which failure materially and adversely affects the rights of the
          Securityholders, and which failure continues unremedied for 90 days after the giving of written notice of the failure to (a) the Servicer or the Seller, as the case may be, by the Owner Trustee or the
          Indenture Trustee, as applicable, or (b) the Servicer or the Seller, as the case may be, and the Owner Trustee or the Indenture Trustee by
          the holders of notes evidencing not less than 25% of the outstanding amount of the notes; and

     3.   the occurrence of an Insolvency Event (as defined in the attached prospectus) of the Servicer (or the Seller, as long as AHFC is the
          Servicer).

     Under those circumstances, authority and power shall, without further action, pass to and be vested in the Indenture Trustee or a successor Servicer appointed by the Indenture Trustee under the Sale and Servicing Agreement. The
Indenture Trustee or successor Servicer will succeed to all the responsibilities, duties and liabilities of the Servicer in its capacity under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than the appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the Indenture Trustee or the Noteholders
(or Certificateholders) from effecting a transfer of servicing. In the event that the Indenture Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction to appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle receivables. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the Servicer under the Sale and Servicing
Agreement. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. Upon payment in full of the principal and interest on the notes, the Certificateholders will succeed to the rights of the Noteholders with respect to removal of the Servicer.

DUTIES OF THE OWNER TRUSTEE, THE DELAWARE TRUSTEE AND THE INDENTURE TRUSTEE

     The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the certificates (other than the authentication of the certificates), the notes or of any Receivables or related documents and is not accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the notes, the certificates or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account. The
Owner Trustee will not independently verify the Receivables. The Owner Trustee is required to perform only those duties specifically required of it under the
Trust Agreement. In addition to making distributions to the Certificateholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine

                                      S-49

them to determine whether they conform to the requirements of the Trust
Agreement. The Owner Trustee shall not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement or the Sale and
Servicing Agreement which failure constitutes a Servicer Default unless the
Owner Trustee obtains actual knowledge of the failure as specified in the Trust
Agreement.

     The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation thereto at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered to the Owner Trustee security or indemnity reasonably satisfactory to the Owner Trustee against the costs, expenses and liabilities that may be incurred by the Owner Trustee in connection with the exercise of those rights.

     The Delaware Trustee has been appointed solely for the purpose of complying with the requirement of the Delaware Statutory Trust Statute that the
Trust have one trustee, which, in the case of a natural person, is a resident of the State of Delaware, or which in all other cases, has its principal place of business in the State of Delaware. The duties and responsibilities of the
Delaware Trustee shall be limited solely to the execution and delivery of all documents and certificates to form and maintain the existence of the Trust under the Delaware Statutory Trust Statute. Except for the purpose of the foregoing sentence, the Delaware Trustee shall not be deemed a trustee and shall have no management responsibilities or owe any fiduciary duties to the
Trust, the Seller or any beneficial owner.

     The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the certificates, the notes (other than authentication of the notes) or of any Receivables or related documents, and is not accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the notes, the certificates or the Receivables, or the investment of any monies by the
Servicer before those monies are deposited into the Collection Account. The
Indenture Trustee will not independently verify the Receivables. If no Event of
Default or Servicer Default has occurred, the Indenture Trustee is required to perform only those duties specifically required of it under the Indenture. In addition to making distributions to the Noteholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the
Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture. The Indenture
Trustee shall not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement, the Sale and Servicing Agreement or the Administration Agreement which failure constitutes an Event of Default or Servicer Default unless the Indenture Trustee obtains actual knowledge of the failure as specified in the Indenture. The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the
Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation thereto at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the Indenture Trustee in connection with the exercise of those rights. No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, other than with respect to the failure by the Seller or the Servicer, as applicable, to remit payment, unless that Noteholder previously has given to the Indenture Trustee written notice of the Event of Default and (1) the Event of Default arises from the Servicer's failure to remit payments when due or (2) the holders of the notes evidencing not less than 25% of the voting interests of the notes, voting together as a single class, have made written request upon the Indenture Trustee to institute that proceeding in its own name as the Indenture Trustee under the Indenture and have offered to the Indenture Trustee reasonable indemnity and the
Indenture Trustee for 60 days has neglected or refused to institute that proceeding.

THE OWNER TRUSTEE, THE DELAWARE TRUSTEE AND THE INDENTURE TRUSTEE

     The Bank of New York will be the Owner Trustee under the Trust Agreement.
As a matter of Delaware law, the Trust will be viewed as a separate legal entity, distinct from the Owner Trustee, and

                                      S-50

the Trust will be viewed as the issuer of the certificates. The Bank of New
York (Delaware) will be the Delaware Trustee under the Trust Agreement.
JPMorgan Chase Bank, N.A. will be the Indenture Trustee under the Indenture.
The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold certificates in their own names or as pledgees.

     For the purpose of meeting the legal requirements of some jurisdictions, the Servicer and the Owner Trustee or the Servicer and the Indenture Trustee,
in each case acting jointly (or in some instances, the Owner Trustee or the
Indenture Trustee acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of an appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and
Servicing Agreement and the Trust Agreement or the Indenture Trustee by the
Indenture will be conferred or imposed upon the Owner Trustee or the Indenture
Trustee and each of their respective separate trustees or co-trustees jointly, or, in any jurisdiction in which the Owner Trustee or the Indenture Trustee will be incompetent or unqualified to perform specified acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee.

     The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor thereto. The
Servicer may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as trustee under the Trust Agreement or the
Indenture, as the case may be, becomes legally unable to act or becomes insolvent. In those circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or Indenture Trustee, as applicable. Any resignation or removal of the Owner Trustee or the Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by the successor.

     The Servicer will be obligated to pay the fees of the Owner Trustee, the
Delaware Trustee and the Indenture Trustee in connection with their duties under the Trust Agreement and Indenture, respectively. The Owner Trustee, the
Delaware Trustee and the Indenture Trustee will be entitled to indemnification by AHFC and the Seller for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Owner Trustee, the
Delaware Trustee or the Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (in the case of the Indenture Trustee) or gross negligence (in the case of the Delaware Trustee or the Owner Trustee)
(other than by reason of a breach of any of its representations or warranties set forth in the Trust Agreement or the Indenture, as the case may be). The
Seller and the Servicer will be obligated to indemnify the Owner Trustee, the
Delaware Trustee and the Indenture Trustee for specified taxes that may be asserted in connection with the transaction.

                                      S-51

                        MATERIAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the material federal income tax and California tax considerations of the purchase, ownership and disposition of the notes. The discussion is based upon law, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax and California tax considerations applicable to all categories of investors. It is recommended that investors consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes. We refer you to "Material Income Tax Consequences--Tax Treatment of
Owner Trusts" and "--Material State Tax Consequences With Respect to Owner
Trusts" in the accompanying prospectus.

     Under current law and assuming execution of, and compliance with, the
Indenture and the Trust Agreement, in the opinion of McKee Nelson LLP, tax counsel to the Trust, (i) the notes will be characterized as debt for federal income tax purposes, and (ii) the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income and California state franchise and income tax purposes.

TAX CHARACTERIZATION OF THE TRUST

     The Seller and the Servicer will agree, and the beneficial owners of the certificates (the "Certificate Owners") will agree by their purchase of the certificates, to treat the Trust (i) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the
Trust, the partners of the partnership being the Certificate Owners, and the notes being debt of the partnership, or (ii) if a single beneficial owner owns all of the certificates and none of the notes are characterized as equity interests in the Trust, as disregarded as an entity separate from the
Certificate Owner for purpose of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the Trust and the notes treated as assets and indebtedness of the Certificate
Owner. However, the proper characterization of the arrangement involving the
Trust, the notes, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to the transaction described in this prospectus supplement.

     If the Trust were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income.
The Trust's taxable income would include all its income on the related
Receivables, which may be reduced by its interest expense on some or all classes of the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and the Certificate Owners could be liable for any such tax that is unpaid by the Trust.

TREATMENT OF THE NOTES AS INDEBTEDNESS

     The Seller, any Certificateholders and the Certificate Owners will agree, and the beneficial owners of the notes (the "Note Owners") will agree by their purchase of the notes, to treat the notes as debt for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income.

     We do not anticipate issuing notes with any original issue discount, other than possibly original issue discount of a de minimis amount. We refer you to
"Material Income Tax Consequences--Tax Treatment of Owner Trusts--Tax
Consequences to Owners of the Notes--OID, Index Securities, Etc." in the
accompanying prospectus. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is 1.3% ABS. We refer you to "Maturity and Prepayment Considerations"
in this prospectus supplement.

                                      S-52

                              ERISA CONSIDERATIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit pension, profit-sharing and other employee benefit plans, as well as individual retirement accounts and certain types of Keogh Plans (each, a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the
Code for such persons. Title I of ERISA also requires that fiduciaries of a
Benefit Plan subject to ERISA make investments that are prudent, diversified
(except if prudent not to do so) and in accordance with governing plan documents.

     Certain transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United
States Department of Labor (the "Plan Assets Regulation"), the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of
ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Assets Regulation were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the notes should be treated as indebtedness without substantial equity features for purposes of the Plan
Assets Regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

     However, even if the notes are treated as debt for purposes of the Plan
Assets Regulation, the acquisition or holding of notes by or on behalf of a
Benefit Plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending in part on the type of plan fiduciary making the decision to acquire a note and the circumstances under which such decision is made. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment finds; PTCE 96-23, regarding transactions affected by "in-house asset managers"; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."
Each investor using the assets of a Benefit Plan which acquires the notes, or to whom the notes are transferred, will be deemed to have represented that the acquisition and continued holding of the notes will be covered by one of the exemptions listed above or by another Department of Labor prohibited transaction class exemption.

     The Underwriters, the Trustees, the Seller, the Servicer or their affiliates may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale or holding of notes, the purchase of notes using Plan assets over which any of these parties or their affiliates has investment authority might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code. Accordingly, notes may not be purchased using the assets of any
Plan if any of the Underwriters, the Trustees, the Seller, the Servicer or
their affiliates has investment authority for those assets, or is an employer maintaining or contributing to the Plan, unless an applicable prohibited transaction exemption is available to cover such purchase.

     Employee benefit plans that are governmental plans (as defined in Section
3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA)
are not subject to ERISA requirements; however, such plans may be subject to comparable federal, state or local law restrictions.

     A plan fiduciary considering the purchase of notes should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other related issues and their potential consequences.

     The sale of notes to a Benefit Plan is in no respect a representation that this investment meets all relevant legal requirements with respect to investments by Benefit Plan generally or by a particular Benefit Plan, or that this investment is appropriate for Benefit Plans generally or any particular
Benefit Plan.

                                      S-53

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an Underwriting Agreement
(the "Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the underwriters named below (collectively, the
"Underwriters"), and each of the Underwriters has severally but not jointly agreed to purchase, the principal amount of notes set forth opposite its name below:

UNDERWRITERS                                 CLASS A-1 NOTES     CLASS A-2 NOTES     CLASS A-3 NOTES     CLASS A-4 NOTES
------------                                -----------------   -----------------   -----------------   ----------------

Banc of America Securities LLC ..........      $ 84,700,000        $ 82,950,000        $112,700,000       $ 69,650,000
J.P. Morgan Securities Inc. .............        84,700,000          82,950,000         112,700,000         69,650,000
Barclays Capital Inc. ...................        24,200,000          23,700,000          32,200,000         19,900,000
Citigroup Global Markets Inc. ...........        24,200,000          23,700,000          32,200,000         19,900,000
Credit Suisse First Boston LLC ..........        24,200,000          23,700,000          32,000,000         19,900,000
                                               ------------        ------------        ------------       ------------
TOTAL ...................................      $242,000,000        $237,000,000        $322,000,000       $199,000,000
                                               ============        ============        ============       ============

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the notes if any of the notes are purchased. This obligation of the
Underwriters is subject to specified conditions precedent set forth in the
Underwriting Agreement.

     The Seller has been advised by the Underwriters that they propose to offer the notes to the public initially at the prices set forth on the cover of this prospectus supplement, and to specified dealers at these prices less the concessions and reallowance discounts set forth below:

   CLASS                SELLING CONCESSION     REALLOWANCE DISCOUNT
   -----               --------------------   ---------------------

   A-1 ..........           0.075%                  0.060%
   A-2 ..........           0.105%                  0.084%
   A-3 ..........           0.132%                  0.105%
   A-4 ..........           0.150%                  0.120%

     The Seller and AHFC have agreed to indemnify the Underwriters against specified liabilities, including liabilities under the Securities Act or to contribute to payments which the Underwriters may be required to make in respect thereof. However, in the opinion of the SEC, certain indemnification provisions for liability arising under the federal securities law are contrary to public policy and therefore unenforceable. In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may engage in investment banking and/or commercial banking transactions with AHFC and its affiliates.

     The notes are new issues of securities with no established trading market.
The Seller has been advised by the Underwriters that they intend to make a market in the notes of each class as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the notes, and that market-making may be discontinued at any time without notice at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the notes of any class.

     The Trust may, from time to time, invest funds in the Accounts in Eligible
Investments acquired from the Underwriters.

     The Underwriters have advised the Seller that, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, specified persons participating in this offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the notes of any class at levels above those that might otherwise prevail in the open market. A "stabilizing bid" is a bid for or the purchase of the
Securities of any class on behalf of the Underwriters for the purpose of fixing or maintaining the price of those Securities. A "syndicate covering transaction" is the bid for or the purchase of those notes of any class on behalf of the Underwriters to reduce a short position incurred by the
Underwriters in connection with this offering. A "penalty bid" is an arrangement permitting

                                      S-54

one of the Underwriters to reclaim the selling concession otherwise accruing to another Underwriter or syndicate member in connection with this offering if the notes of any class originally sold by the other Underwriter or syndicate member are purchased by the reclaiming Underwriter in a syndicate covering transaction and has therefore not been effectively placed by the other Underwriter or syndicate member.

     Stabilizing bids and syndicate covering transactions may have the effect of causing the price of the Securities of any class to be higher than it might be in the absence thereof, and the imposition of penalty bids might also have an effect on the price of any note to the extent that it discourages resale of that note. Neither the Seller nor the Underwriters makes any representation or prediction as to the direction or magnitude of any of that effect on the prices for the notes. Neither the Seller nor the Underwriters makes any representation that the Underwriters will engage in any of those transactions or that, once commenced, any of those transactions will not be discontinued without notice.

     It is expected that delivery of the notes will be made against payment therefor on or about the Closing Date. Rule 15c6-1 of the Commission under the
Exchange Act of 1934 generally requires trades in the secondary market to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date hereof will be required, by virtue of the fact that the notes initially will settle two business days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.
It is suggested that purchasers of notes who wish to trade notes on the date hereof consult their own advisors.

     Upon receipt of a request by an investor who has received an electronic prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a prospectus,
AHFC, the Seller, or the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.

     Each Underwriter will represent that (i) it has not offered or sold and, prior to the expiry of the period of six months from the closing date, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses, or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended; (ii) it has complied and will comply with all applicable provisions of the Financial
Services and Markets Act 2000 (the "FSMA") with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom;
(iii) it is a person of a kind described in Articles 19 or 49 of the Financial
Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended (the
"Financial Promotion Order"); and (iv) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, in the
United Kingdom any document received by it in connection with the issue of the
Notes to a person who is of a kind described in Articles 19 or 49 of the
Financial Promotion Order or who is a person to whom such document may otherwise lawfully be communicated.

     Neither this prospectus nor the notes have been, or will be, available to other categories of persons in the United Kingdom and no-one falling outside such categories is entitled to rely on, and must not act on, any information in this prospectus. The transmission of this prospectus to any person in the
United Kingdom other than the categories stated above is unauthorized and may contravene the FSMA.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

     The distribution of the notes in Canada is being made only on a private placement basis exempt from the requirement that the Seller, on behalf of the
Trust, prepare and file a prospectus with the securities regulatory authorities in each province where trades of notes are effected. Accordingly, any

                                      S-55

resale of the notes in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable
Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the notes.

REPRESENTATIONS OF PURCHASERS

     Each purchaser of notes in Canada who receives a purchase confirmation will be deemed to represent to the Seller, the Servicer, the related trustee, the Trust and the dealer from whom such purchase confirmation is received that
(i) such purchaser is entitled under applicable provincial securities laws to purchase such notes without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under "--Resale Restrictions".

RIGHTS OF ACTION (ONTARIO PURCHASERS)

     The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by
Section 32 of the Regulation under the SECURITIES ACT (Ontario). As a result,
Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

ENFORCEMENT OF LEGAL RIGHTS

     All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

     A purchaser of notes to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia
Securities Commission a report within ten days of the sale of any notes acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR
#95/17, a copy of which may be obtained from the Seller. Only one such report must be filed in respect of notes acquired on the same date and under the same prospectus exemption.

TAXATION AND ELIGIBILITY FOR INVESTMENT

     Canadian purchasers of notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the notes in their particular circumstances and with respect to the eligibility of the notes for investment by the purchaser under relevant Canadian legislation.

                                 LEGAL OPINIONS

     In addition to the legal opinions described in the accompanying prospectus, legal matters relating to the notes and federal income tax and other matters will be passed upon for the Trust by McKee Nelson LLP. O'Melveny
& Myers LLP will act as counsel to the Underwriters.

                                      S-56

                                 INDEX OF TERMS

ABS ...........................................    S-30
ABS Tables ....................................    S-30
Advance .......................................    S-47
Aggregate Net Losses ..........................    S-44
AHFC ..........................................    S-22
APR ...........................................    S-24
Available Amounts .............................    S-40
Benefit Plan ..................................    S-53
Certificate Balance ...........................    S-42
Certificate Owners ............................    S-52
Certificateholders ............................    S-38
Certificateholders' Distributable Amount ......    S-41
Certificateholders' Interest Carryover
Shortfall .....................................    S-41
Certificateholders' Interest Distributable
Amount ........................................    S-41
Certificateholders' Monthly Interest
Distributable Amount ..........................    S-42
Certificateholders' Monthly Principal
Distributable Amount ..........................    S-42
Certificateholders' Percentage ................    S-42
Certificateholders' Principal Carryover
Shortfall .....................................    S-42
Certificateholders' Principal Distributable
Amount ........................................    S-42
Charge-off Rate ...............................    S-44
Clearstream, Luxembourg .......................     A-1
Closing Date ..................................    S-23
Collection Period .............................    S-47
Current Receivable ............................    S-45
Cutoff Date ...................................    S-23
Dealer Recourse ...............................    S-22
Dealers .......................................    S-23
Defaulted Receivable ..........................    S-40
Delaware Trustee ..............................    S-22
Delinquency Percentage ........................    S-45
Deposit Date ..................................    S-47
Determination Date ............................    S-40
Discount Receivables ..........................    S-48
DTC ...........................................     A-1
Eligible Investments ..........................    S-46
Euroclear .....................................     A-1
Excess Amount .................................    S-41
Excess Payment ................................    S-47
Final Scheduled Payment Date ..................    S-27
Financed Vehicles .............................    S-23
Financial Promotion Order .....................    S-55
FSMA ..........................................    S-55
Global Securities .............................     A-1
Indenture Trustee .............................    S-23
Initial Certificate Balance ...................    S-22
Interest Period ...............................    S-42
Interest Rate .................................    S-36
Liquidated Receivable .........................    S-45
Net Liquidation Proceeds ......................    S-40
Note Owners ...................................    S-52
Note Pool Factor ..............................    S-36
Noteholders ...................................    S-37
Noteholders' Distributable Amount .............    S-42
Noteholders' Interest Carryover Shortfall .....    S-42
Noteholders' Interest Distributable
Amount ........................................    S-43
Noteholders' Monthly Interest
Distributable Amount ..........................    S-43
Noteholders' Monthly Principal
Distributable Amount ..........................    S-43
Noteholders' Percentage .......................    S-43
Noteholders' Principal Carryover Shortfall.....    S-43
Noteholders' Principal Distributable
Amount ........................................    S-43
Notes .........................................    S-37
Obligors ......................................    S-23
Owner Trustee .................................    S-22
Pass Through Rate .............................    S-39
Payment Date ..................................    S-36
penalty bid ...................................    S-54
Plan Assets Regulation ........................    S-53
Prepayment ....................................    S-47
Principal Distributable Amount ................    S-43
PTCE ..........................................    S-53
Receivables ...................................    S-23
Redemption Price ..............................    S-48
Reserve Fund Initial Deposit ..................    S-44
Sale and Servicing Agreement ..................    S-22
SEC ...........................................    S-36
Seller ........................................    S-22
Servicer ......................................    S-22
Servicer Defaults .............................    S-49
Servicing Fee .................................    S-47
Servicing Rate ................................    S-47
Specified Reserve Fund Balance ................    S-44
stabilizing bid ...............................    S-54
syndicate covering transaction ................    S-54
Transfer and Servicing Agreements .............    S-46
Trust .........................................    S-22
Trust Agreement ...............................    S-22
Trust Fees and Expenses .......................    S-37
Trustees ......................................    S-23
Underwriters ..................................    S-54
Underwriting Agreement ........................    S-54

                                      S-57

                                      S-58

                                     ANNEX A

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered class A notes (the
"Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of The
Depository Trust Company ("DTC") or, upon request, through Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") or the Euroclear System
("Euroclear"). The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

     Secondary cross-market trading between Clearstream, Luxembourg or
Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the respective depositaries of
Clearstream, Luxembourg and Euroclear, in this capacity, and as DTC
Participants.

     Non-U.S. holders, as described below, of Global Securities will be subject to U.S. withholding taxes unless those holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as
DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices of prior asset-backed securities issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream,
Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

     Trading between Clearstream, Luxembourg and/or Euroclear Participants.
Secondary market trading between Clearstream, Luxembourg Participants or
Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

                                      A-1

     Trading between DTC Seller and Clearstream, Luxembourg or Euroclear
Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a
Euroclear Participant, the purchaser will send instructions to Clearstream,
Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or
Euroclear Participant at least one business day prior to settlement.
Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year of twelve 30-day months or a 360-day year and the actual number of days in the accrual period, as applicable. For transactions settling on the
31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective
Depositary of the DTC Participant's account against delivery of the Global
Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg
Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream,
Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear
Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream,
Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC
Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg
Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two
DTC Participants.

     Trading between Clearstream, Luxembourg or Euroclear Seller and DTC
Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg
Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC
Participant. The seller will send instructions to Clearstream, Luxembourg or
Euroclear through a Clearstream, Luxembourg Participant or Euroclear
Participant at least one business day prior to settlement. In these cases,
Clearstream, Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of a 360-day year of twelve 30-day months or a 360-day year and the actual number of days in the accrual period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg

                                      A-2

Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear
Participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the
Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear
Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to
Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (1) borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their
     Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

          (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global
     Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

          (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream,
     Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through
Clearstream, Luxembourg or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

     (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements
and

     (2) the beneficial owner takes one of the steps described below to obtain an exemption or reduced tax rate.

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities as well as the application of the withholding regulations. You should consult with your own tax advisors for specific advice regarding your holding and disposing of the Global Securities.

     Exemption for Non-U.S. Persons -- Form W-8BEN. A beneficial owner of
Global Securities that is a Non-U.S. Persons (other than an intermediary, withholding partnership or withholding trust), as defined below, can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN,
Certificate of Foreign Status of Beneficial Owner for United States Tax
Withholding. Generally, a W-8BEN is valid for a period beginning on the date that the form is signed and ending on the last day of the third succeeding calendar year. A Form W-8BEN provided with a U.S. Taxpayer Identification
Number, however, is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner. If the information shown on form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

                                      A-3

     Exemption for Non-U.S. Persons with effectively connected income -- Form
W-8ECI. A Non-U.S. Person (other than an intermediary, withholding partnership or withholding trust) may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United
States by filing Form W-8ECI, Certificate of Foreign Person's Claim for
Exemption From Withholding on Income Effectively Connected With the Conduct of
a Trade or Business in the United States. The Form W-8ECI is valid for a period beginning on the date that the form is signed and ending on the last day of the third succeeding calendar year. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

     Exemption or reduced rate for Non-U.S. Persons resident in treaty countries -- Form W-8BEN. A Non-U.S. Person (other than an intermediary, withholding partnership or withholding trust) may generally claim treaty benefits by filing Form W-8BEN, Certificate of Foreign Status of Beneficial
Owner for United States Tax Withholding. Generally, a Form W-8BEN is valid for a period beginning on the date that the form is signed and ending on the last day of the third succeeding calendar year. A Form W-8BEN provided with a U.S.
Taxpayer Identification Number, however, is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

     Exemption for U.S. Persons -- Form W-9. U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9, Payer's Request for
Taxpayer Identification Number and Certification.

A "U.S. Person" is:

     (1) a citizen or resident of the United States;

     (2) a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purpose)
created or organized under the laws of the United States, any state thereof, or the District of Columbia;

     (3) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

     (4) a trust if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b)
such trust was in existence on August 20, 1996 and is eligible to elect, and has made a valid election, to be treated as a U.S. Person despite not meeting the requirements of clause (a).

A "Non-U.S. Person" is any person who is not a U.S. Person.

                                      A-4

                                     ANNEX B

       FINANCIAL STATEMENTS OF THE TRUST AND INDEPENDENT AUDITORS' REPORT

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of American Honda Receivables Corp.
  as depositor for Honda Auto Receivables 2005-2 Owner Trust:

We have audited the accompanying balance sheet of Honda Auto Receivables 2005-2
Owner Trust, a wholly owned statutory trust of American Honda Receivables
Corp., as of March 24, 2005. This financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the
Trust's internal control over financial reporting. Accordingly, we express no such opinion. An audit of a balance sheet also includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Honda Auto Receivables 2005-2
Owner Trust as of March 24, 2005 in conformity with accounting principles generally accepted in the United States of America.

                                     KPMG LLP

March 24, 2005

                                      B-1

                    HONDA AUTO RECEIVABLES 2005-2 OWNER TRUST

                                  Balance Sheet

                                 March 24, 2005

                                     ASSETS

Cash ..........................................................    $1,000
                                                                   ------
 Total assets .................................................    $1,000
                                                                   ======
                          UNDIVIDED INTERESTS IN TRUST

Undivided interests in Trust ..................................    $1,000
                                                                   ------
 Total undivided interests in Trust ...........................    $1,000
                                                                   ======

See accompanying notes to balance sheet.

                                      B-2

                    HONDA AUTO RECEIVABLES 2005-2 OWNER TRUST

                             Notes to Balance Sheet

                                 March 24, 2005

(1)  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     Honda Auto Receivables 2005-2 Owner Trust (the Trust) is a wholly owned statutory trust of American Honda Receivables Corp. (AHRC). AHRC is a wholly owned subsidiary of American Honda Finance Corporation (AHFC). AHFC
     is a wholly owned subsidiary of American Honda Motor Co., Inc. (AHM). AHM is a wholly owned subsidiary of Honda Motor Co., Ltd. (HML) and is the sole authorized distributor of Honda and Acura automobiles, marine, motorcycles, power equipment, parts and accessories in the United States.

     The Trust is a Delaware statutory trust that was formed on March 18, 2005.
     The sole purpose of the Trust is to conserve the Owner Trust estate and collect and disburse the periodic income therefrom for the use and benefit of the Trust Certificate holders and to engage in the following ministerial activities: (i) issue and sell notes and Trust certificates; (ii) with the proceeds from such sale, purchase certain receivables from AHRC; (iii) make payments on notes and certificates; and (iv) engage in other activities that are necessary, suitable or convenient to accomplish the foregoing.

(2)  UNDIVIDED INTERESTS IN THE TRUST

     Undivided interests in the Trust represents the initial contribution made by the Depositor, AHRC, in exchange for 100% beneficial ownership interest in the Trust on March 24, 2005.

(3)  INCOME TAXES

     The Trust is not expected to be classified as a corporation or a publicly traded partnership taxable as a corporation, and as such does not constitute an entity subject to federal income tax or state income or franchise tax.

                                      B-3

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

                          HONDA AUTO RECEIVABLES TRUSTS
                               ASSET BACKED NOTES
                            ASSET BACKED CERTIFICATES
                        AMERICAN HONDA RECEIVABLES CORP.,
                                     SELLER
                       AMERICAN HONDA FINANCE CORPORATION,
                                    SERVICER

THE TRUSTS:

1.   A new trust will be formed to issue each series of securities and a particular trust may issue multiple series of securities;

2.   Each trust will consist of:

          o    a pool of retail installment sale contracts secured by new or used Honda or Acura motor vehicles; and

          o    other assets specified in the applicable prospectus supplement.

THE SECURITIES:

1.   will be asset-backed securities sold periodically in one or more series;

2.   will be paid only from the assets of the related trust and any form of credit enhancement;

3.   will be issued as part of a designated series that may include one or more classes; and

4.   will consist of:

          o    notes (which will be treated as indebtedness of the trust) and/or

          o    certificates (which will represent an undivided ownership
               interest in the trust).

YOU SHOULD REVIEW CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS"
BEGINNING ON PAGE 12 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES OR DETERMINED THAT THIS
PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The amounts, prices and terms of each offering of securities will be determined at the time of sale and will be described in a prospectus supplement that will be attached to this prospectus.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

                  The date of this prospectus is April 18, 2005

                               TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

 You must rely for repayment only upon payments from the trust's assets which may not be sufficient to make full payments on your securities ...................................  12
 You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the trust .........................................  12
 Interests of other persons in the receivables and financed vehicles could be superior to the trust's interest, which may result in reduced payments on your securities ......  13
 Receivables that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment .........................................  14
 The Bankruptcy of American Honda Finance Corporation (Servicer) or American Honda
   Receivables Corp. (Seller) could result in losses or delays in payments on your securities.............................................................................  14
 Proceeds of the sale of receivables may not be sufficient to pay your securities in full.  15
 Failure to pay principal on your notes will not constitute an event of default until maturity...............................................................................  15
 Funds held by the servicer that are intended to be used to make payments on the securities may be exposed to a risk of loss ...........................................  15
 If the trust enters into a currency or an interest rate swap, payments on the securities will be dependent on payments made under the swap agreement ...........................  15
 Termination of a swap agreement and the inability to locate replacement swap counterparty may cause termination of the trust ....................................................  16
 The rating of a third party credit enhancement provider may affect the ratings of the securities .....................................................................  17
 The calculations for the payments of principal or interest may be based on an index which may result in payments to you of less principal or interest than a non-indexed security...............................................................................  17
 You may have difficulty selling your securities and/or obtaining your desired price due to the absence of a secondary market ..................................................  18
 Because the securities are in book-entry form, your rights can only be exercised indirectly.............................................................................  18
 The purchase of additional receivables after the closing date may adversely affect the characteristics of the receivables held by the trust or the average life of and rate of return on the securities ...........................................................  19
FORMATION OF THE TRUSTS ..................................................................  20

                                                                         PAGE
                                                                         -----

                                                                        PAGE
                                                                        -----

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the securities in two separate documents that progressively provide varying levels of detail:

     o    This prospectus, which provides general information, some of which may not apply to a particular series of securities including your series,
          and

     o    The accompanying prospectus supplement, which will describe the specific terms of the offered securities.

     We have started with several introductory sections describing the trust and the securities in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

     o    Summary of Terms--which gives a brief introduction to the securities to be offered, and

     o    Risk Factors--which describes briefly some of the risks to investors of a purchase of the securities.

     You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Terms" beginning on page 95 in this prospectus.

     Whenever we use words like "intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

     IF THE TERMS OF A PARTICULAR SERIES OF SECURITIES VARY BETWEEN THIS
PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN
THE PROSPECTUS SUPPLEMENT.

                                SUMMARY OF TERMS

     The following summary highlights selected information from this prospectus and provides a general overview of relevant terms of the securities. You should read carefully this entire document and the accompanying prospectus supplement to understand all of the terms of the offering.

Trust.......................   The trust to be formed for each series of
                               securities. If the trust issues notes and
                               certificates, it will be formed by a trust
                               agreement between the seller and the trustee of
                               the trust. If the trust issues only certificates,
                               it will be formed by a pooling and servicing
                               agreement among the seller, the servicer and the
                               trustee of the trust.

Seller......................   American Honda Receivables Corp., a wholly
                               owned, limited purpose subsidiary of American
                               Honda Finance Corporation.

Servicer....................   American Honda Finance Corporation, a wholly
                               owned subsidiary of American Honda Motor Co.,
                               Inc. American Honda Motor Co., Inc. is the
                               exclusive distributor of Honda and Acura motor
                               vehicles, Honda motorcycles and power products
                               and Honda and Acura parts and accessories in the
                               United States and is a wholly owned subsidiary of
                               Honda Motor Co., Ltd., a Japanese corporation.

Trustee.....................   The trustee for each series of securities will
                               be named in the prospectus supplement for that
                               series.

Indenture Trustee...........   If the trust issues notes, the trustee for the
                               indenture pursuant to which the notes will be
                               issued will be named in the prospectus supplement
                               for that series.

Securities Offered..........   Notes--A series of securities may include one
                               or more classes of notes. Notes of a series will
                               be issued pursuant to an indenture.

                               Certificates--Each series of securities may
                               include one or more classes of certificates,
                               whether or not a class of notes is issued as
                               part of the series. The applicable prospectus
                               supplement will describe the following:

                               1. if any notes are issued, the priority of
                                  payments (a) between the notes and
                                  certificates and (b) among different classes
                                  of notes; and

                               2. the priority of payments among different
                                  classes of certificates.

                               Terms--The terms of each class of notes and
                               certificates in a series described in the
                               applicable prospectus supplement will include
                               the following:

                               1. the stated principal amount of each class of
                                  notes and the stated certificate balance of
                                  each class of certificates; and

                               2. the interest rate (which may be fixed,
                                  variable, adjustable or some combination of
                                  these rates) or method of determining the
                                  interest rate.

                               A class of notes may differ from other classes
                               of notes and a class of certificates may differ
                               from other classes of certificates in one or
                               more aspects, including:

                               1. timing and priority of payments;

                               2. seniority;

                               3. allocation of losses;

                               4. interest rate or formula for determining the
                                  interest rate;

                               5. amount of interest or principal payments;

                               6. whether interest or principal will be payable
                                  to holders of the class if specified events
                                  occur;

                               7. the right to receive collections from
                                  designated portions of the receivables owned
                                  by the trust; and

                               8. The ability of holders of a class to direct
                                  the trustee to take specified remedies.

The Receivables.............   Purchasers of Honda and Acura motor vehicles
                               often finance their purchases by entering into
                               retail installment sale contracts with Honda and
                               Acura dealers who then resell the contracts to
                               American Honda Finance Corporation. These
                               contracts are referred to as "receivables," and
                               the underlying vehicles are referred to as the
                               "financed vehicles." The purchasers of the
                               financed vehicles are referred to as the
                               "obligors." The terms of the contracts must meet
                               specified American Honda Finance Corporation
                               requirements.

                               On or before the date the securities of a series
                               are issued, American Honda Finance Corporation
                               will sell a specified amount of receivables to
                               American Honda Receivables Corp., the seller.
                               The seller will then sell those receivables to
                               the trust. The sale by the seller to the trust
                               will be documented under:

                               1. a pooling and servicing agreement among the
                                  seller, the servicer and the trustee (if the
                                  trust will be treated as a grantor trust for
                                  federal income tax purposes); or

                               2. a sale and servicing agreement among the
                                  seller, the servicer and the trust (if the
                                  trust will be treated other than as a grantor
                                  trust for federal income tax purposes).

                               The receivables to be sold by American Honda
                               Finance Corporation will be described in the
                               applicable prospectus supplement.

The Trust Property..........   The property of each trust:

                               1. will be described in the applicable
                                  prospectus supplement;

                               2. will primarily be a pool of receivables
                                  secured by new and used motor vehicles and
                                  amounts due or collected under the
                                  receivables on or after a specified cutoff
                                  date; and

                               3. will include assets related to the
                                  receivables including:

                                  o  security interests in the motor vehicles;

                                  o  proceeds from claims on related insurance
                                     policies;

                                  o  the rights of the seller in rebates of
                                     premiums and other amounts relating to
                                     insurance policies and other items
                                     financed under the receivables;

                                  o  the rights of the seller in the agreements
                                     identified in the applicable prospectus
                                     supplement;

                                  o  amounts deposited in specified bank
                                     accounts; and

                                  o  proceeds from liquidated assets.

Credit and Cash
 Flow Enhancement...........   The trusts may include features designed to
                               provide protection from losses on assets of the
                               trust to one or more classes of securities. These
                               features are referred to as "credit enhancement."
                               Credit enhancement may include any one or more of
                               the following:

                               1. subordination of one or more other classes of
                                  securities;

                               2. one or more reserve funds;

                               3. over-collateralization;

                               4. letters of credit, cash collateral accounts
                                  or other credit or liquidity facilities;

                               5. surety bonds;

                               6. guaranteed investment contracts, swap or
                                  other interest rate protections;

                               7. repurchase obligations;

                               8. cash deposits; or

                               9. other agreements, guarantees or arrangements
                                  providing for other third party payments or
                                  other support.

                               In addition, the trusts may include features
                               designed to ensure the timely payment of amounts
                               owed to securityholders. These features may
                               include any one or more of the following:

                               1. yield supplement agreements;

                               2. liquidity facilities;

                               3. cash deposits; or

                               4. other agreements or arrangements providing
                                  for other third party payments or other
                                  support.

                               The specific terms of any credit and cash flow
                               enhancement applicable to a trust or to the
                               securities issued by a trust will be described
                               in detail in the applicable prospectus
                               supplement.

Servicing Fee...............   American Honda Finance Corporation will act as
                               servicer for the receivables. In that capacity,
                               the servicer will handle all collections,
                               administer defaults and delinquencies and
                               otherwise service the receivables. The trust will
                               pay the servicer a monthly fee equal to a
                               percentage of the total principal balance of the
                               receivables at the beginning of the preceding
                               month specified in the applicable prospectus
                               supplement. The servicer may also receive
                               additional servicing compensation in the form of
                               investment earnings, late fees, prepayment fees
                               and other administrative fees and expenses or
                               similar charges received by the servicer during
                               that month.

Advances....................   The servicer may be obligated to advance to the
                               trust interest on receivables that is due but
                               unpaid by the obligor. In addition, the servicer
                               may be obligated to advance to the trust
                               principal of any receivables that are classified
                               as precomputed receivables rather than as simple
                               interest receivables. The servicer will not be
                               required to make any advance if it determines
                               that it will not be able to recover an advance
                               from an obligor. The trust will reimburse the
                               servicer from later collections on the
                               receivables for which it has made advances, or
                               from collections generally if the servicer
                               determines that an advance will not be
                               recoverable with respect to that receivable.

                               We refer you to "Description of the Transfer and
                               Servicing Agreements--Advances" in this
                               prospectus for more detailed information on
                               advances and reimbursement of advances.

Optional Purchase...........   The servicer may redeem any outstanding
                               securities when the outstanding aggregate
                               principal balance of the receivables declines to
                               10% or less of the original total principal
                               balance of the receivables as of the cutoff date.

                               We refer you to "Description of the Transfer and
                               Servicing Agreements--Termination" in this
                               prospectus for more detailed information on the
                               servicer's optional purchase of securities.

Tax Status..................   Grantor Trusts--If a trust is nominally
                               referred to as a "grantor trust" in the
                               applicable prospectus supplement, special tax
                               counsel to the trust will be required to deliver
                               an opinion that the trust will be treated as a
                               grantor trust for federal income tax purposes.

                               Owner Trusts--If a trust is nominally referred
                               to as an "owner trust" in the applicable
                               prospectus supplement, special tax counsel to
                               the trust will be required to deliver an opinion
                               for federal income tax purposes:

                               1. as to the characterization as debt of the
                                  notes issued by the trust; and

                               2. that the trust will not be characterized as
                                  an association (or a publicly traded
                                  partnership) taxable as a corporation.

                               If a trust is nominally referred to as an "owner
                               trust" in the applicable prospectus supplement:

                               1. by purchasing a note, you will be agreeing to
                                  treat the note as indebtedness for tax
                                  purposes; and

                               2. by purchasing a certificate, you will be
                                  agreeing to treat the trust as a partnership
                                  in which you are a partner, for federal
                                  income tax purposes.

                               FASIT--If a trust is nominally referred to as a
                               "FASIT" in the applicable prospectus supplement,
                               special tax counsel to the trust will be
                               required to deliver an opinion that assuming
                               timely filing of a FASIT election or elections
                               and compliance with the documents specified in
                               the opinion, the trust, or one or more
                               segregated pools of trust assets, will qualify
                               as one or more FASITs for federal income tax
                               purposes.

                               We refer you to "Material Income Tax
                               Consequences" in this prospectus and the
                               applicable prospectus supplement for more
                               detailed information on the application of
                               federal income tax laws.

ERISA Considerations........   Notes--Notes will generally be eligible for
                               purchase by employee benefit plans.

                               Unsubordinated Grantor Trust
                               Certificates--Certificates of a class issued by
                               a grantor trust that are not subordinated to any
                               other class will generally be eligible for
                               purchase by employee benefit plans.

                                       10

                               Other Certificates--Below investment grade
                               classes of certificates issued by a grantor
                               trust and certificates issued by owner trusts
                               will not be eligible for purchase by an employee
                               benefit plan or individual retirement account
                               unless the related prospectus supplement states
                               otherwise.

                               We refer you to "ERISA Considerations" in this
                               prospectus and the applicable prospectus
                               supplement for more detailed information
                               regarding the ERISA Eligibility of any class of
                               securities.

                                       11

                                  RISK FACTORS

     You should consider the following risk factors and the risks described in the section captioned "Risk Factors" in the applicable prospectus supplement in deciding whether to purchase securities of any class.

YOU MUST RELY FOR           The securities represent interests solely in the
REPAYMENT ONLY UPON         trust or indebtedness of the trust and will not
PAYMENTS FROM THE TRUST'S   be insured or guaranteed by American Honda
ASSETS WHICH MAY NOT BE     Finance Corporation (the servicer), American
SUFFICIENT TO MAKE FULL     Honda Receivables Corp. (the seller), or any of
PAYMENTS ON YOUR            their respective affiliates, or the related
SECURITIES.                 trustee or any other person or entity other than
                            the trust. The only source of payment on your
                            securities are payments received on the
                            receivables and, if and to the extent available,
                            any credit or cash flow enhancement for the
                            trust, including amounts on deposit in the
                            reserve fund established for that trust. However,
                            although funds in the reserve fund will be
                            available to cover shortfalls in distributions of
                            interest on and principal of your securities,
                            funds to be deposited in this account are
                            limited. If the funds in this account are
                            exhausted, your securities will be paid solely
                            from current distributions on the receivables. In
                            limited circumstances, the trust will also have
                            access to the funds in the yield supplement
                            account. We refer you to "Description of the
                            Transfer and Servicing Agreements--Yield
                            Supplement Account; Yield Supplement Agreement"
                            in this prospectus.

YOU MAY EXPERIENCE          You may receive payment of principal on your
REDUCED RETURNS ON YOUR     securities earlier than you expected for the
INVESTMENT RESULTING FROM   reasons set forth below. As a result, you may not
PREPAYMENTS, REPURCHASES    be able to reinvest the principal paid to you
OR EARLY TERMINATION OF     earlier than you expected at a rate of return
THE TRUST.                  that is equal to or greater than the rate of
                            return on your securities. Prepayments on the
                            receivables by the related obligors and purchases
                            of the receivables by the seller and the servicer
                            will shorten the life of the securities to an
                            extent that cannot be fully predicted. In
                            addition, a trust may contain a feature known as
                            a pre-funding account from which specified funds
                            will be used to purchase additional receivables
                            after the date the securities are issued. To the
                            extent all of those funds are not used by the end
                            of the specified period to purchase new
                            receivables, those funds will be used to make
                            payments on the securities. In that event, you
                            would receive payments on your securities earlier
                            than expected. Also, the seller will be required
                            to repurchase receivables from the trust if there
                            is a breach of a representation or warranty
                            relating to those receivables that materially
                            adversely affects those receivables. American
                            Honda Finance Corporation, as servicer, will also
                            be required to purchase receivables from the
                            trust if it breaches its servicing obligations
                            with respect to those receivables. The servicer
                            shall be permitted to purchase all remaining
                            receivables from the trust when the outstanding
                            aggregate principal balance of the receivables is
                            10% or less of the initial aggregate principal
                            balance of the receivables as of the related
                            cutoff date.

                                       12

                            Further, the receivables included in the trust
                            may be prepaid, in full or in part, voluntarily
                            or as a result of defaults, theft of or damage to
                            the related vehicles or for other reasons. The
                            rate of prepayments on the receivables may be
                            influenced by a variety of economic, social and
                            other factors in addition to those described
                            above. The servicer has limited historical
                            experience with respect to prepayments on
                            receivables. In addition, the servicer is not
                            aware of publicly available industry statistics
                            that detail the prepayment experience for
                            contracts similar to the receivables. For these
                            reasons, the servicer cannot predict the actual
                            prepayment rates for the receivables. You will
                            bear all reinvestment risk resulting from
                            prepayments on the receivables and the
                            corresponding acceleration of payments on the
                            securities.

                            The final payment of each class of securities is
                            expected to occur prior to its scheduled final
                            payment date because of the prepayment and
                            purchase considerations described above. If
                            sufficient funds are not available to pay any
                            class of notes in full on its final scheduled
                            payment date, an event of default will occur and
                            final payment of that class of notes may occur
                            later than that date.

INTERESTS OF OTHER PERSONS  Another person could acquire an interest in a
IN THE RECEIVABLES AND      receivable that is superior to the trust's
FINANCED VEHICLES COULD BE  interest in that receivable because the
SUPERIOR TO THE TRUST'S     receivables will not be segregated or marked as
INTEREST, WHICH MAY RESULT  belonging to the trust. The seller will cause
IN REDUCED PAYMENTS ON      financing statements to be filed with the
YOUR SECURITIES.            appropriate governmental authorities to perfect
                            the trust's interest in the receivables. However,
                            the servicer will continue to hold the
                            receivables. If another party purchases (or takes
                            a security interest in) one or more receivables
                            for new value in the ordinary course of business
                            and obtains possession of those receivables
                            without actual knowledge of the trust's interest
                            because of the failure to segregate or mark those
                            receivables, the new purchaser (or secured party)
                            will acquire an interest in those receivables
                            superior to the interest of the trust.

                            Another person could acquire an interest in a
                            vehicle financed by a receivable that is superior
                            to the trust's interest in the vehicle because of
                            the failure to identify the trust as the secured
                            party on the related certificate of title. While
                            American Honda Finance Corporation, as
                            originator, will assign its security interest in
                            the financed vehicles to the seller, and the
                            seller will assign to the trust its security
                            interests in the financed vehicles, the servicer
                            will continue to hold the certificates in the
                            capacity of an administrative lienholder of title
                            or ownership for the vehicles. However, for
                            administrative reasons, the servicer will not
                            endorse or otherwise amend the certificates of
                            title or ownership to identify the trust as the
                            new secured party. Because the trust will not be
                            identified as the secured party on any
                            certificates of title or ownership, the security
                            interest of the trust in the vehicles may be
                            defeated through fraud, forgery, negligence or
                            error and as a result the trust may not have a
                            perfected security interest in the financed
                            vehicles in every state.

                                       13

                              The possibility that the trust may not have a
                              perfected security interest in the financed
                              vehicles may affect the trust's ability to
                              repossess and sell the financed vehicles or may
                              limit the amount realized to less than the amount
                              due by the related obligors. Therefore, you may be
                              subject to delays in payment and may incur losses
                              on your investment in the securities as a result
                              of defaults or delinquencies by obligors and
                              because of depreciation in the value of the
                              related financed vehicles. We refer you to
                              "Certain Legal Aspects of the
                              Receivables--Security Interests" in this
                              prospectus.

RECEIVABLES THAT FAIL TO      Many federal and state consumer protection laws
COMPLY WITH CONSUMER          regulate consumer contracts such as the
PROTECTION LAWS MAY BE        receivables. If any of the receivables do not
UNENFORCEABLE, WHICH MAY      comply with one or more of these laws, the
RESULT IN LOSSES ON YOUR      servicer may be prevented from or delayed in
INVESTMENT.                   collecting amounts due on the receivables. If that
                              happens, payments on the securities could be
                              delayed or reduced. Each of American Honda
                              Receivables Corp. and American Honda Finance
                              Corporation will make representations and
                              warranties relating to the receivables' compliance
                              with law and the trust's ability to enforce the
                              contracts. If American Honda Receivables Corp. or
                              American Honda Finance Corporation breaches any of
                              these representations or warranties, the trust's
                              sole remedy will be to require American Honda
                              Receivables Corp. to repurchase the affected
                              receivables. We refer you to "Certain Legal
                              Aspects of the Receivables--Consumer Protection
                              Laws" in this prospectus.

THE BANKRUPTCY OF             If either American Honda Finance Corporation, the
AMERICAN HONDA FINANCE        servicer, or American Honda Receivables Corp., the
CORPORATION (SERVICER) OR     seller, become subject to bankruptcy proceedings,
AMERICAN HONDA                you could experience losses or delays in the
RECEIVABLES CORP. (SELLER)    payments on your securities. American Honda
COULD RESULT IN LOSSES OR     Finance Corporation will sell the receivables to
DELAYS IN PAYMENTS ON         American Honda Receivables Corp., and American
YOUR SECURITIES.              Honda Receivables Corp. will in turn transfer the
                              receivables to the trust. However, if American
                              Honda Finance Corporation or American Honda
                              Receivables Corp. becomes subject to a bankruptcy
                              proceeding, the court in the bankruptcy proceeding
                              could conclude that American Honda Finance
                              Corporation or American Honda Receivables Corp.
                              still owns the receivables by concluding that the
                              sale to the seller or the trust was not a "true
                              sale" or, in the case of a bankruptcy of American
                              Honda Finance Corporation, that the seller should
                              be consolidated with American Honda Finance
                              Corporation for bankruptcy purposes. If a court
                              were to reach this conclusion, you could
                              experience losses or delays in payments on your
                              securities as a result of, among other things:

                              (1)  the "automatic stay," which prevents secured
                                   creditors from exercising remedies against a
                                   debtor in bankruptcy without permission from
                                   the court and provisions of the U.S.
                                   Bankruptcy Code that permit substitution for
                                   collateral in limited circumstances;

                              (2)  tax or government liens on American Honda
                                   Finance Corporation's or American Honda
                                   Receivables Corp.'s property (that arose
                                   prior to the transfer of a receivable to the
                                   trust) having a prior claim on collections
                                   before the collections are used to make
                                   payments on your securities; and

                              (3)  the trust not having a perfected security
                                   interest in (a) one or more of the financed
                                   vehicles securing the receivables or (b) any
                                   cash collections held by American Honda
                                   Finance Corporation at the time American
                                   Honda Finance Corporation becomes the subject
                                   of a bankruptcy proceeding.

                                       14

                              The seller will take steps in structuring each
                              transaction described in this prospectus and the
                              applicable prospectus supplement to minimize the
                              risk that a court would consolidate the seller
                              with American Honda Finance Corporation for
                              bankruptcy purposes or conclude that the sale of
                              receivables to the seller was not a "true sale."
                              We refer you to "Certain Legal Aspects of the
                              Receivables--Certain Bankruptcy Considerations" in
                              this prospectus.

PROCEEDS OF THE SALE OF       If so directed by the holders of the requisite
RECEIVABLES MAY NOT BE        percentage of outstanding notes of a series,
SUFFICIENT TO PAY YOUR        following an acceleration of the notes upon an
SECURITIES IN FULL.           event of default, the indenture trustee will sell
                              the receivables owned by the trust only in limited
                              circumstances. However, there is no assurance that
                              the market value of those receivables will at any
                              time be equal to or greater than the aggregate
                              principal amount of the notes or the sum of the
                              aggregate principal amount of the notes and the
                              aggregate principal balance of the certificates.
                              Therefore, upon an event of default, there can be
                              no assurance that sufficient funds will be
                              available to repay you in full. This deficiency
                              will be exacerbated in the case of any securities
                              where the aggregate principal balance of the
                              securities exceeds the aggregate principal balance
                              of the receivables.

FAILURE TO PAY PRINCIPAL      The amount of principal required to be paid to the
ON YOUR NOTES WILL NOT        noteholders will generally be limited to amounts
CONSTITUTE AN EVENT OF        available in the collection account (and the
DEFAULT UNTIL MATURITY.       reserve fund or other forms of credit or cash flow
                              enhancement, if any). Therefore, the failure to
                              pay principal on your notes generally will not
                              result in the occurrence of an event of default
                              until the final scheduled payment date for your
                              notes. We refer you to "The Notes--the
                              Indenture--Events of Default; Rights upon Event of
                              Default" in this prospectus.

FUNDS HELD BY THE SERVICER    The servicer generally may retain all payments and
THAT ARE INTENDED TO BE       proceeds collected on the receivables during each
USED TO MAKE PAYMENTS         collection period. The servicer is generally not
ON THE SECURITIES MAY BE      required to segregate those funds from its own
EXPOSED TO A RISK OF LOSS.    accounts until the funds are deposited in the
                              collection account on each payment date. Until any
                              collections or proceeds are deposited into the
                              collection account, the servicer will be able to
                              invest those amounts for its own benefit at its
                              own risk. The trust and securityholders are not
                              entitled to any amount earned on the funds held by
                              the servicer. If the servicer does not deposit the
                              funds in the collection account as required on any
                              payment date, the trust may be unable to make the
                              payments owed on your securities.

IF THE TRUST ENTERS INTO A    If the trust enters into a currency swap, interest
CURRENCY OR AN INTEREST       rate swap or a combined currency and interest rate
RATE SWAP, PAYMENTS ON        swap, its ability to protect itself from
THE SECURITIES WILL BE        shortfalls in cash flow caused by currency or
DEPENDENT ON PAYMENTS         interest rate changes will depend to a large
MADE UNDER THE SWAP           extent on the terms of the swap agreement and
AGREEMENT.                    whether the swap counterparty performs its
                              obligations under the swap. If the trust does not
                              receive the payments it expects from the swap, the
                              trust may not have adequate funds to make all
                              payments to securityholders when due, if ever.

                                       15

                              If the trust issues securities denominated in a
                              currency other than U.S. dollars, the trust will
                              need to make payments on the securities in a
                              currency other than U.S. dollars, as described in
                              the applicable prospectus supplement. Payments
                              collected on the receivables, however, will be in
                              U.S. dollars. In this circumstance, the trust may
                              enter into a currency swap to reduce its exposure
                              to changes in currency exchange rates. A currency
                              swap requires one party to provide a specified
                              amount of a currency to the other party at
                              specified times in exchange for the other party
                              providing a different currency at a predetermined
                              exchange ratio. For example, if the trust issues
                              securities denominated in swiss francs, it might
                              enter into a swap agreement with another party,
                              the "swap counterparty", under which the trust
                              would use the collections on the receivables to
                              pay U.S. dollars to the swap counterparty in
                              exchange for receiving swiss francs at a
                              predetermined exchange rate to make the payments
                              owed on the securities. If the trust issues
                              securities with adjustable interest rates,
                              interest will be due on the securities at
                              adjustable rates, while interest will be earned on
                              the receivables at fixed rates. In this
                              circumstance, the trust may enter into an interest
                              rate swap to reduce its exposure to changes in
                              interest rates. An interest rate swap requires one
                              party to make payments to the other party in an
                              amount calculated by applying an interest rate
                              (for example a floating rate) to aspecified
                              notional amount in exchange for the other party
                              making a payment calculated by applying a
                              different interest rate (for example a fixed rate)
                              to the same notional amount. For example, if the
                              trust issues $100 million of securities bearing
                              interest at a floating LIBOR rate, it might enter
                              into a swap agreement under which the trust would
                              pay interest to the swap counterparty in an amount
                              equal to an agreed upon fixed rate on $100 million
                              in exchange for receiving interest on $100 million
                              at the floating LIBOR rate. The $100 million would
                              be the "notional" amount because it is used simply
                              to make the calculation. In an interest rate swap,
                              no principal payments are exchanged.

TERMINATION OF A SWAP         A swap agreement may be terminated if particular
AGREEMENT AND THE             events occur. Most of these events are generally
INABILITY TO LOCATE           beyond the control of the trust or the swap
REPLACEMENT SWAP              counterparty. If an event of default under swap
COUNTERPARTY MAY CAUSE        agreement occurs and the trustee is not able to
TERMINATION OF THE TRUST.     assign the swap agreement to another party, obtain
                              a swap agreement on substantially the same terms
                              or is unable to establish any other arrangement
                              satisfactory to the rating agencies, the trustee
                              may terminate the swap agreement. In addition, the
                              trust may terminate and the trustee would then
                              sell the assets of the trust. In this type of
                              situation, it is impossible to predict how long it
                              would take to sell the assets of the trust. Some
                              of the possible adverse consequences of a sale of
                              the assets of the trust are:

                              1.   the proceeds from the sale of assets under
                                   those circumstances may not be sufficient to
                                   pay all amounts owed to you;

                              2.   amounts available to pay you will be further
                                   reduced if the trust is required to make a
                                   termination payment to the swap counterparty;

                              3.   termination of the swap agreement may expose
                                   the trust to currency or interest rate risk,
                                   further reducing amounts available to pay
                                   you;

                              4.   the sale may result in payments to you
                                   significantly earlier than expected; and

                                       16

                              5.   a significant delay in arranging a sale of
                                   the trust's assets could result in a delay in
                                   principal payments. This would, in turn,
                                   increase the weighted average life of the
                                   securities and could reduce the return on
                                   your securities.

                              Additional information about termination of the
                              trust and sale of the trust's assets, including a
                              description of how the proceeds of a sale would be
                              distributed will be included in the applicable
                              prospectus supplement. Any swap agreement involves
                              a high degree of risk. A trust will be exposed to
                              this risk should it use this mechanism. For this
                              reason, only investors capable of understanding
                              these risks should invest in the securities. You
                              are strongly urged to consult with your financial
                              advisors before deciding to invest in the
                              securities if a swap is involved.

THE RATING OF A THIRD         If a trust enters into any third party credit
PARTY CREDIT ENHANCEMENT      enhancement arrangement, the rating agencies that
PROVIDER MAY AFFECT THE       rate the trust's securities will consider the
RATINGS OF THE SECURITIES.    provisions of arrangement and the rating of any
                              third party credit enhancement provided. If a
                              rating agency downgrades the debt rating of any
                              third party credit provided, it is also likely to
                              downgrade the rating of the securities. Any
                              downgrade in the rating of the securities could
                              have severe adverse consequences on their
                              liquidity or market value.

THE CALCULATIONS FOR THE      The calculation of interest or principal on a
PAYMENTS OF PRINCIPAL OR      series of securities may be based on a currency,
INTEREST MAY BE BASED ON      commodity, interest rate or other index. In this
AN INDEX WHICH MAY            situation, the amount of principal or interest
RESULT IN PAYMENTS TO YOU     payable on the securities may be less than that
OF LESS PRINCIPAL OR          payable on a conventional debt security issued at
INTEREST THAN A               the same time, including the possibility that no
NON-INDEXED SECURITY.         interest or principal will be paid. In addition,
                              if the formula for calculating the payments on the
                              securities includes a feature that multiplies the
                              effect of any change in the index, changes to the
                              index could result in even greater changes in the
                              value of the securities or the payments to be made
                              on the securities.

                              You may not be able to easily trade these types of
                              securities after you purchase them. This is
                              referred to as a "secondary market." It cannot be
                              predicted whether there will be a secondary market
                              for these types of securities or if one develops,
                              how liquid it would be. The secondary market for
                              these types of securities will be affected by a
                              number of factors that are not dependent on the
                              performance of the trust and its assets. These
                              factors include the complexity and volatility of
                              the index, the method of calculating the principal
                              and interest payments on the securities, the time
                              remaining to the maturity of the securities, the
                              outstanding amount of the securities and market
                              interest rates. The value of the index will depend
                              on a number of interrelated factors which cannot
                              be controlled by the trust, including economic,
                              financial and political events. For these reasons,
                              you may not be able to readily sell your
                              securities or receive the price you expected for
                              their sale.

                                       17

                              In recent years, many indices have been highly
                              volatile, and the volatility may continue in the
                              future. You should review carefully the historical
                              experience of any index to which a series of
                              securities are pegged, but should not take that
                              historical experience as a predictor of future
                              performance of the index during the term of any
                              security. The credit ratings assigned to the
                              securities do not reflect the potential impact of
                              the factors discussed above, or what the impact
                              may be on your securities' market value at any
                              time. For this reason, only investors capable of
                              understanding the risks involved should invest in
                              indexed securities. In addition, investors whose
                              investment activities are restricted by law or
                              subject to regulation may not be able to purchase
                              these types of securities. Investors are
                              responsible for determining whether they may
                              purchase indexed securities. You are strongly
                              urged to consult with your financial advisors
                              before deciding to invest in indexed securities.

YOU MAY HAVE DIFFICULTY       The securities are not expected to be listed on
SELLING YOUR SECURITIES       any securities exchange. Therefore, in order to
AND/OR OBTAINING YOUR         sell your securities, you must first locate a
DESIRED PRICE DUE TO THE      willing purchaser. In addition, currently, no
ABSENCE OF A SECONDARY        secondary market exists for the securities. We
MARKET.                       cannot assure you that a secondary market will
                              develop. The underwriters of any series of
                              securities may make a secondary market for the
                              securities by offering to buy the securities from
                              investors that wish to sell. However, any
                              underwriters agreeing to do so will not be
                              obligated to offer to buy the securities and they
                              may stop making offers at any time.

BECAUSE THE SECURITIES ARE    Because the securities will be issued in
IN BOOK-ENTRY FORM, YOUR      book-entry form, you will be required to hold your
RIGHTS CAN ONLY BE            interest in the securities through The Depository
EXERCISED INDIRECTLY.         Trust Company in the United States, or Clearstream
                              Banking, societe anonyme, or the Euroclear System
                              in Europe. Transfers of interests in the
                              securities within DTC, Clearstream, Luxembourg or
                              Euroclear must be made in accordance with the
                              usual rules and operating procedures of those
                              systems. So long as the securities are in
                              book-entry form, you will not be entitled to
                              receive a physical note or certificate
                              representing your interest. The securities will
                              remain in book-entry form except in the limited
                              circumstances described under the caption "Certain
                              Information Regarding the Securities--Book-Entry
                              Registration." Unless and until the securities
                              cease to be held in book-entry form, the trustee
                              will not recognize you as a "Securityholder", as
                              such term is used in the trust agreement. As a
                              result, you will only be able to exercise the
                              rights of securityholders indirectly through The
                              Depository Trust Company (if in the United States)
                              and its participating organizations, or
                              Clearstream, Luxembourg and Euroclear (in Europe)
                              and their participating organizations. Holding the
                              securities in book-entry form could also limit
                              your ability to pledge your securities to persons
                              or entities that do not participate in The
                              Depository Trust Company, Clearstream, Luxembourg
                              or Euroclear and to take other actions that
                              require a physical note or certificate
                              representing the securities.

                              Interest and principal on the securities will be
                              paid by the trust to The Depository Trust Company
                              as the record holder of the securities while they
                              are held in book-entry form. The Depository Trust
                              Company will credit payments received from the
                              trust to the accounts of its participants which,
                              in turn, will credit those amounts to
                              securityholders either directly or indirectly
                              through indirect participants. This process may
                              delay your receipt of principal and interest
                              payments from the trust.

                                       18

THE PURCHASE OF               If so specified in the related prospectus
ADDITIONAL RECEIVABLES        supplement, a trust may either use amounts on
AFTER THE CLOSING DATE MAY    deposit of principal collections received on its
ADVERSELY AFFECT THE          receivables to purchase additional receivables
CHARACTERISTICS OF THE        from the seller after the related closing date
RECEIVABLES HELD BY THE       during a specified revolving period or use funds
TRUST OR THE AVERAGE LIFE OF  on deposit in a pre-funding account during a
AND RATE OF RETURN ON THE     specified funding period to purchase additional
SECURITIES.                   receivables. All additional receivables purchased
                              from the seller must meet the selection criteria
                              applicable to the receivables purchased by the
                              trust on the closing date. The credit quality of
                              the additional receivables may be lower than the
                              credit quality of the initial receivables,
                              however, and could adversely affect the
                              performance of the related receivables pool. In
                              addition, the rate of prepayments on the
                              additional receivables may be higher than the rate
                              of prepayments on the initial receivables, which
                              could reduce the average life of and rate of
                              return on your securities. You will bear all
                              reinvestment risk associated with any prepayment
                              of your securities.

                                       19

                             FORMATION OF THE TRUSTS

     American Honda Receivables Corp. (the "Seller") will establish each trust
(each, a "Trust") pursuant to a Trust Agreement (as amended and supplemented from time to time, the "Trust Agreement") or a Pooling and Servicing Agreement
(as amended from time to time, the "Pooling and Servicing Agreement"), as applicable.

     The terms of each series of notes or certificates issued by each Trust and additional information concerning the assets of each Trust and any applicable credit or cash flow enhancement will be set forth in a supplement to this prospectus (a "prospectus supplement"). The notes and certificates are collectively referred to in this prospectus as the "Securities."

                             PROPERTY OF THE TRUSTS

     The property of each Trust will consist of a pool (each, a "Receivables
Pool") of retail installment sale contracts originated on or after the date indicated in the applicable prospectus supplement between Honda and Acura dealers (the "Dealers") and retail purchasers (the "Obligors"). These contracts are referred to as the "Receivables" and evidence the indirect financing made available by American Honda Finance Corporation ("AHFC") to the Obligors. The
Receivables will be secured by new or used Honda and Acura motor vehicles (the
"Financed Vehicles") and all principal and interest payments made on or after the applicable cutoff date (each, a "Cutoff Date") and other property, all as specified in the applicable prospectus supplement. "New" vehicles may include
"demonstration" vehicles, which are not titled in some states and may be classified as new vehicles in those states.

     The Receivables will be originated by Dealers in accordance with AHFC's requirements under agreements with Dealers governing the assignment of the
Receivables to AHFC (the "Dealer Agreements"). AHFC will purchase the
Receivables of each Receivables Pool in the ordinary course of business pursuant to the Dealer Agreements.

     On or before the date of the initial issuance of any series of Securities
(each, a "Closing Date"), AHFC will sell the Receivables comprising the related
Receivables Pool to the Seller, and the Seller will sell those Receivables to the Trust pursuant to, if the Trust is to be treated other than as a grantor trust for federal income tax purposes, the related Sale and Servicing Agreement among the Seller, the Servicer and the Trust (as amended and supplemented from time to time, the "Sale and Servicing Agreement") or, if the Trust is to be
treated as a grantor trust for federal income tax purposes, the related Pooling and Servicing Agreement. AHFC will continue to service the Receivables.

     In addition to the Receivables, the property of each Trust will also include the following:

     1.   amounts that may be held in separate trust accounts established and maintained by the Servicer with the Trustee pursuant to the related
          Sale and Servicing Agreement or Pooling and Servicing Agreement;

     2.   security interests in the Financed Vehicles and any related property;

     3.   the rights to proceeds from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the
          Obligors;

     4.   AHFC's right to receive payments from Dealers obligated to repurchase
          Receivables from AHFC which do not meet specified representations made by the Dealers;

     5.   the Seller's right under, as applicable, the Sale and Servicing
          Agreement, the Pooling and Servicing Agreement, the Purchase Agreement
          and the Yield Supplement Agreement, if any;

     6.   the Seller's right to realize upon any property (including the right to receive future net liquidation proceeds) that secured a Receivable;
          and

     7.   all proceeds of the foregoing.

     Various forms of credit and cash flow enhancement may be used to benefit holders of the related Securities, including a Reserve Fund. In limited circumstances, a Trust will also have access to the funds in a Yield Supplement
Account.

                                       20

                                 THE RECEIVABLES

     AHFC will purchase the Receivables from the Dealers in the ordinary course of business in accordance with AHFC's underwriting standards. The Receivables to be held by each Trust will be randomly selected from those motor vehicle retail installment sale contracts in AHFC's portfolio that meet several criteria. The Seller will not use selection procedures adverse to
Securityholders when selecting the Receivables from qualifying retail installment sale contracts. These criteria provide that each Receivable:

     1.   was originated in the United States and the Obligor is not a federal, state or local governmental entity;

     2.   provides for level monthly payments which provide interest at the annual percentage rate ("APR") and fully amortize the amount financed over an original term to maturity no greater than the number of months specified in the applicable prospectus supplement;

     3.   is attributable to the purchase of a new or used Honda or Acura motor vehicle and is secured by that vehicle; and

     4.   satisfies the other criteria, if any, set forth in the applicable prospectus supplement.

     Each Receivable will provide for the allocation of payments (each, a
"Scheduled Payment") according to (i) the simple interest method ("Simple
Interest Receivables"), (ii) the "actuarial" method ("Actuarial Receivables")
or (iii) the "sum of periodic balances" or "sum of monthly payments" method
("Rule of 78s Receivables" and, together with the Actuarial Receivables, the
"Precomputed Receivables").

     Simple Interest Receivables. Payments on Simple Interest Receivables will be applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal. Accordingly, if an Obligor pays an installment before its due date, the portion of the payment allocable to interest for the payment period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an Obligor pays an installment after its due date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date. No adjustment to the scheduled monthly payments is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

     Actuarial Receivables. An Actuarial Receivable provides for amortization of the contract over a series of fixed level monthly installments. Each scheduled payment is deemed to consist of an amount of interest equal to 1/12 of the stated APR of the Receivable multiplied by the scheduled principal balance of the Receivable and an amount of principal equal to the remainder of the Scheduled Payment. No adjustment to the scheduled monthly payments is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

     Rule of 78s Receivables. A Rule of 78s Receivable provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of the related APR for the term of that Receivable. The rate at which the amount of finance charges is earned and, correspondingly, the amount of each Scheduled
Payment allocated to reduction of the outstanding principal balance of a Rule of 78s Receivable are calculated in accordance with the Rule of 78s. Under the
Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Rule of 78s Receivable and lower during later months than that under a constant yield method for allocating payments between interest and principal. Notwithstanding the foregoing, all payments received by the Servicer on or in respect of the Rule of

                                       21

78s Receivables will be allocated pursuant to the related Transfer and
Servicing Agreement, as the case may be, on an actuarial basis. No adjustment is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

     In the event of a prepayment in full (voluntarily or by acceleration) of a
Precomputed Receivable, a "rebate" will be made to the Obligor of that portion of the total amount of payments under the Receivable allocable to "unearned"
interest charges. In the event of the prepayment in full (voluntarily or by acceleration) of a Simple Interest Receivable, a "rebate" will not be made to the Obligor, but the Obligor will be required to pay interest only to the date immediately preceding the date of prepayment. The amount of a rebate under a
Precomputed Receivable will always be less than or equal to the remaining scheduled payments of interest that would have been due under a Simple Interest
Receivable for which all remaining payments were made on schedule. Payments to
Securityholders will not be affected by rebates under the Rule of 78s
Receivables because pursuant to the related Transfer and Servicing Agreement the payments will be determined using the actuarial method.

     Unless otherwise provided in the related prospectus supplement, each Trust will account for the Rule of 78s Receivables as if those Receivables were
Actuarial Receivables. Amounts received upon prepayment in full of a Rule of
78s Receivable in excess of the then outstanding principal balance of the
Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be paid to the Noteholders or passed through to the
Certificateholders of the applicable series but will be deemed to be an excess amount and released to the Seller or otherwise applied as set forth in the related prospectus supplement.

     Additional information with respect to each Receivables Pool will be set forth in the related prospectus supplement, including, to the extent appropriate, the composition, the distribution by APR and by the states of origination, the portion of the Receivables Pool consisting of Precomputed
Receivables and of Simple Interest Receivables and the portion of the
Receivables Pool secured by new and used vehicles.

UNDERWRITING OF MOTOR VEHICLE LOANS

     AHFC purchases retail installment sale contracts secured by new or used
Honda and Acura motor vehicles from approximately 1,270 Dealers, as of December
31, 2001, located throughout the United States. These contracts are underwritten using AHFC's standard underwriting procedures. The Receivables are originated by Dealers in accordance with AHFC's requirements under existing
Dealer Agreements and will be purchased in accordance with AHFC's underwriting procedures which emphasize, among other factors, the applicant's willingness and ability to pay and the value of the vehicle to be financed.

     AHFC requires that applications received from Dealers be signed by the applicant and contain, among other information, the applicant's name, address, social security number, residential status, source and amount of monthly income and amount of monthly rent or mortgage payment. Upon receipt of the above information, AHFC obtains a credit report from an independent credit bureau reporting agency. AHFC reviews the credit report to determine the applicant's current credit status and past credit performance. AHFC considers both negative factors including past due credit, repossessions, loans charged off by other lenders and previous bankruptcy and also positive factors such as amount of credit and favorable payment history.

     AHFC's credit decision is influenced by, among other things, a credit scoring system and other considerations. The credit scoring process considers residence and employment stability, credit bureau information, application and contract information. The credit scoring process also takes into account income requirements and the ratio of income to total debt. AHFC makes its final credit decision based upon the degree of credit risk perceived and the amount of credit requested.

     AHFC's retail installment sale contract requires that Obligors maintain specific levels and types of insurance coverage to protect the Financed Vehicle against loss. At the time of purchase, an Obligor signs a statement which indicates that he or she either has or will have the necessary insurance, and

                                       22

which shows the name and address of the insurance company along with a description of the type of coverage. AHFC generally requires Obligors to provide it with evidence of compliance with the foregoing insurance requirements; however, AHFC performs no ongoing verification of insurance coverage. AHFC will not be obligated to make payments to a Trust for any loss when third party insurance has not been maintained.

     The amount of a retail installment sale contract secured by a new or used
Honda or Acura motor vehicle generally will not exceed 120% of the dealer invoice cost of the related vehicle plus select accessories at the dealer cost, sales tax, title and registration fees, insurance premiums for credit life and credit disability insurance and certain fees for extended service contract or, in the case of used motor vehicles, the NADA average trade-in value (as adjusted for higher/lower mileage).

SERVICING OF THE RECEIVABLES

     AHFC considers a retail installment sale contract to be past due or delinquent for servicing and enforcement of collection purposes when the
Obligor fails to make at least 90% of a Scheduled Payment on a cumulative basis
(after giving effect to any past due payments) by the related due date; any portion of a Scheduled Payment not paid on the related due date automatically becomes due with the next scheduled payment. AHFC mails a computer generated delinquency notice to the Obligor on the eleventh and twenty-first days of delinquency. If the delinquent receivable cannot be brought current or completely collected within 60 days, AHFC generally attempts to repossess the vehicle. AHFC holds repossessed vehicles in inventory to comply with any applicable statutory requirements for reinstatement and then sells those vehicles (generally within 60 days after repossession). AHFC's Marketing
Department handles motor vehicle sales for AHFC, including the sale of repossessed vehicles. AHFC consigns the repossessed vehicles to a local auction or to an independent transport company for transport to another auction location. Each motor vehicle undergoes an auction condition report, which is sent to AHFC. Each auction site is expected to sell the motor vehicle within 60 days of taking the motor vehicle into inventory. Any deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the receivable are pursued by or on behalf of AHFC to the extent practicable and legally permitted. We refer you to "Certain Legal Aspects of the
Receivables--Deficiency Judgments and Excess Proceeds." AHFC attempts to contact Obligors and establish and monitor repayment schedules until the deficiencies are either paid in full or become impractical to pursue.

                                 USE OF PROCEEDS

     Each Trust will use the net proceeds from the sale of the Securities of a given series to purchase Receivables from the Seller and to fund any related
Reserve Fund or other accounts of the Trust. The Seller will purchase
Receivables from AHFC from the net proceeds it receives from any Trust.

                                   THE TRUSTEE

     The trustee for each Trust (the "Trustee") or the trustee under any
Indenture pursuant to which notes are issued (the "Indenture Trustee") will be specified in the applicable prospectus supplement. The Trustee's or the
Indenture Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of that Trustee or Indenture Trustee set forth in the related Trust Agreement, Pooling and
Servicing Agreement, Sale and Servicing Agreement or Indenture, as applicable.
A Trustee or Indenture Trustee may resign at any time, in which event the
Servicer, or its successor, will be obligated to appoint a successor thereto.
The Administrator of a Trust that is not a grantor trust may also remove a
Trustee or Indenture Trustee that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the related Trust Agreement, Sale and Servicing Agreement or Indenture, as applicable. The Servicer for a Trust that is a grantor trust may remove a Trustee that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the related
Pooling and Servicing Agreement. In those circumstances, the Servicer or, in the case of a series that includes notes, the Administrator, as the

                                       23

case may be, will be obligated to appoint a successor thereto. Any resignation or removal of a Trustee or Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor.

                                   THE SELLER

     The Seller is a wholly owned, limited purpose finance subsidiary of AHFC and was incorporated in the State of California in August 1992. The Seller's
principal executive offices are located at 20800 Madrona Avenue, Torrance,
California 90503 and its telephone number is (310) 972-2511.

     The Seller was organized primarily for the purpose of acquiring retail installment sale contracts similar to the Receivables and associated rights from AHFC, causing the issuance of securities similar to the Securities and engaging in related transactions. The Seller's articles of incorporation limit the activities of the Seller to the foregoing purposes and to any activities incidental to and necessary for those purposes.

                                 THE SERVICER

     American Honda Finance Corporation (sometimes referred to herein as the
"Servicer") was incorporated in the State of California in February 1980.
AHFC's principal executive offices are located at 20800 Madrona Avenue,
Torrance, California 90503. Its telephone number is (310) 972-2200. AHFC and its Canadian subsidiary, Honda Canada Finance, Inc. ("HCFI"), provide wholesale and retail financing to authorized dealers in the United States and Canada for the following:

     (1)  Honda and Acura automobiles, minivans and sport utility vehicles;

     (2)  Honda motorcycles (including scooters and all terrain vehicles); and

     (3)  Honda power equipment including lawn and utility tractors, lawnmowers, snow throwers, water pumps, portable outboard motors, outboard marine engines and generators. Receivables related to these assets are not included as assets of the Trust.

     AHFC and HCFI also offer retail leasing for Honda and Acura motor vehicles or Honda motorcycles throughout the United States and Canada. AHFC (and through its wholly owned subsidiary, American Honda Service Contract Corporation, in
Florida) administers the sale of vehicle service contracts throughout the
United States for American Honda Motor Co., Inc. ("AHMC"), a California
corporation.

     AHFC has the following wholly owned special purpose finance subsidiaries:

     o    American Honda Receivables Corp., a California corporation,

     o    American Honda Receivables Corp. II, a California corporation,

     o    Honda Titling Inc., a Delaware corporation, and

     o    Honda Funding Inc., a Delaware corporation.

     AHFC is a wholly owned subsidiary of AHMC. AHMC is a wholly owned subsidiary of Honda Motor Co., Ltd., a Japanese corporation which is a worldwide manufacturer and distributor of motor vehicles, motorcycles and power equipment. AHMC is the sole authorized distributor in the United States of the following:

     (1)  Honda and Acura motor vehicles and Honda motorcycles;

     (2)  Honda power equipment; and

     (3)  Honda and Acura parts and accessories.

                                       24

            WHERE YOU CAN FIND MORE INFORMATION ABOUT YOUR SECURITIES

     The Trust--The Trustee will provide to securityholders ("Securityholders")
(which shall be Cede & Co. ("Cede") as the nominee of DTC unless Definitive
Securities are issued under the limited circumstances described in this prospectus) unaudited monthly and annual reports concerning the Receivables and other specified matters. We refer you to "Description of the Transfer and
Servicing Agreements--Statements to Securityholders" and "--Evidence as to
Compliance" in this prospectus. Copies of these reports may be obtained at no charge at the offices specified in the applicable prospectus supplement.

     The Seller--AHRC, as Seller of the Receivables, has filed with the
Securities and Exchange Commission (the "SEC") a registration statement on Form
S-3 under the Securities Act of 1933 (the "Securities Act") of which this prospectus forms a part. The registration statement is available for inspection without charge at the public reference facilities maintained at the principal office of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.
20549, and at the regional offices of the SEC at 175 W. Jackson Boulevard,
Suite 900, Chicago, Illinois 60604, and 233 Broadway, New York, New York 10279.
You may obtain information on the operation of the SEC's public reference rooms by calling the SEC at (800) SEC-0330. You may obtain copies of SEC filings at prescribed rates by writing to the Public Reference Section of the SEC at
Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a website (http:// www.sec.gov) that contains reports, registration statements, proxy and information statements and other information regarding issuers that file electronically with the SEC.

     Copies of the operative agreements relating to the Securities will also be filed with the SEC.

                   DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Information concerning AHFC's experience pertaining to delinquencies, repossessions and net losses on its portfolio of new and used retail motor vehicle receivables (including receivables previously sold that AHFC continues to service) will be set forth in each prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any
Receivables Pool will be comparable to prior experience or to the information in any prospectus supplement.

                     WEIGHTED AVERAGE LIFE OF THE SECURITIES

     The weighted average life of the Securities of any series will generally be influenced by the rate at which the principal balances of the related
Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default as well as receipts of proceeds from physical damage, credit life and disability insurance policies and repurchases or purchases by the Seller or
AHFC, as the case may be, of particular Receivables for administrative reason or for breaches of representations and warranties. The term "weighted average life" means the average amount of time during which each dollar of principal of a Receivable is outstanding.

     All of the Receivables will be prepayable at any time without penalty to the Obligor. However, partial prepayments on the Precomputed Receivables made by Obligors will not be paid on the Payment Date following the Collection
Period in which they were received but will be retained and applied towards payments due in later Collection Periods. If prepayments in full are received on the Precomputed Receivables or if full or partial prepayments are received on the Simple Interest Receivables, the actual weighted average life of the
Receivables may be shorter than the scheduled weighted average life of the
Receivables set forth in the related prospectus supplement. The rate of prepayment of motor vehicle retail installment sale contracts are influenced by a variety of economic, social and other factors, including the fact that an
Obligor generally may not sell or transfer the Financed Vehicle securing a
Receivable without the consent of the Servicer.

                                       25

     No prediction can be made as to the rate of prepayment on the Receivables in either stable or changing interest rate environments. AHFC maintains limited records of the historical prepayment experience of the motor vehicle retail installment sale contracts included in its portfolio. However, no assurance can be given that prepayments on the Receivables will conform to historical experience and no prediction can be made as to the actual prepayment experience on the Receivables. The rate of prepayment on the Receivables may also be influenced by the structure of the related contract. In addition, under some circumstances, the Seller or Servicer will be obligated to repurchase
Receivables from a given Trust pursuant to the related Sale and Servicing
Agreement or Pooling and Servicing Agreement as a result of breaches of particular representations and warranties or covenants. We refer you to
"Description of the Transfer and Servicing Agreements--Sale and Assignment of
Receivables" and "--Servicing Procedures". We also refer you to "Description of the Transfer and Servicing Agreements--Termination" Regarding the Servicer's
Option to Purchase the Receivables from a Given Trust. Any reinvestment risk resulting from the rate of prepayments of the Receivables and the payment of prepayments to Securityholders will be borne entirely by the Securityholders.
In addition, early retirement of the Securities may be effected by the exercise of the option of the Servicer, or any successor to the Servicer, to purchase all of the Receivables remaining in the Trust when the Pool Balance is 10% or less of the Pool Balance as of the Cutoff Date.

     In addition, pursuant to agreements between AHFC and the Dealers, each
Dealer is obligated to repurchase from AHFC contracts which do not meet particular representations and warranties made by that Dealer (these Dealer repurchase obligations are referred to in this prospectus as "Dealer
Recourse"). These representations and warranties relate primarily to the origination of the retail installment sale contracts and the perfection of the security interests in the related Financed Vehicles, and do not typically relate to the creditworthiness of the related Obligors or the collectability of the contracts. Although the Dealer Agreements with respect to the Receivables will not be assigned to the Trustee, the related Sale and Servicing Agreement or Pooling and Servicing Agreement will require that AHFC deposit any recovery in respect of any Receivable pursuant to any Dealer Recourse in the related
Collection Account. The sales by the Dealers of retail installment sale contracts to AHFC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor thereunder, other than in connection with the breach of the foregoing representations and warranties.
We refer you to "Description of the Transfer and Servicing Agreements--Sale and
Assignment of Receivables" and "--Servicing Procedures."

     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Securities of a given series on each Payment Date, since the amount of principal payments will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. No prediction can be made as to the actual prepayment experience on the Receivables, and any reinvestment risks resulting from a faster or slower rate of prepayment of Receivables will be borne entirely by the Securityholders of a given series. We refer you to "Risk
Factors--You May Experience Reduced Returns on Your Investment Resulting from
Prepayments, Repurchases or Early Termination of the Trust" in this prospectus.

     The applicable prospectus supplement may set forth additional information regarding the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.

                      POOL FACTORS AND TRADING INFORMATION

     The "Note Pool Factor" for each class of notes will be a seven-digit decimal which the Servicer will compute prior to each payment with respect to that class of notes. The Note Pool Factor represents the remaining outstanding principal amount of that class of notes, as of the close of business on the last day of the applicable Collection Period, as a fraction of the initial outstanding principal amount of that class of notes. The "Certificate Pool
Factor" for each class of certificates will be a seven-digit decimal which the
Servicer will compute prior to each payment with respect to that class of certificates indicating the remaining Certificate Balance of that class of certificates, as of the close of business on the last day of the applicable
Collection Period, as a fraction of the Original

                                       26

Certificate Balance of that class of certificates. The "Certificate Balance"
for any class of certificates as of any Payment Date will equal the Original
Certificate Balance of that class, as reduced by all amounts distributed on or prior to that Payment Date on that class of certificates and allocable to principal. The "Original Certificate Balance" for each class of certificates will be stated in the applicable prospectus supplement.

     Each Note Pool Factor and each Certificate Pool Factor will initially be
1.0000000 and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable class of notes, or the reduction of the
Certificate Balance of the applicable class of certificates, as the case may
be. A Noteholder's portion of the aggregate outstanding principal amount of the related class of notes is the product of (1) the original denomination of that
Noteholder's note and (2) the applicable Note Pool Factor. A
Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of certificates is the product of (1) the original denomination of that Certificateholder's certificate and (2) the applicable
Certificate Pool Factor.

     The Securityholders will receive monthly reports concerning payments received on the Receivables, the Pool Balance, each Certificate Pool Factor or
Note Pool Factor, as applicable, and various other items of information.

                                    THE NOTES

GENERAL

     With respect to each Trust that issues notes, one or more classes (each, a
"class") of notes of the related series will be issued pursuant to the terms of an indenture (the "Indenture"). A form of the Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the Indenture.

     Each class of notes will initially be represented by one or more notes, in each case registered in the name of the nominee of DTC, except as set forth below. Notes will be available for purchase in the denominations specified in the applicable prospectus supplement in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the applicable prospectus supplement. Accordingly, that nominee is expected to be the holder of record of the notes (a "Noteholder") of each class. No Noteholder will be entitled to receive a physical certificate representing a note until Definitive Notes are issued under the limited circumstances described in this prospectus or in the applicable prospectus supplement. All references in this prospectus and in the applicable prospectus supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the applicable prospectus supplement to payments, notices, reports and statements to Noteholders refer to payments, notices, reports and statements to DTC or its nominee, as the registered holder of the notes, for distribution to Noteholders in accordance with DTC's procedures. We refer you to "Certain Information Regarding the Securities--Book-Entry Registration" and
"--Definitive Securities."

PRINCIPAL AND INTEREST ON THE NOTES

     The applicable prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, interest rate (the "Interest
Rate") and amount of or method of determining payments of principal and interest on each class of notes of a given series. The rights of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series. Payments of interest on a class of notes will generally be made prior to payments of principal on the class. A series may include one or more classes of notes (the "Strip Notes") entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different Interest Rate, which may be a fixed, variable or

                                       27

adjustable Interest Rate (and which may be zero for some classes of Strip
Notes), or any combination of the foregoing. The applicable prospectus supplement will specify the Interest Rate for each class of notes of a given series or the method for determining the Interest Rate. We refer you to
"Certain Information Regarding the Securities--Fixed Rate Securities" and
"--Floating Rate Securities." One or more classes of notes of a series may be redeemable in whole or in part, including as a result of the Servicer exercising its option to purchase the related Receivables Pool or other early termination of the related trust.

     One or more classes of notes of a given series may have fixed principal payment schedules, in the manner and to the extent set forth in the applicable prospectus supplement. Noteholders of those notes would be entitled to receive as payments of principal on any given Payment Date the amounts set forth on that schedule with respect to those notes.

     To the extent provided in the related prospectus supplement, payments of interest to Noteholders of two or more classes within a series may have the same priority. Under some circumstances, on any Payment Date the amount available for those payments could be less than the amount of interest payable on the notes. If this is the case, each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to that class of
Noteholders) of the aggregate amount of interest available for payment on the notes. We refer you to "Description of the Transfer and Servicing
Agreements--Distributions on the Securities" and "--Credit and Cash Flow
Enhancement."

     If a series of notes includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions, of each of those classes will be set forth in the applicable prospectus supplement. Payments of principal and interest within any class of notes will be made on a pro rata basis among all the Noteholders of that class.

THE INDENTURE

     Modification of Indenture. If a Trust has issued notes pursuant to an
Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding notes of the related series (or relevant class or classes of notes of the series), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

     Without the consent of the holder of each outstanding affected note, no supplemental indenture will:

     1.   change (A) the due date of any installment of principal of or interest on that note or reduce the principal amount of that note, (B) the
          Interest Rate for that note or the redemption price for that note, (C)
          provisions of the Indenture relating to the application of collections on, or proceeds of a sale of, the Trust Estate to payments of principal and interest on the note, or (D) any place of payment where or the coin or currency in which that note or any interest on that note is payable;

     2.   impair the right to institute suit for the enforcement of specified provisions of the related Indenture regarding payment;

     3.   reduce the percentage of the aggregate amount of the outstanding notes of a series of notes, the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with specified provisions of the related Indenture or of specified defaults and their consequences as provided for in that Indenture;

     4.   modify or alter the provisions of the related Indenture regarding the voting of notes held by the applicable Trust, any other obligor on those notes, the Seller or an affiliate of any of them;

     5.   reduce the percentage of the aggregate outstanding amount of notes, the consent of the holders of which is required to direct the related
          Indenture Trustee to sell or liquidate the

                                       28

          Receivables if the proceeds of that sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding notes of that series;

     6.   reduce the percentage of the aggregate principal amount of notes required to amend the sections of the related Indenture that specify the applicable percentage of aggregate principal amount of the notes of a series necessary to amend the Indenture or other specified agreements; or

     7.   permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for that note or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of that Indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the Indenture.

     The Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of those
Noteholders; provided that that action will not adversely affect in any material respect the interest of any of those Noteholders.

     Events of Default; Rights Upon Event of Default. With respect to the notes of a given series in the related prospectus supplement, "Events of Default"
under the related Indenture will consist of:

     1.   a default for five days or more in the payment of any interest on any of the notes when the same becomes due and payable;

     2.   a default in the payment of the principal of or any installment of the principal of any of the notes when the same becomes due and payable;

     3.   a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of the default for a period of 30 days after notice is given to that Trust by the applicable Indenture Trustee or to that
          Trust and the applicable Indenture Trustee by the holders of at least
          25% in principal amount of the notes then outstanding acting together as a single class;

     4.   any representation or warranty made by the applicable Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the breach not having been cured within 30 days after written notice is given to that Trust by the applicable
          Indenture Trustee or to that Trust and the applicable Indenture
          Trustee by the holders of at least 25% in principal amount of the notes then outstanding acting together as a single class;

     5.   particular events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust; or

     6.   other events, if any, set forth in the related prospectus supplement.

     However, the amount of principal required to be paid to Noteholders of an affected series under the related Indenture will generally be limited to amounts available to be deposited in the Collection Account. Therefore, the failure to pay any principal on any class of notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for that class of notes. The failure to pay interest to holders of a subordinated class of notes on a particular Payment Date will generally not constitute an Event of Default. In addition, as described below, following the occurrence of an Event of Default (other than the Events of Default described in (1) and (2) above) and acceleration of the maturity of the notes, the
Indenture Trustee is not required to sell the assets of the Trust, and the
Indenture Trustee may sell the assets of the Trust only after meeting requirements specified in the Indenture. Under those circumstances, even if the maturity of the notes has been accelerated, there may not be any funds to pay the principal owed on the notes.

                                       29

     If an Event of Default should occur and be continuing with respect to the notes of any series, the related Indenture Trustee or holders of a majority in principal amount of the most senior notes then outstanding (or relevant class or classes of notes) may declare the notes to be immediately due and payable.
This declaration may, under specified circumstances, be rescinded by the holders of a majority in principal amount of the most senior notes then outstanding (or relevant class or classes of notes).

     If the notes of any series are due and payable following an Event of
Default with respect thereto, the related Indenture Trustee may (1) institute proceedings to collect amounts due or foreclose on Trust property, (2) exercise remedies as a secured party, (3) sell the assets of the related trust, or (4)
elect to have the applicable Trust maintain possession of those Receivables and continue to apply collections on those Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the applicable prospectus supplement, however, the Indenture Trustee is prohibited from selling the assets of the related trust following an Event of Default (other than a default in the payment of any principal on any note of a particular series or a default for five days or more in the payment of any interest on the most senior notes of a particular series), unless:

     1.   the holders of the notes of the related series then outstanding (or relevant class or classes of notes) consent to the sale; or

     2.   the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes of the related series at the date of the sale; or

     3.   the Indenture Trustee determines that the Trust Estate will not continue to provide sufficient funds to make all payments on the outstanding notes of the related series as those payments would have become due if the obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 662/3%
          of the aggregate outstanding amount of the most senior notes then of the related series outstanding (or relevant class or classes of notes).

     Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes, if the
Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and other limitations contained in the related Indenture, the holders of a majority of the aggregate principal amount of the most senior notes of the related series then outstanding (or relevant class or classes of notes of the series)
will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of at least 51% of the aggregate principal amount of the most senior notes of the related series then outstanding (or relevant class or classes of notes) may, in some cases, waive a default, except a default in the deposit of collections or other required amounts, any required payment from amounts held in any trust account in respect of amounts due on the notes, payment of principal or interest or a default in respect of a covenant or provision of the
Indenture which cannot be modified without the waiver or consent of all the holders of the outstanding notes of the related series.

     Unless otherwise specified in the related prospectus supplement, no holder of a note of any series will have the right to institute any proceeding with respect to the related Indenture, unless:

     1.   the holder of a note or notes previously has given to the applicable
          Indenture Trustee written notice of a continuing Event of Default;

     2.   the Event of Default arises from the Servicer's failure to remit payments when due or the holders of not less than 25% of the aggregate principal amount of the most senior notes of the related series then outstanding (or relevant class or classes of notes) have requested in writing that the Indenture Trustee institute the proceeding in its own name as Indenture Trustee;

                                       30

     3.   the holder or holders of notes have offered the Indenture Trustee reasonable indemnity; and

     4.   the Indenture Trustee has for 60 days failed to institute a proceeding.

     In addition, each Indenture Trustee and the related Noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in that Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related notes or for the agreements of that Trust contained in the applicable Indenture.

     Particular Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless, among other things,

     1.   the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

     2.   that entity expressly assumes the Trust's obligation to make due and punctual payments upon the notes of the related series and the performance or observance of every agreement and covenant of the Trust under the Indenture;

     3.   no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

     4.   each rating agency delivers a letter to the Indenture Trustee to the effect that the consideration or merger will not result in a qualification, reduction or withdrawal of its then current rating on any class of notes;

     5.   that Trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder;

     6.   the parties take any action necessary to maintain the lien and security interest created by the Indenture; and

     7.   the Indenture Trustee has received an officer's certificate and an opinion of counsel stating that the consolidation or merger comply with the terms of the Indenture and all conditions precedent provided in the Indenture have been complied with.

     Each Trust will not, among other things,

     o    except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or other specified documents with respect to that Trust (collectively, the "Related
          Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust unless directed to do so by the Indenture
          Trustee;

     o    claim any credit on or make any deduction from the principal of and interest payable on the notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the Trust;

     o    except as expressly permitted by the Related Documents, dissolve or liquidate in whole or in part;

     o    permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the Indenture except as may be expressly permitted by the Indenture;

                                       31

     o    permit any lien or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest in the assets of the Trust or the proceeds of those assets; or

     o    assume or incur any indebtedness other than the related notes or as expressly permitted by the related Indenture or the Related Documents.

     No Trust may engage in any activity other than as specified in this prospectus or in the applicable prospectus supplement.

     Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the related Indenture.

     Indenture Trustee's Annual Report. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of specified indebtedness owing by the Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee and any action taken by it that materially affects the related notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related Indenture Trustee for cancellation of all of those notes or, with specified limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the notes.

                               THE CERTIFICATES

GENERAL

     With respect to each Trust that issues certificates, one or more classes of certificates of the related series will be issued pursuant to the terms of a
Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the certificates and the Trust Agreement or Pooling and Servicing
Agreement, as applicable.

     Except for the certificates, if any, of a given series purchased by the
Seller, each class of certificates will initially be represented by one or more certificates registered in the name of the nominee for DTC, except as set forth below. Except for the certificates, if any, of a given series purchased by the
Seller, the certificates will be available for purchase in the denominations specified in the applicable prospectus supplement in book-entry form only. The
Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the applicable prospectus supplement. Accordingly, that nominee is expected to be the holder of record of the certificates (a
"Certificateholder") of any series that are not purchased by the Seller. No
Certificateholder (other than a Trust) will be entitled to receive a physical certificate representing a certificate until Definitive Certificates are issued under the limited circumstances described in this prospectus or in the applicable prospectus supplement. All references in this prospectus and in the applicable prospectus supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from DTC Participants and all references in this prospectus and in the applicable prospectus supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements given, made or sent to DTC or its nominee, as the case may be, as the registered holder of the certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. We refer you to "Certain Information Regarding the
Securities--Book-Entry Registration" and "--Definitive Securities." Any
certificates of a given series owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust

                                       32

Agreement, except that those certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of
Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing
Agreements--Insolvency Event").

PAYMENTS OF PRINCIPAL AND INTEREST

     The timing and priority of payments, seniority, allocations of losses, pass through rate (the "Pass Through Rate") and amount of or method of determining payments with respect to principal and interest of each class of certificates will be described in the applicable prospectus supplement.
Payments of interest on those certificates will be made on the dates specified in the applicable prospectus supplement (each, a "Payment Date"). To the extent provided in the applicable prospectus supplement, a series may include one or more classes of certificates (the "Strip Certificates") entitled to (1)
payments in respect of principal with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no payments in respect of principal. Each class of certificates may have a different Pass
Through Rate, which may be a fixed, variable or adjustable Pass Through Rate
(and which may be zero for some classes of Strip Certificates) or any combination of the foregoing. The applicable prospectus supplement will specify the Pass Through Rate for each class of certificates of a given series or the method for determining the Pass Through Rate. We also refer you to "Certain
Information Regarding the Securities--Fixed Rate Securities" and "--Floating
Rate Securities." Payments in respect of the certificates of a given series that includes notes may be subordinate to payments in respect of the notes of that series as more fully described in the applicable prospectus supplement.
The rights of holders of any class of certificates to receive payments of principal and interest may also be senior or subordinate to the rights of holders of any other class or classes of certificates of that series as more fully described in the applicable prospectus supplement. Payments in respect of principal of and interest on any class of certificates will be made on a pro rata basis among all the Certificateholders of that class.

     In the case of a series of certificates that includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of payments in respect of interest and principal, and any schedule or formula or applicable other provisions, of each class shall be as set forth in the applicable prospectus supplement.

     If and as provided in the applicable prospectus supplement, amounts remaining on deposit in the Collection Account after all required payments to the related Securityholders have been made may be released to the Seller, AHFC or one or more third party credit or liquidity enhancement providers.

                                       33

                  CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

     Any class of Securities (other than some classes of Strip Notes or Strip
Certificates) may bear interest at a fixed rate per annum ("Fixed Rate
Securities") or at a variable or adjustable rate per annum ("Floating Rate
Securities"), as more fully described below and in the applicable prospectus supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the applicable prospectus supplement. Interest on each class of
Fixed Rate Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months or other day count basis as is specified in the applicable prospectus supplement. We refer you to "The Notes--Principal and
Interest on the Notes" and "The Certificates--Payments of Principal and
Interest."

FLOATING RATE SECURITIES

     Interest Rate Basis. Each class of Floating Rate Securities will bear interest during each applicable Interest Period at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the
Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the applicable prospectus supplement. The "Spread" is the number of basis points to be added to or subtracted from the related Base Rate applicable to the Floating Rate Securities. The "Spread Multiplier" is the
percentage of the related Base Rate applicable to the Floating Rate Securities by which that Base Rate will be multiplied to determine the applicable interest rate on those Floating Rate Securities. The applicable prospectus supplement will designate one of the following Base Rates as applicable to a particular
Floating Rate Security:

     o    LIBOR (a "LIBOR Security");

     o    the Commercial Paper Rate (a "Commercial Paper Rate Security");

     o    the Treasury Rate (a "Treasury Rate Security");

     o    the Federal Funds Rate (a "Federal Funds Rate Security");

     o    the CD Rate (a "CD Rate Security"); or

     o    any other Base Rate that is set forth in the applicable prospectus supplement.

     "Business Day" as used in this prospectus means, unless otherwise specified in the applicable prospectus supplement:

1.   for United States dollar denominated Securities for which Libor is not an applicable Interest Rate Basis:

     o    any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York
          (a "New York Business Day");

2.   for United States dollar denominated Securities for which Libor is an applicable Interest Rate Basis:

     o    a day that is both (1) a day on which commercial banks are open for business, including dealings in the designated Index Currency (as defined below) in London (a "London Business Day") and (2) a New York
          Business Day;

3.   for non-United States dollar denominated Securities (other than Securities denominated in euro) for which Libor is not an applicable Interest Rate
     Basis:

     o    a day that is both (1) a day other than a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (as defined below) (a
          "Principal Financial Center Business Day") and (2) a New York Business
          Day;

                                       34

4.   for non-United States dollar denominated Securities (other than Securities denominated in euro) for which Libor is an applicable Interest Rate Basis:

     o    a day that is all of (1) a Principal Financial Center Business Day;
          (2) a New York Business Day; and (3) a London Business Day;

5.   for euro denominated Securities for which Libor is not an applicable
     Interest Rate Basis:

     o    a day that is both (1) a day on which the Trans-European Automated
          Real-time Gross Settlement Express Transfer (TARGET) System is open (a
          "TARGET Business Day") and (2) a New York Business Day;

6.   for euro denominated Securities for which Libor is an applicable Interest
     Rate Basis:

     o    a day that is all of (1) a TARGET Business Day; (2) a New York
          Business Day; and (3) a London Business Day.

     "Principal Financial Center" means, unless otherwise specified in the applicable prospectus supplement:

     o    the capital city of the country issuing the Specified Currency except that with respect to United States dollars, Australian dollars,
          Canadian dollars, Deutsche marks, Dutch guilders, South African rand and Swiss francs, the Principal Financial Center will be The City of
          New York, Sydney and Melbourne, Toronto, Frankfurt, Amsterdam,
          Johannesburg and Zurich, respectively; or

     o    the capital city of the country to which the Index Currency relates, except that with respect to United States dollars, Canadian dollars,
          Deutsche marks, Dutch guilders, Portuguese escudos, South African rand and Swiss francs, the Principal Financial Center will be the The City of New York, Toronto, Frankfurt, Amsterdam, London, Johannesburg and
          Zurich, respectively.

     "Specified Currency" means the currency in which a particular Security is denominated (or, if the currency is no longer legal tender for the payment of public and private debts, any other currency of the relevant country which is then legal tender for the payment of such debts).

     "Index Currency" means the currency specified in the applicable prospectus supplement as the currency for which LIBOR will be calculated. If no currency is specified in the applicable prospectus supplement, the Index Currency will be United States dollars.

     Interest Reset Dates. Each applicable prospectus supplement will specify whether the rate of interest on the related Floating Rate Securities will be reset daily, weekly, monthly, quarterly, semiannually, annually or some other specified period (each, an "Interest Reset Period") and the dates on which that
Interest Rate will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable prospectus supplement, the Interest Reset Date will be, in the case of Floating Rate Securities which reset:

     (1)  daily, each Business Day;

     (2)  weekly, the Wednesday of each week (with the exception of weekly reset
          Treasury Rate Securities which will reset the Tuesday of each week except as described below);

     (3)  monthly, the third Wednesday of each month;

     (4)  quarterly, the third Wednesday of March, June, September and December of each year;

     (5)  semiannually, the third Wednesday of the two months specified in the applicable prospectus supplement;

     (6)  annually, the third Wednesday of the month specified in the applicable prospectus supplement; or

     (7)  any other Interest Reset Date set forth in the applicable prospectus supplement.

                                       35

     Unless otherwise specified in the related prospectus supplement, if any
Interest Reset Date for any Floating Rate Security would otherwise be a day that is not a Business Day, the applicable Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a Floating Rate Security as to which LIBOR is an applicable Base Rate, if that Business Day falls in the next succeeding calendar month, that Interest
Reset Date will be the immediately preceding Business Day. In addition, in the case of a Floating Rate Security for which the Treasury Rate is an applicable
Interest Rate Basis, if the Interest Determination Date would otherwise fall on an Interest Reset Date, then the applicable Interest Reset Date will be postponed to the next succeeding Business Day.

     Except as set forth above or in the applicable prospectus supplement, the interest rate in effect on each date will be:

     o    if the date is an Interest Reset Date, the interest rate determined on the related Interest Determination Date, as defined below, immediately preceding that Interest Reset Date, or

     o    if the day is not an Interest Reset Date, the interest rate determined on the related Interest Determination Date immediately preceding the most recent Interest Reset Date.

     Interest Payments. The interest Payment Dates will be specified in the applicable prospectus supplement. Unless otherwise specified in the related prospectus supplement, if any Payment Date for a Floating Rate Security (other than the final Payment Date) would otherwise be a day that is not a Business
Day, that Payment Date will be the next succeeding day that is a Business Day except that in the case of a Floating Rate Security as to which LIBOR is the applicable Base Rate, if the Business Day falls in the next succeeding calendar month, the applicable Payment Date will be the immediately preceding Business
Day. If the final Payment Date of a Floating Rate Security falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on that payment shall accrue for the period from and after that scheduled Payment Date.

     Each Floating Rate Security will accrue interest on an "Actual/360" basis, an "Actual/Actual" basis, or a "30/360" basis, in each case as specified in the applicable prospectus supplement. For Floating Rate Securities calculated on an
Actual/360 basis and Actual/Actual basis, accrued interest for each Interest
Period will be calculated by multiplying:

     (1)  the face amount of the Floating Rate Security;

     (2)  the applicable interest rate; and

     (3)  the actual number of days in the related Interest Period, and dividing the resulting product by 360 or 365, as applicable (or, with respect to an Actual/Actual basis Floating Rate Security, if any portion of the related Interest Period falls in a leap year, the product of (1)
          and (2) above will be multiplied by the sum of (x) the actual number of days in that portion of that Interest Period falling in a leap year divided by 366 and (y) the actual number of days in that portion of that Interest Period falling in a non-leap year divided by 365).

     For Floating Rate Securities calculated on a 30/360 basis, accrued interest for an Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months, irrespective of how many days are actually in that Interest Period. With respect to any Floating Rate Security that accrues interest on a 30/360 basis, if any Payment Date, including the related final Payment Date, falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business
Day as if made on the date that payment was due, and no interest will accrue on the amount so payable for the period from and after that Payment Date.

     The "Interest Period" with respect to any class of Floating Rate
Securities will be set forth in the applicable prospectus supplement.

     Interest Determination Dates. The interest rate applicable to each
Interest Reset Period beginning on the Interest Reset Date with respect to that
Interest Reset Period will be the rate determined on the applicable "Interest
Determination Date," as follows unless otherwise specified in the applicable prospectus supplement:

                                       36

     o    The Interest Determination Date for the CD Rate, the Commercial Paper
          Rate and the Federal Funds Rate will be the second Business Day preceding each Interest Reset Date for the related Floating Rate
          Security;

     o    The Interest Determination Date for LIBOR will be the second London
          Banking Day preceding each Interest Reset Date;

     o    The Interest Determination Date for the Treasury Rate will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills, as defined below, are normally auctioned. Treasury
          Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the
          Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be that preceding Friday; and
          provided further, that if an auction falls on any Interest Reset Date, then the related Interest Reset Date will instead be the first
          Business Day following that auction.

     As used in this prospectus, "London Banking Day" means any day on which commercial banks are open for business (including dealings in designated Index
Currency) in London.

     Maximum and Minimum Interest Rates. As specified in the applicable prospectus supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum):
(1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any Interest Period, which may be an available funds cap rate, and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any Interest Period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

     Calculation Agent. Each Trust with respect to which a class of Floating
Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate Interest Rates on each class of Floating Rate Securities. The applicable prospectus supplement will set forth the identity of the Calculation Agent for each class of Floating
Rate Securities of a given series, which may be the related Trustee or
Indenture Trustee with respect to that series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. All percentages resulting from any calculation on Floating Rate
Securities will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or
..0987655)), and all dollar amounts used in or resulting from that calculation on Floating Rate Securities will be rounded to the nearest cent (with one-half cent being rounded upwards).

     Calculation Date. Unless specified otherwise in the applicable prospectus supplement, the "Calculation Date," if applicable, pertaining to any Interest
Determination Date, will be the earlier of:

     o    the thirteenth calendar day after the applicable Interest
          Determination Date, or, if that day is not a Business Day, the next succeeding Business Day, or

     o    the Business Day preceding the applicable Interest Payment Date or final scheduled Payment Date, as the case may be.

     Index Maturity means the period to maturity of the instrument or obligation with respect to which the Base Rate will be calculated.

     CD Rate Securities.  Each CD Rate Security will bear interest at the rates calculated with reference to the CD Rate and the Spread or Spread Multiplier,
if any, specified in that CD Rate Security and in the applicable prospectus supplement.

                                       37

     Unless otherwise specified in the applicable prospectus supplement, "CD
Rate" means the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit having the Index
Maturity designated in the applicable prospectus supplement as published in
H.15(519) (as defined below) under the heading "CDs (secondary market)."

     The following procedures will be followed if the CD Rate cannot be determined as described above:

(1)  If the rate referred to above is not published prior to 3:00 P.M., New York
     City time, on the related Calculation Date, then the CD Rate on the applicable Interest Determination Date will be the rate for negotiable
     United States dollar certificates of deposit of the Index Maturity designated in the applicable prospectus supplement as published in H.15
     Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading "CDs
     (secondary market)."

(2)  If the rate referred to in clause (1) above is not so published by 3:00
     P.M., New York City time, on the related Calculation Date, then the CD Rate for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on the applicable
     Interest Determination Date of three leading nonbank dealers in negotiable
     United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable certificates of deposit with a remaining maturity closest to the
     Index Maturity designated in the applicable prospectus supplement in an amount that is representative for a single transaction in that market at that time.

(3)  If the dealers selected by the Calculation Agent are not quoting as set forth in clause (2) above, the CD Rate on the applicable Interest
     Determination Date will be the rate in effect on the applicable Interest
     Determination Date.

     "H.15(519)" means the weekly statistical release designated as H.15(519)
or any successor publication, published by the Board of Governors of the
Federal Reserve System.

     "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/ h15/update, or any successor site or publication.

     Commercial Paper Rate Securities. Each Commercial Paper Rate Security will bear interest at the rates calculated with reference to the Commercial Paper
Rate and the Spread or Spread Multiplier, if any, specified in that Commercial
Paper Rate Security and in the applicable prospectus supplement.

     Unless otherwise provided in the applicable prospectus supplement,
"Commercial Paper Rate" means the Money Market Yield (as defined below) on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement, as published in H.15(519) under the heading "Commercial Paper--Nonfinancial".

     The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

(1)  If the rate referred to above is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate will be the Money Market Yield on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate under the heading "Commercial Paper--Nonfinancial."

(2)  If by 3:00 P.M. New York City time, on the related Calculation Date, the
     Commercial Paper Rate is not yet published in either H.15(519) or H.15
     Daily Update, then the Commercial Paper Rate for the applicable Interest
     Determination Date will be calculated by the Calculation Agent as the Money
     Market Yield of the arithmetic mean of the offered rates at approximately
     11:00 A.M.,

                                       38

     New York City time, on the applicable Interest Determination Date of three leading dealers of United States commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index
     Maturity specified in the applicable prospectus supplement placed for industrial issuers whose bond rating is "Aa" or the equivalent, by a nationally recognized securities rating organization.

(3)  If the dealers selected by the Calculation Agent are not quoting as mentioned in clause (2) above, the Commercial Paper Rate determined on the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

     "Money Market Yield" means a yield (expressed as a percentage rounded upwards to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

                                   D x 360
           Money Market Yield = ------------  x 100
                                360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Interest Period for which interest is being calculated.

     Federal Funds Rate Securities. Each Federal Funds Rate Security will bear interest at the rates calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in that Federal Funds Rate
Security and in the applicable prospectus supplement.

     Unless otherwise provided in the applicable prospectus supplement,
"Federal Funds Rate" means the rate on the applicable Interest Determination
Date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" as displayed on Bridge Telerate, Inc. or any successor service on page 120 or any other page as may replace the applicable page on the service ("Telerate Page 120").

     The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

(1)  If the rate referred above does not appear on Telerate Page 120 or is not published prior to 3:00 P.M., New York City time, on the related
     Calculation Date, the Federal Funds Rate for the applicable Interest
     Determination Date will be the rate on the applicable Interest
     Determination Date for United States dollar federal funds published in H.15
     Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate under the heading "Federal Funds
     (Effective)."

(2)  If the Federal Funds Rate is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Federal Funds Rate for the applicable Interest Determination Date will be calculated by the
     Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in
     The City of New York selected by the Calculation Agent before 9:00 A.M.,
     New York City time, on the applicable Interest Determination Date.

(3)  If brokers so selected by the Calculation Agent are not quoting as mentioned in clause (2) above, the Federal Funds Rate for the applicable
     Interest Determination Date will be the Federal Funds Rate in effect on the applicable Interest Determination Date.

     LIBOR Securities. Each LIBOR Security will bear interest at the rates calculated with reference to LIBOR and the Spread or Spread Multiplier, if any,
specified in that LIBOR Security and in the applicable prospectus supplement.

     Unless otherwise provided in the applicable prospectus supplement, "LIBOR"
means:

     1.   if "LIBOR Telerate" is specified in the applicable prospectus supplement, or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable prospectus supplement as the method for calculating LIBOR, LIBOR will be the rate for deposits in

                                       39

          the Index Currency having the Index Maturity designated in the applicable prospectus supplement, commencing on the second London
          Banking Day immediately following the applicable Interest
          Determination Date that appears on the Designated LIBOR Page specified in the applicable prospectus supplement as of 11:00 A.M. London time, on the applicable Interest Determination Date, or

     2.   If "LIBOR Rueters" is specified in the applicable prospectus supplement, LIBOR will be the arithmetic mean of the offered rates for deposits in the Index Currency having the Index Maturity designated in the applicable prospectus supplement, commencing on the second London
          Banking Day immediately following the applicable Interest
          Determination Date, that appear on the Designated LIBOR Page specified in the applicable prospectus supplement as of 11:00 A.M. London time on the applicable Interest Determination Date, if at least two offered rates appear (except as provided in the following sentence). If the
          Designated LIBOR Page by its terms provides for only a single rate, then the single rate will be used.

     The following procedures will be followed if LIBOR cannot be determined as described above:

     1.   With respect to an Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page, LIBOR for the applicable Interest
          Determination Date will be the rate calculated by the Calculation
          Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with their offered quotations for deposits in the Index Currency for the period of the Index Maturity designated in the applicable prospectus supplement, commencing on the second London Banking Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00
          A.M., London time, on the applicable Interest Determination Date and in a principal amount that is representative for a single transaction in the applicable Index Currency in that market at that time. If at least two quotations are provided, LIBOR determined on the applicable
          Interest Determination Date will be the arithmetic mean of those quotations.

     2.   If fewer than two quotations referred to in clause (1) above are provided, LIBOR determined on the applicable Interest Determination
          Date will be rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M. (or another time specified in the applicable prospectus supplement), in the applicable Principal Financial Center, on the applicable Interest
          Determination Date, by three major banks, in that Principal Financial
          Center selected by the Calculation Agent for loans in the Index
          Currency to leading European banks, having the Index Maturity designated in the applicable prospectus supplement and in a principal amount that is representative for a single transaction in the Index
          Currency in that market at that time.

     3.   If the banks so selected by the Calculation Agent are not quoting as mentioned in clause (2) above, LIBOR for the applicable Interest
          Determination Date will be LIBOR in effect on the applicable Interest
          Determination Date.

     "Designated LIBOR Page" means either:

     o    if "LIBOR Telerate" is designated in the applicable prospectus supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable prospectus supplement as the method for calculating LIBOR, the display on Bridge Telerate, Inc., or any successor service on the page designated in the applicable prospectus supplement or any page as may replace the designated page on that service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

                                       40

     o    if "LIBOR Reuters" is designated in the applicable prospectus supplement, the display on Reuters Monitor Money Rates Service or any successor service on the page designated in the applicable prospectus supplement or any page that may replace that designated page on that service for the purpose of displaying London interbank rates of major banks for the applicable Index Currency, or

     Treasury Rate Securities. Each Treasury Rate Security will bear interest calculated with reference to the Treasury Rate and the Spread or Spread
Multiplier, if any, specified in the Treasury Rate Security and in the applicable prospectus supplement.

     Unless otherwise provided in the applicable prospectus supplement,
"Treasury Rate" means the rate from the auction held on the applicable Interest
Determination Date ("Auction") of direct obligations of the United States
("Treasury Bills") having the Index Maturity specified in the applicable prospectus supplement, under the heading "Investment Rate" on the display on
Bridge Telerate, Inc., or any successor service on page 56 or any other page as may replace page 56 of that service ("Telerate Page 56") or page 57 or any other page as may replace page 57 of that service ("Telerate Page 57").

     The following procedures will be followed if the Treasury Rate cannot be determined as described above:

     1.   If the rate described above is not so published by 3:00 P.M., New York
          City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent
          Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/ Treasury Bills/Auction High."

     2.   If the rate described in clause (1) above is not so published by 3:00
          P.M., New York City time, on the related Calculation Date, the
          Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the auction rate of the applicable
          Treasury Bills announced by the United States Department of the
          Treasury.

     3.   If the rate described in clause (2) above is not announced by the
          United States Department of the Treasury, or if the Auction is not
          held, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the rate on the applicable
          Interest Determination Date of Treasury Bills having the Index
          Maturity specified in the applicable prospectus supplement published in H.15(519) under the caption "U.S. Government Securities/Treasury
          Bills/ Secondary Market."

     4.   If the rate described in clause (3) above is not so published by 3:00
          P.M., New York City time, on the related Calculation Date, the
          Treasury Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/
          Treasury Bills/ Secondary Market."

     5.   If the rate described in clause (4) above is not so published by 3:00
          P.M., New York City time, on the related Calculation Date, the
          Treasury Rate for the applicable Interest Determination Date will be the rate for the applicable Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M.,
          New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers, selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable prospectus supplement.

     6.   If the dealers selected by the Calculation Agent are not quoting as described in clause(s) above, the Treasury Rate for the applicable
          Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

                                       41

     "Bond Equivalent Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

                                        D x N
          Bond Equivalent Yield =   -------------   x  100
                                    360 - (D x M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M"
refers to the actual number of days in the interest period for which interest is being calculated.

INDEXED SECURITIES

     To the extent specified in any prospectus supplement, any class of
Securities of a given series may consist of Securities ("Indexed Securities")
in which the principal amount payable on the final scheduled Payment Date for that class (the "Indexed Principal Amount") and/or the interest payable on any
Payment Date is determined by reference to a measure (the "Index") which will be related to (1) the exchange rates of one or more currencies; (2) the price or prices of specified commodities; (3) specified stocks, which may be based on
U.S. or foreign stocks, on specified dates specified in the applicable prospectus supplement; or (4) another price, interest rate, exchange rate or other financial index or indices as are described in the applicable prospectus supplement. Holders of Indexed Securities may receive a principal amount on the related final scheduled Payment Date that is greater than or less than the face amount of the Indexed Securities depending upon the relative value on the related final scheduled Payment Date of the specified indexed item. The applicable prospectus supplement will also contain information as to the method for determining the principal amount payable on the related final scheduled
Payment Date, if any, and, where applicable, historical information with respect to the specific indexed item or items and special tax considerations associated with investment in Indexed Securities. Notwithstanding anything to the contrary in this prospectus, for purposes of determining the rights of a holder of a Security indexed as to principal in respect of voting for or against amendments to the related Trust Agreement, Indenture, or other related agreements, as the case may be, and modifications and the waiver of rights under those agreements, the principal amount of that Indexed Security shall be deemed to be the face amount thereof upon issuance less any payments allocated to principal of that Indexed Security.

     If the determination of the Indexed Principal Amount of an Indexed
Security is based on an Index calculated or announced by a third party and that third party either suspends the calculation or announcement of that Index or changes the basis upon which that Index is calculated (other than changes consistent with policies in effect at the time that Indexed Security was issued and permitted changes described in the applicable prospectus supplement), then that Index shall be calculated for purposes of that Indexed Security by an independent calculation agent named in the applicable prospectus supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason that Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of that Indexed
Security shall be calculated in the manner set forth in the applicable prospectus supplement. Any determination of that independent calculation agent shall, in the absence of manifest error, be binding on all parties.

     The applicable prospectus supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Payment Date will be the face amount of that Indexed Security, the Indexed Principal Amount of that Indexed Security at the time of redemption or repayment or another amount described in that prospectus supplement.

DERIVATIVE ARRANGEMENTS

     The Trust may also include a derivative arrangement for the payment of interest on the Securities of a series or any class of Securities. A derivative arrangement may include a guaranteed rate

                                       42

agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement. The type of derivative arrangement, if any, for a series of Securities or class of Securities will be described in the applicable prospectus supplement.

VARIABLE FUNDING NOTE

     The applicable prospectus supplement for a Trust may provide that the
Trust issue one or more series of Securities having particular maturity dates and at the same time the Trust may issue amortizing floating notes, known as
"variable funding notes", which relate to those particular maturity dates.
These Securities may have a balance that may (1) decrease based on the amortization of the related Receivables or (2) increase based on principal collections used to purchase additional Receivables.

     Interest Rate Flexibility For a Variable Funding Note. The prospectus supplement may provide that the Securities issued in connection with a variable funding note may have different rates of interest which may be fixed or floating. The related prospectus supplement will specify the interest rate for each series or class of Securities and the method, if any, for determining subsequent changes to the interest rate.

PRO-RATA PAY/SUBORDINATE SECURITIES

     The applicable prospectus supplement for a Trust may provide that one or more classes of Securities will be payable on an interest only or principal only basis. In addition, the Securities may include two or more classes that differ as to timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Distributions of principal or interest or both on any class of Securities may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated assets of the Trust. A series may include one or more classes of Securities, as to which accrued interest will not be distributed but rather will be added to the principal or specified balance of the Security on each Payment Date.

REVOLVING PERIOD

     The applicable prospectus supplement for a Trust may provide that all or a portion of the principal collected on the Receivables may be applied by the
Trustee to the acquisition of subsequent Receivables during a specified period rather than used to distribute payments of principal to Securityholders during that period. These Securities would then possess an interest only period, also commonly referred to as a "revolving period", which will be followed by an
"amortization period", during which principal would be paid. Any interest only or revolving period may terminate prior to the end of the specified period and result in earlier than expected principal repayment of the Securities.

BOOK-ENTRY REGISTRATION

     Each class of Securities offered by this prospectus will be represented by one or more certificates registered in the name of Cede, as nominee of The
Depository Trust Company ("DTC"). Securityholders may hold beneficial interests in Securities through DTC (in the United States) or Clearstream Banking, societe anonyme (referred to herein as "Clearstream, Luxembourg") or Euroclear
Bank S.A./NV as operator of the Euroclear System ("Euroclear") (in Europe or
Asia) directly if they are participants of those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants
(referred to herein as "Clearstream, Luxembourg Participants" and "Euroclear
Participants", respectively) through customers' securities accounts in their respective names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold those positions in customers'
securities accounts in the Depositaries' names on the books of DTC.

                                       43

     No Securityholder will be entitled to receive a certificate representing that person's interest in the Securities, except as set forth below. Unless and until Securities of a class are issued in fully registered certificated form under the limited circumstances described below, all references in this prospectus to actions by Noteholders, Certificateholders or Securityholders
shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references in this prospectus to distributions, notices, reports and statements to Noteholders, Certificateholders or
Securityholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Securities, for distribution to
Securityholders in accordance with DTC procedures. Therefore, it is anticipated that the only Noteholder, Certificateholder or Securityholder will be Cede, as nominee of DTC. Securityholders will not be recognized by the related Trustee as Noteholders, Certificateholders or Securityholders as those terms will be used in the relevant agreements, and Securityholders will only be permitted to exercise the rights of holders of Securities of the related class indirectly through DTC and DTC Participants, as further described below.

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear
Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream,
Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each of these cross-market transactions will require delivery of instructions to the relevant
European international clearing system by the counterparty in that system in accordance with that system's rules and procedures and within that system's established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and
Euroclear Participants may not deliver instructions directly to their respective Depositaries.

     Because of time-zone differences, credits of securities received in
Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC
Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear Participant or Clearstream, Luxembourg
Participant on that business day. Cash received in Clearstream, Luxembourg or
Euroclear as a result of sales of Securities by or through a Clearstream,
Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     DTC is a limited purpose trust company organized under the laws of the
State of New York, a "banking organization" within the meaning of the New York
Banking Law, a member of the Federal Reserve System, a "clearing corporation"
within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act of 1934. DTC was created to hold securities for its participating members ("DTC Participants")
and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Securities of any class or series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (the "Indirect DTC Participants"). The rules applicable to DTC and DTC Participants are on file with the SEC.

     Securityholders that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only

                                       44

through DTC Participants and Indirect DTC Participants. DTC Participants will receive a credit for the Securities on DTC's records. The ownership interest of each Securityholder will in turn be recorded on respective records of the DTC
Participants and Indirect DTC Participants. Securityholders will not receive written confirmation from DTC of their purchase, but Securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or
Indirect DTC Participant through which the Securityholder entered into the transaction. Transfers of ownership interests in the Securities of any class will be accomplished by entries made on the books of DTC Participants acting on behalf of Securityholders.

     To facilitate subsequent transfers, all Securities deposited by DTC
Participants with DTC will be registered in the name of Cede, as nominee of
DTC. The deposit of Securities with DTC and their registration in the name of
Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual Securityholders and its records will reflect only the identity of the DTC Participants to whose accounts those Securities are credited, which may or may not be the Securityholders. DTC Participants and Indirect DTC
Participants will remain responsible for keeping account of their holdings on behalf of their customers. While the Securities of a series are held in book-entry form, Securityholders will not have access to the list of
Securityholders of that series, which may impede the ability of Securityholders to communicate with each other.

     Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and
Indirect DTC Participants to Securityholders will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC
Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit payments of principal of and interest on the
Securities. DTC Participants and Indirect DTC Participants with which
Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective Securityholders.

     DTC's practice is to credit DTC Participants' accounts on each Payment
Date in accordance with their respective holdings shown on its records, unless
DTC has reason to believe that it will not receive payment on that Payment
Date. Payments by DTC Participants and Indirect DTC Participants to
Securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that DTC Participant and not of DTC, the related Indenture Trustee or Trustee
(or any paying agent appointed by the Indenture Trustee or Trustee), the Seller or the Servicer, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal of and interest on each class of Securities to DTC will be the responsibility of the related Indenture
Trustee or Trustee (or any paying agent), disbursement of those payments to DTC
Participants will be the responsibility of DTC and disbursement of those payments to the related Securityholders will be the responsibility of DTC
Participants and Indirect DTC Participants. DTC will forward those payments to its DTC Participants which thereafter will forward them to Indirect DTC
Participants or Securityholders.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and some other banks, a Securityholder may be limited in its ability to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to those Securities due to the lack of a physical certificate for those
Securities.

     DTC has advised the Seller that it will take any action permitted to be taken by a Securityholder only at the direction of one or more DTC Participants to whose account with DTC the Securities are credited. Additionally, DTC has advised the Seller that it will take those actions with respect to specified percentages of the Securityholders' interest only at the direction of and on behalf of DTC

                                       45

Participants whose holdings include undivided interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of DTC
Participants whose holdings include those undivided interests.

     Neither DTC nor Cede will consent or vote with respect to the Securities.
Under its usual procedures, DTC will mail an "Omnibus Proxy" to the related
Indenture Trustee or Trustee as soon as possible after any applicable record date for that consent or vote. The Omnibus Proxy will assign Cede's consenting or voting rights to those DTC Participants to whose accounts the related
Securities are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

     Clearstream, Luxembourg is a duly licensed bank organized as a limited liability company (a societe anonyme) incorporated under the laws of the Grand
Duchy of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for Clearstream, Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream,
Luxembourg Participants through electronic book-entry changes in Clearstream accounts of Clearstream, Luxembourg Participants or between a Clearstream account and a Euroclear account, thereby eliminating the need for physical movement of certificates. For transactions between a Clearstream, Luxembourg participant and a participant of another securities settlement system,
Clearstream, Luxembourg generally adjusts to the settlement rules of the other securities settlement system. Transactions may be settled by Clearstream,
Luxembourg in numerous currencies, including United States dollars.
Clearstream, Luxembourg provides to Clearstream, Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission de Surveillance du Secteur
Financier, "CSSF". Clearstream, Luxembourg Participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to
Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream, Luxembourg
Participant. Clearstream, Luxembourg has established an electronic bridge with
Euroclear to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

     Euroclear was created in 1968 to hold securities for Euroclear
Participants and to clear and settle transactions between Euroclear
Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.
Transactions may now be settled in numerous currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV (the "Euroclear
Operator"). All operations are conducted by the Euroclear Operator, and all
Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks
(including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of Securities offered by this prospectus. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear
Participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Terms and Conditions Governing Use of Euroclear
and the related Operating Procedures of the Euroclear System and applicable
Belgian law (collectively, the "Terms and Conditions"). The Terms and
Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and
Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

                                       46

     Payments with respect to Securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg
Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. We refer you to "Material Income Tax Consequences."
Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a
Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect those actions on its behalf through DTC.

     DTC, Clearstream, Luxembourg and Euroclear are under no obligation to perform or continue to perform the foregoing procedures and such procedures may be discontinued at any time.

DEFINITIVE SECURITIES

     The notes, if any, and the certificates of a given series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive
Certificates", respectively, and collectively referred to in this prospectus as
"Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if:

     1.   DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those Securities and the Seller, the Administrator or the Trustee is unable to locate a qualified successor (and if it is the Seller or the Administrator that has made that determination, the Seller or that Administrator so notifies the applicable Trustee in writing);

     2.   the Seller or the Administrator or the Trustee, as applicable, is successful in exercising an election to terminate the book-entry system through DTC; or

     3.   after the occurrence of an Event of Default or a Servicer Default with respect to those Securities, holders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of that series, acting together as a single class, advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to those notes or certificates is no longer in the best interests of the holders of those Securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee or Indenture Trustee will be required to notify all applicable Securityholders of a given series through DTC
Participants of the availability of Definitive Securities. Upon surrender by
DTC of the Definitive Certificates representing the corresponding Securities and receipt of instructions for re-registration, the applicable Trustee or
Indenture Trustee will reissue those Securities as Definitive Securities to those Securityholders.

     Payments of principal of, and interest on, the Definitive Securities will thereafter be made by the applicable Trustee or Indenture Trustee in accordance with the procedures set forth in the related Indenture or the related Trust
Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable record date specified for those Securities in the applicable prospectus supplement. Those payments will be made by check mailed to the address of that holder as it appears on the register maintained by the applicable Trustee or Indenture Trustee. The final payment on any Definitive Security, however, will be made only upon presentation and surrender of that Definitive Security at the office or agency specified in the notice of final payment to the applicable Securityholders. The applicable Trustee or the Indenture Trustee will provide notice to the applicable Securityholders not less than 15 nor more than 30 days prior to the date on which final payment is expected to occur.

     Definitive Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                                       47

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes material terms of each Sale and Servicing
Agreement or Pooling and Servicing Agreement pursuant to which a Trust will purchase Receivables from the Seller and the Servicer will agree to service those Receivables, each Trust Agreement (or in the case of a grantor trust, the
Pooling and Servicing Agreement) pursuant to which a Trust will be created and certificates will be issued and each Administration Agreement pursuant to which
AHFC will undertake specified administrative duties with respect to a Trust that issues notes (collectively, the "Transfer and Servicing Agreements").
Forms of the Transfer and Servicing Agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. The provisions of any of the Transfer and Servicing Agreements may differ from those described in this prospectus and, if so, will be described in the applicable prospectus supplement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

     On or prior to the Closing Date specified with respect to any given Trust in the applicable prospectus supplement, AHFC will sell and assign to the
Seller, without recourse, pursuant to a Purchase Agreement (the "Purchase
Agreement"), its entire interest in the Receivables comprising the related
Receivables Pool, including the security interests in the Financed Vehicles. On the Closing Date, the Seller will transfer and assign to the applicable Trustee on behalf of the Trust, without recourse, pursuant to a Sale and Servicing
Agreement or a Pooling and Servicing Agreement, as applicable, its entire interest in the Receivables comprising the related Receivables Pool, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the related Sale and
Servicing Agreement or Pooling and Servicing Agreement (a "Schedule of
Receivables"), but the existence and characteristics of the related Receivables will not be verified by the related Trustee. The applicable Trustee will, concurrently with the transfer and assignment, on behalf of the Trust, execute and deliver the related notes and/or certificates. The net proceeds received from the sale of the certificates and the notes of a given series will be applied to the purchase of the related Receivables from the Seller and, to the extent specified in the applicable prospectus supplement, to make any required initial deposit into the Reserve Fund and the Yield Supplement Account, if any.
The Seller will initially retain the most subordinated class of Securities of the related series.

     AHFC, pursuant to a Purchase Agreement, and the Seller, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, will represent and warrant, among other things, that:

     1.   the information provided in the related Schedule of Receivables is true and correct in all material respects;

     2.   at the time of origination of each Receivable, the related Obligor on each Receivable is required to maintain physical damage insurance covering the Financed Vehicle in accordance with AHFC's normal requirements;

     3.   as of the applicable Closing Date, each of those Receivables is or will be secured by a first priority perfected security interest in favor of AHFC in the Financed Vehicle;

     4.   to the best of its knowledge, as of the applicable Closing Date, the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened;

     5.   each related Receivable, at the time it was originated, complied and, as of the applicable Closing Date, complies in all material respects with applicable federal and state laws, including, consumer credit, truth- in-lending, equal credit opportunity and disclosure laws; and

     6.   any other representations and warranties that may be set forth in the applicable prospectus supplement are true and correct in all material respects.

                                       48

     Unless otherwise provided for in the related prospectus supplement, as of the last day of the second (or, if the Seller so elects, the first) Collection
Period following the discovery by or notice to the Seller of a breach of any representation or warranty of the Seller that materially and adversely affects the interests of the related Securityholders in any Receivable, the Seller, unless the breach is cured, will repurchase that Receivable (a "Warranty
Receivable") from that Trust and, pursuant to the related Purchase Agreement,
AHFC will purchase that Warranty Receivable from the Seller, at a price equal to the Warranty Purchase Payment for that Receivable. The "Warranty Purchase
Payment" for (1) a Precomputed Receivable will be equal to (a) the sum of (i)
all remaining Scheduled Payments, (ii) all past due Scheduled Payments for which an Advance has not been made, (iii) all outstanding Advances made by the
Servicer in respect of the Precomputed Receivable and (iv) an amount equal to any reimbursements of outstanding Advances made to the Servicer with respect to the Precomputed Receivable from collections made on or in respect of other
Receivables, minus (b) the sum of (i) of all Payments Ahead in respect to such
Warranty Receivable held by the Servicer or on deposit in the Payahead Account,
(ii) the rebate, calculated on an actuarial basis, that would be payable to the
Obligor on the Precomputed Receivable were the Obligor to prepay the
Precomputed Receivable in full on that day (a "Rebate") and (iii) any proceeds of the liquidation of the Precomputed Receivable previously received (to the extent applied to reduce the Principal Balance of the Precomputed Receivable)
and (2) a Simple Interest Receivable, will be equal to its unpaid principal balance, plus interest thereon at a rate equal to the APR to the last day of the Collection Period relating to the repurchase. This repurchase obligation will constitute the sole remedy available to the Securityholders or the Trust for any uncured breach by the Seller. The obligation of the Seller to repurchase a Receivable will not be conditioned on performance by AHFC of its obligation to purchase that Receivable from the Seller pursuant to the related
Purchase Agreement.

     Pursuant to each Sale and Servicing Agreement or Pooling and Servicing
Agreement, the Seller and each Trust will designate the Servicer as custodian to maintain possession as that Trust's agent of the related retail installment sale contracts and any other documents relating to the Receivables. To assure uniform quality in servicing both the Receivables and the Servicer's own portfolio of motor vehicle retail installment sale contracts, as well as to facilitate servicing and reduce administrative costs, the documents evidencing the Receivables will not be physically segregated from other motor vehicle retail installment sale contracts of the Servicer, or those which the Servicer services for others, or marked to reflect the transfer to the related Trust as long as AHFC is servicing the Receivables. However, Uniform Commercial Code
("UCC") financing statements reflecting the sale and assignment of the
Receivables by AHFC to the Seller and by the Seller to the applicable Trust will be filed, and the respective accounting records and computer files of AHFC and the Seller will reflect that sale and assignment. Because the Receivables will remain in the Servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the Trustee, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the Trust's interest in the Receivables could be defeated. In addition, in some cases, the Trustee's security interest in collections that have been received by the Servicer but not yet remitted to the related
Collection Account could be defeated. We refer you to "Certain Legal Aspects of the Receivables--Security Interests" in this prospectus.

ACCOUNTS

     With respect to each Trust that issues notes, the Servicer will establish and maintain with the related Trustee or Indenture Trustee one or more accounts
(each, a "Collection Account"), in the name of the Trustee or Indenture Trustee on behalf of the related Securityholders, into which payments made on or with respect to the related Receivables and amounts released from any Yield
Supplement Account, Reserve Fund or other form of credit enhancement will be deposited for payment to the related Securityholders. With respect to each
Trust that does not issue notes, the Servicer will also establish and maintain a Collection Account and any other Account in the name of the related Trustee on behalf of the related Certificateholders.

     If so provided in the related prospectus supplement, the Servicer will establish for each series of Securities an additional account (the "Payahead
Account"), in the name of the related Trustee or, if

                                       49

that Trust issues notes, the Indenture Trustee, into which, to the extent required by the Sale and Servicing Agreement or Pooling and Servicing
Agreement, early payments by or on behalf of Obligors on Precomputed
Receivables ("Payments Ahead") will be deposited until the time as the related payment becomes due. Until that time as Payments Ahead are transferred from the
Payahead Account to a Collection Account, they will not constitute collected interest or collected principal and will not be available for payment to the applicable Noteholders or Certificateholders. The Payahead Account will initially be maintained with the applicable Indenture Trustee or Trustee.

     Any other accounts to be established with respect to a Trust, including any Yield Supplement Account or any Reserve Fund, will be described in the applicable prospectus supplement.

     For any series of Securities, funds in the related Collection Account, any
Yield Supplement Account, the Reserve Fund and other accounts that may be identified in the applicable prospectus supplement (collectively, the
"Accounts") will be invested as provided in the related Sale and Servicing
Agreement or Pooling and Servicing Agreement in Eligible Investments. "Eligible
Investments" are generally limited to investments acceptable to the rating agencies rating the Securities as being consistent with the rating of those
Securities (including obligations of the Servicer and its affiliates, to the extent consistent with that rating). Except as described below or in the related prospectus supplement, Eligible Investments are limited to obligations or securities that mature on or before the next Payment Date for that series.
However, to the extent permitted by the rating agencies, funds in any Account
(other than the Collection Account) may be invested in obligations or securities that will not mature prior to the next Payment Date with respect to those certificates or notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Fund or the Yield Supplement Account at any
time may be less than the balance of the Reserve Fund or the Yield Supplement
Account, as the case may be. If the amount required to be withdrawn from any
Reserve Fund or the Yield Supplement Account to cover shortfalls in collections on the related Receivables (as provided in the applicable prospectus supplement) exceeds the amount of cash in the Reserve Fund or the Yield
Supplement Account, as the case may be, a temporary shortfall in the amounts paid to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the notes or the certificates of that series. Investment earnings on funds deposited in the Accounts, net of losses and investment expenses, shall be released to the Servicer or the Seller on each Payment Date and shall be the property of the Servicer or the Seller, as the case may be.

     For each Trust, the Accounts will be maintained with the related Indenture
Trustee or the Trustee so long as it is an "Eligible Institution," which is a depository institution or trust company,

     1.   the short-term unsecured debt obligations of which have a rating of
          "P-1" by Moody's Investors Service, Inc. ("Moody's") and a rating of
          "A-1+" by Standard & Poor's Ratings Services, a division of The McGraw
          Hill Companies, Inc. ("Standard & Poor's") (the "Required Deposit
          Rating"); or

     2.   having corporate trust powers and organized under the laws of the
          United States, any state thereof, the District of Columbia or the
          Commonwealth of Puerto Rico which has a long-term deposit rating from
          (A) Moody's of at least "Baa3" or (B) Standard & Poor's of at least
          "BBB-" (or such lower rating as either rating agency shall approve in writing).

     If the related Indenture Trustee or the Trustee, as the case may be, ceases to be an Eligible Institution, then the Servicer shall, with the assistance of the Indenture Trustee or the Trustee as may be necessary, cause each Account to be moved to an Eligible Institution.

SERVICING PROCEDURES

     The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, follow the collection procedures it follows with respect to comparable motor vehicle retail installment sale contracts it services for itself and others.

                                       50

     The Servicer will be authorized to grant certain rebates, adjustments or extensions with respect to a Receivable. However, if any modification of a
Receivable extends the maturity of a Receivable beyond the final scheduled maturity date set forth in the applicable prospectus supplement (the "Final
Scheduled Maturity Date") the Servicer will be obligated to purchase the
Receivable as described below.

     In addition, the Servicer will covenant that, except as otherwise contemplated in the related agreement (including the provisions in the immediately two preceding paragraphs):

     1.   it will not release any Financed Vehicle from the security interest granted in the related Receivable;

     2.   it will do nothing to impair the rights of the Securityholders in the
          Receivables;

     3.   it will not alter the APR of any Receivable;

     4.   it will not modify the number of payments under a Receivable or the maturity of a Receivable beyond the Final Scheduled Maturity Date unless it is making advances corresponding to reduction in Scheduled
          Payments as described above; and

     5.   it will not alter the amount financed under a Receivable.

     The Servicer or the Trustee shall inform the other party and the Indenture
Trustee promptly upon the discovery of any breach by the Servicer of the above obligations that would materially and adversely affect any Receivable. Unless the breach is cured by the last day of the second Collection Period following the discovery (or, if the Servicer so elects, the last day of the first
Collection Period following the discovery), the Servicer is required to purchase any Receivable materially and adversely affected by the breach (an
"Administrative Receivable") from the Trust at a price equal to the
Administrative Purchase Payment for that Receivable. The "Administrative
Purchase Payment" (1) for a Precomputed Receivable, will be equal to (a) the sum of (i) all remaining Scheduled Payments (plus any applicable yield maintenance payments), (ii) an amount equal to any reimbursements of Advances made by the Servicer with respect to the Precomputed Receivable from collections on or in respect of other Receivables and (iii) all past due
Scheduled Payments for which an Advance has not been made, minus (b) all
Payments Ahead in respect of the Precomputed Receivable held by the Servicer or on deposit in the Payahead Account and (2) for a Simple Interest Receivable,
will be equal to its unpaid Principal Balance, plus interest thereon at a rate equal to the sum of the Interest Rate or Pass Through Rate specified in the related Sale and Servicing Agreement or Pooling and Servicing Agreement and the
Servicing Fee Rate to the last day of the Collection Period relating to that purchase. Upon the purchase of any Administrative Receivable, the Servicer will for all purposes of the related Sale and Servicing Agreement or the Pooling and
Servicing Agreement, as applicable, be deemed to have released all claims for the reimbursement of outstanding Advances made in respect of that
Administrative Receivable. This purchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee for any uncured breach by the Servicer.

     If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to recover all amounts due upon that Receivable, including repossessing and disposing of the related Financed Vehicle at a public or private sale, or taking any other action permitted by applicable law. We refer you to "Certain
Legal Aspects of the Receivables."

INSURANCE ON FINANCED VEHICLES

     Each Receivable requires the related Obligor to maintain specific levels and types of insurance coverage to protect the Financed Vehicle against losses.
AHFC requires evidence of insurance coverage by the Obligors at the time of origination of the Receivables, but performs no verification of continued
coverage after origination. AHFC will not be obligated to make payments to the
Trust for any loss as to which third party insurance has not been maintained, except to the extent of its obligations under the related Purchase Agreement.
Since the Obligors may select their own insurers to provide the requisite coverage, the specific terms of their policies may vary. AHFC will not be

                                       51

required to monitor the maintenance of insurance. A failure by an Obligor to maintain physical damage insurance will constitute a default under the related
Receivable. We refer you to "The Receivables--Underwriting of Motor Vehicle
Loans". In the event that the Obligor fails to maintain any required insurance and this failure results in a shortfall in amounts to be distributed to
Noteholders which is not covered by amounts on deposit in the Reserve Fund or by subordination of payments on the certificates to the extent described in this prospectus, the Securityholders could suffer a loss on their investment.

COLLECTIONS

     With respect to each Trust, the Servicer will deposit all payments on
Receivables received from Obligors and all proceeds of Receivables collected during the collection period specified in the applicable prospectus supplement
(each, a "Collection Period") into the Collection Account not later than two
Business Days after receipt. However, so long as AHFC is the Servicer, if each condition to making monthly deposits as may be required by the related Sale and
Servicing Agreement or Pooling and Servicing Agreement (including, the satisfaction of specified ratings criteria by AHFC and the absence of any
Servicer Default) is satisfied, the Servicer may retain these amounts until the
Business Day immediately preceding the related Payment Date. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings. Except in some circumstances described in the related
Sale and Servicing Agreement or Pooling and Servicing Agreement, pending deposit into the Collection Account, collections may be employed by the
Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

     The Servicer or the Seller, as the case may be, will remit the aggregate
Warranty Purchase Payments and Administrative Purchase Payments of Receivables
to be purchased from the Trust to the Collection Account on the Business Day immediately preceding the related Payment Date.

     If the Servicer were unable to remit the funds as described above,
Securityholders might incur a loss. To the extent set forth in the applicable prospectus supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related
Receivables and payment of the aggregate Warranty Purchase Payments and
Administrative Purchase Payments with respect to Receivables required to be repurchased by the Seller or the Servicer, as applicable.

     Collections on or in respect of a Receivable made during a Collection
Period (including Warranty Purchase Payments and Administrative Purchase
Payments) which are not late fees, extension fees or certain other similar fees or charges will be applied first to any outstanding Advances made by the
Servicer with respect to the Receivable, and then to the related Scheduled
Payment. Any collections on or in respect of a Receivable remaining after those applications will be considered an "Excess Payment". Excess Payments constituting a prepayment in full of Precomputed Receivables and any Excess
Payments relating to Simple Interest Receivables will be applied as a prepayment in respect of the Receivable (each, a "Prepayment"). All other
Excess Payments in respect of Precomputed Receivables will be held by the
Servicer (or if the Servicer has not satisfied particular requirements, deposited in the Payahead Account), as a Payment Ahead.

ADVANCES

     Unless otherwise provided in the related prospectus supplement, if the
Scheduled Payment due on a Precomputed Receivable (other than an Administrative
Receivable or a Warranty Receivable) is not received in full by the end of the month in which it is due, whether as the result of any extension granted to the
Obligor or otherwise, the amount of Payments Ahead, if any, not previously applied with respect to the Precomputed Receivable, shall be applied by the
Servicer to the extent of the shortfall and the Payments Ahead shall be reduced accordingly. If any shortfall remains, the Servicer will make an advance to the
Trust in an amount equal to the shortfall (each, a "Precomputed

                                       52

Advance"). The Servicer will not be obligated to make a Precomputed Advance to the extent that it determines, in its sole discretion, that the Precomputed
Advance will not be recovered from subsequent collections on or in respect of the related Precomputed Receivable. All Precomputed Advances shall be reimbursable to the Servicer, without interest, if and when a payment relating to a Receivable with respect to which a Precomputed Advance has previously been made is subsequently received (other than from Administrative Purchase
Payments). Upon the determination by the Servicer that reimbursement from the preceding source is unlikely, it will be entitled to recover unreimbursed
Precomputed Advances from collections on or in respect of other Precomputed
Receivables.

     In addition, if the Scheduled Payment on a Simple Interest Receivable
(other than an Administrative Receivable or a Warranty Receivable) is not
received in full by the end of the month in which it is due, the Servicer shall, subject to the limitations set forth below, advance to the Trust in an amount with respect to the Simple Interest Receivable equal to the product of the Principal Balance of the Simple Interest Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest actually received on the Simple Interest Receivable during the related
Collection Period (each, a "Simple Interest Advance", and together with the
Precomputed Advances, the "Advances"). If a calculation results in a negative number, an amount equal to such negative amount shall be paid to the Servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a liquidated Receivable, the amount of accrued and unpaid interest thereon (but not including interest for the current Collection Period) shall, up to the amount of all outstanding
Simple Interest Advances in respect thereof, be withdrawn from the related
Collection Account and paid to the Servicer in reimbursement of the outstanding
Simple Interest Advances. No advances of principal will be made with respect to
Simple Interest Receivables. The Servicer will not be obligated to make a
Simple Interest Advance (other than in respect of an interest shortfall arising from the prepayment of a Simple Interest Receivable) to the extent that it determines, in its sole discretion, that Simple Interest Advance will not be recovered from subsequent collections on or in respect of the related Simple
Interest Receivable.

     The Servicer will make all Advances by depositing into the related
Collection Account an amount equal to the aggregate of the Precomputed Advances and Simple Interest Advances due in respect of a Collection Period on the
Business Day immediately preceding the related Payment Date.

SERVICING COMPENSATION

     Unless otherwise provided in the applicable prospectus supplement, the
Servicer will be entitled to receive a basic servicing fee for each Collection
Period in an amount equal to a specified percent per annum (as set forth in the applicable prospectus supplement, the "Servicing Fee Rate") of the Pool Balance as of the first day of the related Collection Period (the "Base Servicing
Fee"). The Base Servicing Fee (together with any portion of the Base Servicing
Fee that remains unpaid from prior Payment Dates) will be paid solely to the extent of amounts available for that purpose as set forth in the applicable prospectus supplement. However, the Base Servicing Fee will be paid prior to the payment of available amounts to the Noteholders or the Certificateholders of the given series.

     Unless otherwise provided in the applicable prospectus supplement, the
Servicer will also be entitled to collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and any interest earned during a
Collection Period from the investment of monies in the Collection Account as additional servicing compensation (the "Supplemental Servicing Fee" and, together with the Base Servicing Fee, the "Total Servicing Fee"). Payments by
or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures. In addition, the Servicer will be entitled to reimbursement from any given Trust for specified liabilities. The Servicer will be paid the Base
Servicing Fee for each Collection Period on the Payment Date related to that
Collection Period prior to the payment of interest on any class of notes or certificates. However, if each rating agency for a series of notes or certificates confirms that it will

                                       53

not reduce the rating of any class of notes or certificates in that series, as the case may be, the Base Servicing Fee in respect of a Collection Period
(together with any portion of the Base Servicing Fee that remains unpaid from the prior Payment Dates) will be paid at the beginning of that Collection
Period out of collections of interest on the related Receivables.

     The Total Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the beneficial owner of those Receivables, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors, paying costs of collections and policing the collateral. The Total Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, including making Advances, accounting for collections and furnishing monthly statements to the related
Trustee and Indenture Trustee with respect to payments. The Total Servicing Fee also will reimburse the Servicer for specified taxes, the fees of the related
Trustee and Indenture Trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.

     The "Pool Balance" will equal the aggregate Principal Balance of the
Receivables. The "Principal Balance" of a Receivable as of any date will equal the original principal balance of the Receivable minus the sum of (i) in the case of a Precomputed Receivable, that portion of all Scheduled Payments due on or prior to that date allocable to principal, computed in accordance with the actuarial method, (ii) in the case of a Simple Interest Receivable, that portion of all Scheduled Payments actually received on or prior to that date allocable to principal, (iii) any Warranty Purchase Payment or Administrative
Purchase Payment with respect to the Receivable allocable to principal (to the extent not included in clauses (i) and (ii) above and (iv) any Prepayments or other payments applied to reduce the unpaid principal balance of the Receivable
(to the extent not included in clauses (i), (ii) and (iii) above).

YIELD SUPPLEMENT ACCOUNT; YIELD SUPPLEMENT AGREEMENT

     Yield Supplement Account. A "Yield Supplement Account" may be established with respect to any class or series of Securities. The terms relating to any of
Yield Supplement Account will be set forth in the applicable prospectus supplement. Each Yield Supplement Account will be designed to hold funds to be applied by the related Trustee or, if that Trust issues notes, the related
Indenture Trustee, to provide payments to Securityholders in respect of
Receivables that have APRs less than the sum of the Pass Through Rate or
Interest Rate specified in the applicable prospectus supplement plus the
Servicing Fee Rate specified in the applicable prospectus supplement (the
"Required Rate"). Unless otherwise specified in the applicable prospectus supplement, each Yield Supplement Account will be maintained with the same entity with which the related Collection Account is maintained and will be created on the related Closing Date with an initial deposit in an amount and by the Seller or other person specified in the applicable prospectus supplement.

     On each Payment Date, the related Trustee or Indenture Trustee will transfer to the Collection Account from monies on deposit in the Yield
Supplement Account an amount specified in the applicable prospectus supplement
(the "Yield Supplement Deposit") in respect of the Receivables having APRs less than the Required Rate for that Payment Date. Unless otherwise specified in the applicable prospectus supplement, amounts on deposit on any Payment Date in the
Yield Supplement Account in excess of the "Required Yield Supplement Amount"
specified in the applicable prospectus supplement, after giving effect to all payments to be made on that Payment Date, will be released to the Seller. The
Seller or other person specified in the applicable prospectus supplement will not have any obligation after the related Closing Date to deposit any amounts into the Yield Supplement Account after the related Closing Date even if the amount on deposit in that account is less than the Required Yield Supplement
Amount for any Payment Date. Monies on deposit in the Yield Supplement Account may be invested in Eligible Investments under the circumstances and in the manner described in the related Pooling and Servicing Agreement or Trust
Agreement.

                                       54

DISTRIBUTIONS ON THE SECURITIES

     With respect to each series of Securities, beginning on the Payment Date specified in the applicable prospectus supplement, payments of principal of and interest (or, where applicable, of principal or interest only) on each class of those Securities entitled thereto will be made by the applicable Indenture
Trustee to the Noteholders and by the applicable Trustee to the
Certificateholders of that series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of
Noteholders and all payments to each class of Certificateholders of that series will be set forth in the applicable prospectus supplement.

     With respect to each Trust, on each Payment Date, collections on the related Receivables will be withdrawn from the related Collection Account and will be paid to the Noteholders and/or Certificateholders to the extent provided in the applicable prospectus supplement. Credit enhancement, such as a
Reserve Fund, may be available to cover any shortfalls in the amount available for payment to the Securityholders on that date to the extent specified in the applicable prospectus supplement. As more fully described in the applicable prospectus supplement,

     1.   payments of principal of a class of Securities of a given series will be subordinate to payments of interest on that class;

     2.   payments in respect of one or more classes of certificates of that series may be subordinate to payments in respect of notes, if any, of that series or other classes of certificates of that series; and

     3.   payments in respect of one or more classes of notes of that series may be subordinated to payments in respect of other classes of notes of that series.

CREDIT AND CASH FLOW ENHANCEMENT

     The amounts and types of credit and cash flow enhancement arrangements and the applicable provider, with respect to each class of Securities of a given series, if any, will be set forth in the applicable prospectus supplement. If and to the extent provided in the applicable prospectus supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Funds, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or other arrangements that may be described in the applicable prospectus supplement or any combination of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

     The presence of a Reserve Fund and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of that class or series of the full amount of principal and interest due on those Securities and to decrease the likelihood that that Securityholders will experience losses. Credit or cash flow enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal of and interest on those Securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the applicable prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of Securities, Securityholders of any of that class or series will be subject to the risk that that credit enhancement will be exhausted by the claims of Securityholders of other classes or series.

     Reserve Fund. If provided in the applicable prospectus supplement, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing
Agreement, the Seller or a third party will establish for a series or class of
Securities an account, as specified in the applicable prospectus supplement, which may be designated as a "Reserve Fund" (the "Reserve Fund"), which will be

                                       55

maintained with the related Trustee or Indenture Trustee, as applicable. Unless otherwise specified in the prospectus supplement, the Reserve Fund will be funded by an initial deposit by the Seller or a third party on the Closing Date in the amount set forth in the applicable prospectus supplement (the "Reserve
Fund Initial Deposit"). To the extent provided in the applicable prospectus supplement, the amount on deposit in the Reserve Fund will be increased on each
Payment Date thereafter up to the Specified Reserve Fund Balance (as defined in the applicable prospectus supplement) by the deposit in the Reserve Fund of the amount of collections on the related Receivables remaining on each Payment Date after all specified payments on that date are made. The applicable prospectus supplement will describe the circumstances and manner under which payments may be made out of the Reserve Fund, either to holders of the Securities covered by that prospectus supplement or to the Seller or a third party. Monies on deposit in the Reserve Fund may be invested in Eligible Investments under the circumstances and in the manner described in the related Sale and Servicing
Agreement or the Pooling and Servicing Agreement.

     Surety Bond. The prospectus supplement may provide that the Trust enter into agreements with an insurer such that the insurer may guarantee payments of principal and/or interest on the Securities. If, on the date so specified in the prospectus supplement, the amount on deposit in the Collection Account after giving effect to all amounts deposited to or payable from a Payahead
Account, a pre-funding account or a capitalized interest agreement with respect to the related Payment Date, is less than the sum of the Base Servicing Fee, and amounts due to Securityholders on the related Payment Date, the Trustee by delivering a notice to the insurer shall demand payment under the surety bond in an amount equal to the deficiency. The applicable prospectus supplement will describe the circumstances and manner under which payments may be made under the surety bond, either to Securityholders, or the Trustee or the Indenture
Trustee, as the case may be.

     Pre-Funding Feature. A Trust may enter into an agreement with the Seller, in which the Seller will sell additional Receivables to the Trust after the
Closing Date. The transfer of Receivables to the Trust after the Closing Date is known as a pre-funding feature. Any subsequent Receivables will be required to conform to the requirements described in the related prospectus supplement.
If a pre-funding feature is used, the Trustee will be required to deposit all or a portion of the proceeds of the sale of the Securities of the series in a segregated account. The subsequent Receivables will be transferred to the Trust in exchange for money released from that segregated account. Any transfer of
Receivables must occur within a specified period, not to exceed one year. If a
Trust elects federal income tax treatment as a grantor trust, the pre-funding period will be limited to three months. If all of the monies originally deposited in the segregated account are not used by the end of the specified period, all remaining monies will be applied as a mandatory prepayment of a designated class or classes of Securities.

     Cash Collateral Account. The prospectus supplement may provide that upon the occurrence of an event of default by the Servicer, a segregated cash collateral account may be established as security for the Servicer's obligations under the Sale and Servicing Agreement or the Pool and Servicing
Agreement, as the case may be.

NET DEPOSITS

     As an administrative convenience, as long as specified conditions are satisfied, the Servicer will be permitted to make the deposit of collections, aggregate Advances and Administrative Purchase Payments for any Trust for or
with respect to the related Collection Period net of payments to be made to the
Servicer with respect to that Collection Period. The Servicer may cause to be made a single, net transfer to the Collection Account. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any,
and the Certificateholders with respect to each Trust as if all deposits, payments and transfers were made individually. With respect to any Trust that issues both certificates and notes, if the related Payment Dates are not the same for all classes of Securities, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the same Payment Date for the applicable Collection
Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on a Payment Date.

                                       56

STATEMENTS TO TRUSTEES AND THE TRUST

     On or prior to each Payment Date (each, a "Determination Date" to be specified in the applicable prospectus supplement), the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee a statement setting forth with respect to a series of Securities substantially the same information that is required to be provided in the periodic reports provided to Securityholders of that series described under "--Statements to
Securityholders" below.

STATEMENTS TO SECURITYHOLDERS

     With respect to each series of Securities that includes notes, on or prior to each Payment Date, the Servicer will prepare and provide to the related
Indenture Trustee a statement to be delivered to the related Noteholders on that Payment Date. In addition, on or prior to each Payment Date, the Servicer will prepare and provide to the related Trustee of each Trust, a statement to be delivered to the Certificateholders. Each statement to be delivered to
Securityholders will include (to the extent applicable) the following information (and any other information so specified in the applicable prospectus supplement) as to the notes of that series and as to the certificates of that series with respect to that Payment Date:

     1.   the amount of the payment allocable to the principal amount of each class of those notes and to the Certificate Balance of each class of those certificates;

     2.   the amount of the payment allocable to interest on each class of
          Securities of that series;

     3.   the amount of the distribution allocable to the Yield Supplement
          Deposit, if any;

     4.   the Pool Balance as of the close of business on the last day of the related Collection Period after giving effect to payments allocated to principal reported under clause (1) above;

     5.   the amount of the total Servicing Fee paid to the Servicer with respect to the related Collection Period;

     6.   the Interest Rate or Pass Through Rate for the Interest Period
          relating to the succeeding Payment Date for any class of notes or certificates of that series with variable or adjustable rates;

     7.   the Noteholders' Interest Carryover Shortfall, the Noteholders'
          Principal Carryover Shortfall, the Certificateholders' Interest
          Carryover Shortfall and the Certificateholders' Principal Carryover
          Shortfall (each as defined in the applicable prospectus supplement), if any, in each case as applicable to each class of Securities;

     8.   the Note Pool Factor for each class of those notes, and the
          Certificate Balance and the Certificate Pool Factor for each class of those certificates, each after giving effect to all payments reported under clause (1) above on that date;

     9.   the amount of non-recoverable Advances on that Payment Date;

     10.  the balance of any related Reserve Fund on that date, after giving effect to changes thereto on that date and the amount of those changes;

     11.  the amount of Trust fees and expenses;

     12.  the Available Amounts, as that term is defined in the prospectus supplement;

     13.  the amount available under the Servicer's letter of credit, surety bond or insurance policy (the "Servicer Letter of Credit") as provided in the Sale and Servicing Agreement, if any, and the amount as a percentage of the Pool Balance as of the last day of that Collection
          Period; and

     14.  payments to and from third party credit enhancement providers, if any.

     Each amount set forth in subclauses (1), (2), (5) and (7) above will be expressed in the aggregate and as a dollar amount per $1,000 of the original principal amount of each class of notes or the Original Certificate Balance of each class of certificates, as the case may be.

                                       57

     Copies of the statements may be obtained by the Securityholders by delivering a request in writing addressed to the applicable Trustee at its address set forth in the applicable prospectus supplement.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the applicable Trustee will mail to each person who at any time during that calendar year has been a
Securityholder with respect to that Trust and received any payment a statement containing information for the purposes of that Securityholder's preparation of federal income tax returns. We refer you to "Material Income Tax Consequences."

EVIDENCE AS TO COMPLIANCE

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and Indenture Trustee or Trustee, as applicable, annually a statement as to compliance in all material respects by the Servicer during the preceding twelve months (or, in the case of the first statement, from the applicable Closing Date, which may be longer than twelve months) with specified standards relating to the servicing of the applicable Receivables.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee or
Trustee, as applicable, substantially simultaneously with the delivery of those accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as
applicable, throughout the preceding twelve months (or, in the case of the first certificate, from the Closing Date) in all material respects or, if there has been a default in the fulfillment of any obligation, describing each default. The Servicer has agreed to give each Indenture Trustee and each
Trustee notice of specified Servicer Defaults under the related Sale and
Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Copies of the statements and certificates may be obtained by
Securityholders by a request in writing addressed to the applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that AHFC may not resign from its obligations and duties as Servicer under those documents, except upon AHFC's determination that its performance of those duties is no longer permissible under applicable law. No resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed AHFC's servicing obligations and duties under the related Sale and Servicing Agreement or Pooling and Servicing
Agreement.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing
Agreement or Pooling and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties under that document or by reason of reckless disregard of its obligations and duties under that document. In addition, each Sale and Servicing Agreement and Pooling and
Servicing Agreement will provide that the Servicer is not obligated to appear in, prosecute or defend any legal action that is not incidental to the
Servicer's servicing responsibilities under the related Sale and Servicing
Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the related Sale and Servicing Agreement or Pooling and Servicing
Agreement, the rights and duties of the parties thereto and the interests of the Securityholders under the applicable agreement. In that

                                       58

event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the Servicer, and the
Servicer will not be entitled to be reimbursed therefor.

     Under the circumstances specified in each Sale and Servicing Agreement and
Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to all or substantially all of the business of the Servicer will be the successor of the Servicer under the related Sale and Servicing Agreement or Pooling and
Servicing Agreement.

SERVICER DEFAULT

     Except as otherwise provided in the related prospectus supplement,
"Servicer Default" under each Sale and Servicing Agreement and Pooling and
Servicing Agreement will consist of the following:

     1.   any failure by the Servicer to deposit in or credit to any Account any required payment or make the required payments therefrom and that failure continues unremedied for three Business Days after discovery thereof by the Servicer or after the giving of written notice of the failure to (a) the Servicer by the Trustee or the Indenture Trustee,
          as applicable or (b) the Servicer and the Trustee or the Indenture
          Trustee, as applicable, of written notice of the failure from not less than 25% of the voting interests of the most senior class of
          Securities then outstanding;

     2.   any failure by the Servicer (or the Seller, as long as AHFC is the
          Servicer) to duly observe or perform in any material respect any other covenants or agreements in the Sale and Servicing Agreement or the
          Pooling and Servicing Agreement, which failure materially and adversely affects the rights of the Securityholders, and which failure continues unremedied for 90 days after the giving of written notice of the failure to (a) the Servicer or the Seller, as the case may be, by the Trustee or the Indenture Trustee, as applicable, or (b) the
          Servicer or the Seller, as the case may be, and the Trustee or the
          Indenture Trustee by the holders of not less than 25% of the voting interests of the most senior class of Securities then outstanding; and

     3.   the occurrence of events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Seller (as long as AHFC is the Servicer) Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations (any of these events with respect to the Servicer being an "Insolvency Event").

RIGHTS UPON SERVICER DEFAULT

     In the case of any Trust that has issued notes, unless otherwise provided in the related prospectus supplement, so long as a Servicer Default under a
Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of notes of the related series evidencing not less than 25% of the principal amount of the most senior class of notes then outstanding may terminate all the rights and obligations of the Servicer under the Sale and
Servicing Agreement, and at that time the Indenture Trustee or a successor servicer appointed by the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and
Servicing Agreement and will be entitled to similar compensation arrangements.
In the case of any Trust that has not issued notes, or the notes have been discharged in accordance with their terms, unless otherwise provided in the related prospectus supplement, as long as a Servicer Default under the related
Sale and Servicing Agreement or Pool and Servicing Agreement remains unremedied, the related Trustee or holders of certificates of the related series evidencing not less than 25% of the principal amount of the certificates then outstanding (but excluding for purposes of that calculation and action all certificates held by the Seller, the Servicer or any of their affiliates), acting together as a single class, may terminate all the rights and obligations of the Servicer under the related Sale and Servicing Agreement or Pooling and
Servicing Agreement, and at that time the Trustee or a successor servicer appointed by the Trustee

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will succeed to all the responsibilities, duties and liabilities of the
Servicer in its capacity under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements.

     However, if a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than the appointment of a bankruptcy trustee or similar official has occurred, that bankruptcy trustee or official may have the power to prevent that Indenture Trustee, those
Noteholders, that Trustee or those Certificateholders, as applicable, from effecting a transfer of servicing as described above. If that Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle and motorcycle receivables. The related
Indenture Trustee or the Trustee, or any person appointed as successor servicer, will be the successor in all respects to the predecessor Servicer under the related Sale and Servicing Agreement or Pooling and Servicing
Agreement and all references in the related Sale and Servicing Agreement or
Pooling and Servicing Agreement to the Servicer shall apply to that successor servicer. The related Indenture Trustee or Trustee may make arrangements for compensation to be paid, but the compensation for the successor servicer may not be greater than the Base Servicing Fee under the related Sale and Servicing
Agreement or Pooling and Servicing Agreement. Notwithstanding termination, the
Servicer will be entitled to payment of specified amounts payable to it prior to the termination for services it rendered prior to the termination. Upon payment in full of the principal of and interest on the notes, the
Certificateholders will succeed to the rights of the Noteholders with respect to removal of the Servicer.

WAIVER OF PAST DEFAULTS

     With respect to each Trust that has issued notes, unless otherwise provided in the applicable prospectus supplement, (1) the holders of not less than a majority of the most senior class of Securities then outstanding or (2)
in the case of any Servicer Default that does not adversely affect the related
Indenture Trustee or the related Noteholders, the holders of certificates of that series (or relevant class or classes of certificates of the series)
evidencing a majority of the aggregate Certificate Balance of those certificates then outstanding (but excluding for purposes of calculation and action all certificates held by the Seller, the Servicer or any of their affiliates), may, on behalf of all those Noteholders or Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a
Servicer Default in making any required deposits to the related Collection
Account in accordance with that Sale and Servicing Agreement. With respect to each Trust that has not issued notes, holders of certificates of that series evidencing a majority of the aggregate Certificate Balance of those certificates then outstanding (or relevant class or classes of certificates but excluding for purposes of calculation and action all certificates held by the
Seller, the Servicer or any of their affiliates), may, on behalf of all those
Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Pooling and Servicing Agreement, except a
Servicer Default in making any required deposits to the related Account in accordance with the related Pooling and Servicing Agreement. No waiver will impair those Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

     Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may be amended by the parties to the related Agreements, without the consent of the related Noteholders or
Certificateholders (a) to cure any ambiguity, correct or supplement any provision in the related Transfer and Servicing Agreement that may be inconsistent with any other provision in that agreement, or make any other provisions with respect to matters or questions arising under that agreement that are not inconsistent with the provisions of that agreement or (b) to change the formula for amounts required to be on deposit in a Reserve Fund, the remittance schedule for deposits to Accounts and the requirements to allow the
Servicer to remit funds monthly provided that the amendment will not materially and adversely affect the interest of any Noteholder or

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Certificateholder, in the case of amendments pursuant to clause (a) above, as evidenced by an opinion of counsel and in the case of amendments pursuant to clause (b) above, letters from the rating agencies that the amendment will not result in a downgrade of any notes.

     Each of the Transfer and Servicing Agreements may also be amended by the parties to the related Agreement thereto with the consent of:

     1.   the holders of notes evidencing a majority of the principal amount of the then outstanding notes, if any, of the related series (or relevant class or classes of notes of the series); or

     2.   in the case of any amendment that does not adversely affect the related Indenture Trustee or the related Noteholders, the holders of the certificates of that series evidencing a majority of the outstanding Certificate Balance (or relevant class or classes of certificates of the series, but excluding for purposes of calculation and action all certificates held by the Seller, the Servicer or any of their affiliates), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Transfer and Servicing Agreement or of modifying in any manner the rights of those Noteholders or Certificateholders.

     No amendment of a Transfer and Servicing Agreement, however, shall:

     (A)  increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of those
          Noteholders or Certificateholders without the consent of each of the
          "adversely affected" Noteholder or Certificateholder; or

     (B)  reduce the aforesaid percentage of the principal amount of the then outstanding notes or certificates of that series which is required to consent to any amendment, without the consent of the holders of all the then outstanding notes or certificates of each affected class.

LIST OF SECURITYHOLDERS

     Three or more holders of the certificates of any class in a series or one or more holders of those certificates of that class evidencing not less than
51% of the Certificate Balance of those certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by that Trustee for the purpose of communicating with other
Certificateholders with respect to their rights under the related Trust
Agreement or Pooling and Servicing Agreement or under those certificates.

     No Transfer and Servicing Agreement will provide for the holding of annual or other meetings of Securityholders.

INSOLVENCY EVENT

     Each Trust Agreement will provide that the related Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders
(including the Seller) of that Trust and the delivery to that Trustee by each
Certificateholder (including the Seller) of a certificate certifying that that
Certificateholder reasonably believes that that Trust is insolvent.

PAYMENT OF NOTES

     Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the
Certificateholders of that series will succeed to all the rights of the
Noteholders of that series, under the related Sale and Servicing Agreement, except as otherwise provided in the Sale and Servicing Agreement.

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TERMINATION

     The respective obligations of the Seller, the Servicer, AHFC (so long as
AHFC has rights or obligations under the related Transfer and Servicing
Agreement), the related Trustee and the related Indenture Trustee, as the case may be, pursuant to a Transfer and Servicing Agreement will terminate upon the earlier of:

     o    the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining
          Receivables;

     o    the payment to Securityholders of all amounts required to be paid to them pursuant to the related agreement; or

     o    the election by the Servicer to purchase the corpus of the Trust as described below.

     The Trustee will give written notice of termination to each Securityholder of record. The final distribution to any Securityholder will be made only upon surrender and cancellation of that holder's Security at any office or agency of the Trustee specified in the notice of termination. Any funds remaining in the
Trust, after the Trustee has taken measures to locate a Securityholder set forth in the related Transfer and Servicing Agreement and those measures have failed, will be distributed, subject to applicable law, to the Seller.

     Unless otherwise provided in the applicable prospectus supplement, in order to avoid excessive administrative expense, the Servicer will have the option to purchase from each Trust, as of the end of any applicable Collection
Period, if the then outstanding Pool Balance with respect to the Receivables held by that Trust is 10% or less of the Pool Balance as of the related Cutoff
Date, the corpus of the Trust at a price equal to the aggregate Administrative
Purchase Payments for the Receivables (including Receivables that became defaulted receivables in the Collection Period preceding the Payment Date on which that purchase is effected) (less liquidation expenses). The related
Trustee and related Indenture Trustee, if any, will give written notice of termination to each Securityholder.

     Upon termination of any Trust, the assets of that Trust will be liquidated and the proceeds from any liquidation (and amounts held in related Accounts)
will be applied to pay the notes and the certificates of the related series in full, to the extent of amounts available.

     As more fully described in the applicable prospectus supplement, any outstanding notes of the related series will be redeemed concurrently with any of the events specified above and the subsequent payment to the related
Certificateholders of all amounts required to be paid to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the certificates of that series.

ADMINISTRATION AGREEMENT

     AHFC, in its capacity as administrator (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an
"Administration Agreement") with each Trust that issues notes and the related
Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in that Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. As compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount that may be set forth in the applicable prospectus supplement
(the "Administration Fee"), which fee will be paid by the Servicer.

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                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

     The transfer of the Receivables to the applicable Trustee, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. The Servicer and the Seller will take the action described below to perfect the rights of the applicable Trustee in the Receivables. If another party purchases (including the taking of a security interest in) the
Receivables for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and takes possession of the
Receivables, that purchaser would acquire an interest in the Receivables superior to the interest of the Trust.

SECURITY INTERESTS

     General. In states in which retail installment sale contracts such as the
Receivables evidence the credit sale of motor vehicles by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC.
Perfection of security interests in financed motor vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in a motor vehicle is perfected by obtaining possession of the certificate of title to the motor vehicle or notation of the secured party's lien on the motor vehicle's certificate of title.

     All retail installment sale contracts acquired by AHFC from Dealers name
AHFC as obligee or assignee and as the secured party. AHFC also takes all actions necessary under the laws of the state in which the related Financed
Vehicle is located to perfect its security interest in that Financed Vehicle, including, where applicable, having a notation of its lien recorded on the related certificate of title or with the applicable department of motor vehicles and obtaining possession of that certificate of title. Because AHFC continues to service the contracts as Servicer under the Sale and Servicing
Agreement or the Pooling and Servicing Agreement, as applicable, the Obligors on the contracts will not be notified of the sale from AHFC to the Seller or the sale from the Seller to the related Trust.

     Perfection. Pursuant to the related Purchase Agreement, AHFC will sell and assign its security interest in the Financed Vehicles to the Seller and, with respect to each Trust, pursuant to the related Sale and Servicing Agreement or
Pooling and Servicing Agreement, as applicable, the Seller will assign its security interest in the Financed Vehicles to that Trust. However, because of the administrative burden and expense, none of AHFC, the Seller or the related
Trustee will amend any certificate of title to identify that Trust as the new secured party on that certificate of title relating to a Financed Vehicle.
However, UCC financing statements with respect to the transfer to the Seller of
AHFC's security interest in the Financed Vehicles and the transfer to the
Trustee of the Seller's security interest in the Financed Vehicles will be filed with appropriate governmental authorities. In addition, as stated above, the Servicer will continue to hold any certificates of title relating to the
Financed Vehicles in its possession as custodian for that Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement. We
refer you to "Description of the Transfer and Servicing Agreements--Sales and
Assignment of Receivables."

     In most states, an assignment such as that under each Purchase Agreement or each Sale and Servicing Agreement or Pooling and Servicing Agreement is an
effective conveyance of a security interest without amendment of any lien noted
on a motor vehicle's certificate of title, and the assignee succeeds to the assignor's rights as secured party. Although re-registration of the motor vehicle is not necessary to convey a perfected security interest in the
Financed Vehicles to the Trust, because the Trust will not be listed as lienholder on the certificates of title, the security interest of that Trust in the vehicle could be defeated through fraud or negligence. In those states, in the absence of fraud or forgery by the motor vehicle owner or the Servicer or administrative error by state or local agencies, the notation of AHFC's lien on the certificates of title will be sufficient to protect that Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security

                                       63

interest in a Financed Vehicle. In each Purchase Agreement, AHFC will represent and warrant, and in each Sale and Servicing Agreement or Pooling and Servicing
Agreement, the Seller will represent and warrant, that it has taken all action necessary to obtain a perfected security interest in each Financed Vehicle. If there are any Financed Vehicles as to which AHFC failed to obtain and assign to the Seller a perfected security interest, the security interest of the Seller would be subordinate to, among others, subsequent purchasers of the Financed
Vehicles and holders of perfected security interests in the Financed Vehicles.
To the extent that failure has a material and adverse effect on the Trust's interest in the related Receivables, however, it would constitute a breach of the warranties of AHFC under the related Purchase Agreement or the Seller under the related Sale and Servicing Agreement or Pooling and Servicing Agreement.
Accordingly, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller would be required to repurchase the related
Receivable from the Trust and, pursuant to the related Purchase Agreement, AHFC would be required to purchase that Receivable from the Seller, in each case unless the breach was cured. Pursuant to each Sale and Servicing Agreement and
Pooling and Servicing Agreement, the Seller will assign to the related Trust its rights to cause AHFC to purchase that Receivable under the related Purchase
Agreement. We refer you to "Description of the Transfer and Servicing
Agreements--Sale and Assignment of Receivables" and "Risk Factors--Interests of
Other Persons in the Receivables and Financed Vehicles Could be Superior to the
Trust's Interest, which May Result in Reduced Payments on Your Securities."

     Continuity of Perfection. Under the laws of most states, the perfected security interest in a motor vehicle would continue for up to four months after the motor vehicle is moved to a state that is different from the one in which it is initially registered and thereafter until the owner re-registers the motor vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a motor vehicle. In those states (such as California) that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sales contract to surrender possession of the certificate of title. In the case of motor vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party (such as Texas), the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, AHFC will take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle, AHFC must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Sale and Servicing
Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related Receivable if it fails to do so and that failure has a material and adverse effect on the Trust's interest in the Receivable.

     Priority of Liens Arising by Operation of Law. Under the laws of most states (including California), liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a Financed Vehicle. The Code also grants priority to specified federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. AHFC will represent and warrant to the Seller in each
Purchase Agreement, and the Seller will represent and warrant to the Trust in each Sale and Servicing Agreement and Pooling and Servicing Agreement, that, as of the related Closing Date, each security

                                       64

interest in a Financed Vehicle is prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in that Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the Trustee, any
Indenture Trustee, any Noteholders or any Certificateholders in respect of a given Trust if a lien arises or confiscation occurs that would not give rise to the Seller's repurchase obligation under the related Sale and Servicing
Agreement or Pooling and Servicing Agreement or AHFC's repurchase obligation under the related Purchase Agreement.

REPOSSESSION

     In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the
UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless it would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a motor vehicle financed by AHFC is voluntarily surrendered, self-help repossession is the method employed by AHFC in most states and is accomplished simply by retaking possession of the Financed
Vehicle. In cases where an obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and that vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify that obligor of the default and the intent to repossess the collateral and to give that obligor a time period within which to cure the default prior to repossession. In some states, an obligor has the right to reinstate its contract and recover the collateral by paying the delinquent installments and other amounts due.

NOTICE OF SALE; REDEMPTION RIGHTS

     In the event of default by an obligor under a retail installment sale contract, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract.

     The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In most states, an obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys'
fees. In some states, an obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of motor vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be
"commercially reasonable." Generally, courts have held that when a sale is not
"commercially reasonable," the secured party loses its right to a deficiency judgment. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession.
Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition, the UCC permits the obligor or other interested party to recover for any loss caused by noncompliance with the

                                       65

provisions of the UCC. Also, prior to a sale, the UCC permits the obligor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

     Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to that vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

CERTAIN BANKRUPTCY CONSIDERATIONS

     In structuring the transactions contemplated by this prospectus, the
Seller has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by AHFC, under the United States
Bankruptcy Code or similar applicable state laws (collectively, "Insolvency
Laws"), will result in consolidation of the assets and liabilities of the
Seller with those of AHFC. These steps include the creation of the Seller as a wholly owned, limited purpose subsidiary pursuant to articles of incorporation and bylaws containing limitations (including restrictions on the nature of the
Seller's business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). In addition, to the extent that the Seller granted a security interest in the Receivables to the Trust, and that interest was validly perfected before the bankruptcy or insolvency of AHFC and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud AHFC or its creditors, that security interest should not be subject to avoidance, and payments to the Trust with respect to the Receivables should not be subject to recovery by a creditor or trustee in bankruptcy of AHFC.

     However, delays in payments on the Securities and possible reductions in the amount of those payments could occur if:

     (A)  a court were to conclude that the assets and liabilities of the Seller should be consolidated with those of AHFC in the event of the application of applicable Insolvency Laws to AHFC;

     (B)  a filing were made under any Insolvency Law by or against the Seller;
          or

     (C)  an attempt were to be made to litigate any of the foregoing issues.

     On each Closing Date, counsel to the Seller will give an opinion to the effect that, based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), and, subject to facts, assumptions and qualifications specified in the opinion and applying the principles set forth in the opinion, in the event of a voluntary or involuntary bankruptcy case in respect of AHFC under Title 11 of the United States
Bankruptcy Code at a time when AHFC was insolvent, the property of the Seller would not properly be substantively consolidated with the property of the estate of AHFC. Among other things, that opinion will assume that each of the
Seller and AHFC will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other. The Seller and AHFC intend to follow these and other procedures related to maintaining their separate corporate identities.
However, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of AHFC.

     AHFC will warrant in each Purchase Agreement that the sale of the related
Receivables by it to the Seller is a valid sale. Notwithstanding the foregoing, if AHFC were to become a debtor in a bankruptcy case, a court could take the position that the sale of Receivables to the Seller should instead be treated as a pledge of those Receivables to secure a borrowing of AHFC. If a court were to reach such conclusions, or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, delays in payments on the certificates (and possible reductions in the amount of payments) could occur. In addition, if the transfer of Receivables to the Seller is treated as a pledge instead of a sale, a tax or government lien on the property of AHFC arising before the transfer of a Receivable to the
Seller may have priority over the

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Seller's interest in that Receivable. Also, while AHFC is the Servicer, cash collections on the Receivables may be commingled with general funds of AHFC and, in the event of a bankruptcy of AHFC, the Trust may not have a perfected interest in those collections.

     AHFC and the Seller will treat the transactions described in this prospectus as a sale of the Receivables to the Seller, so that the automatic stay provisions of the United States Bankruptcy Code should not apply to the
Receivables if AHFC were to become a debtor in a bankruptcy case.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal
Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit
Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices
Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B
and Z, the Gramm-Leach-Bliley Act, the Servicemembers Civil Relief Act (the
"Relief Act"), the Military Reservist Relief Act, the Texas Consumer Credit
Code, state adoptions of the National Consumer Act and of the Uniform Consumer
Credit Code and state motor vehicle retail installment sales acts and other similar laws. Many states have adopted "lemon laws" which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer's warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.

     With respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles ("FTC Rule") requires all sellers of used vehicles to prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission
(the "HDC Rule"), the provisions of which are generally duplicated by the
Uniform Consumer Credit Code, other statutes or the common law in some states, has the effect of subjecting a seller (and specified creditors and their assignees) in a consumer credit transaction to all claims and defenses that the obligor in the transaction could assert against the seller of the goods.
Liability under the HDC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the Receivable may also be unable to collect any balance remaining due under that contract from the obligor.

     Most of the Receivables will be subject to the requirements of the HDC
Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed
Vehicle may assert against the seller of the related Financed Vehicle. As to each Obligor, these claims are limited to a maximum liability equal to the amounts paid by the Obligor on the related Receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings
Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading.
If the seller is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related Financed Vehicle, an obligor may be able to assert a defense against the seller of the vehicle. If an Obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of the Seller's representations and warranties under the related Sale and Servicing Agreement or Pooling and
Servicing Agreement and a breach of AHFC's warranties under the related
Purchase Agreement and

                                       67

would, if the breach materially and adversely affects the Receivable or the interests of the Securityholders, create an obligation of the Seller and AHFC, respectively, to repurchase the Receivable unless the breach is cured. We refer you to "Description of the Transfer and Servicing Agreements--Sale and
Assignment of Receivables."

     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United
States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

     From time to time, AHFC has been involved in litigation under consumer protection laws. In addition, substantially all of the motor vehicle contracts originated by AHFC in California after 1990 (the "California Contracts")
provided that the contract may be rescinded by the related Dealer if the Dealer is unable to assign the contract to a lender within ten days of the date of the contract. As of the date of this prospectus, the ten-day rescission period had run in respect of all of the California Contracts in which the rescission provision appears. Although there is authority, which is not binding upon any court, providing that a conditional sale contract containing such a provision does not comply with California law and would render the contract unenforceable, to the Seller's and AHFC's knowledge, the issue has not been presented before any California court. On the Closing Date, the Seller will receive an opinion of counsel to the effect that all of the California
Contracts are enforceable under California law and applicable federal laws.

     AHFC and the Seller will represent and warrant under each Purchase
Agreement and each Sale and Servicing Agreement and Pooling and Servicing
Agreement, as applicable, that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against a Trust for violation of any law and that claim materially and adversely affects that Trust's interest in a Receivable, that violation would constitute a breach of the representations and warranties of AHFC under the Purchase
Agreement and the Seller under the related Sale and Servicing Agreement or
Pooling and Servicing Agreement and would create an obligation of AHFC and the
Seller to repurchase the Receivable unless the breach is cured. We refer you to
"Description of the Transfer and Servicing Agreements--Sale and Assignment of
Receivables."

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness.
A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

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     Under the terms of the Relief Act, an Obligor who enters the military service after the origination of that Obligor's Receivable (including an
Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Obligor's Receivable and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of that Obligor's status, after a request for relief by the Obligor. The
Relief Act provides for extension of payments during a period of service upon request of the Obligor. Furthermore, when the debtor is a person who has entered the military, an installment contract by such person for the purchase or lease of personal property may not be rescinded or terminated for a breach of terms of the contract occurring before or during that person's military service, nor may the property be repossessed for such breach without a court order. In addition, both the Relief Act and the laws of some states, including
California, New York and New Jersey, impose limitations that would impair the ability of the Servicer to repossess the related Financed Vehicle during the
Obligor's period of active duty status. Thus, if that Receivable goes into default, there may be delays and losses occasioned by the inability to exercise the Trust's rights with respect to the Receivable and the related Financed
Vehicle in a timely fashion.

     Any shortfall pursuant to either of the two preceding paragraphs, to the extent not covered by amounts payable to the Securityholders from amounts on deposit in the related Reserve Fund or from coverage provided under any other credit enhancement mechanism, could result in losses to the Securityholders.

                        MATERIAL INCOME TAX CONSEQUENCES

     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates of any series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of tax counsel to each Trust with respect to the related series on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus. "Tax Counsel" with respect to each Trust will be specified in the applicable prospectus supplement. The summary does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities.
Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the
IRS may disagree with all or a part of the discussion below. It is suggested that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

     The following summary is based upon current provisions of the Internal
Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Tax Counsel regarding the federal income tax matters discussed below. An opinion of Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer to each Trust and the notes, certificates and related terms, parties and documents applicable to that Trust. The federal income tax consequences to Certificateholders will vary depending on whether the Trust is treated as a partnership (or a "disregarded entity," in the event that there is a single beneficial owner of the Certificates) or a grantor trust under the
Code. The prospectus supplement for each series of certificates will specify whether the Trust will be treated as a partnership (or a disregarded entity) or a grantor trust.

TAX TREATMENT OF OWNER TRUSTS

     Tax Characterization of the Trust

     The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates of a Trust nominally referred to

                                       69

as an "owner trust" in the applicable prospectus supplement (an "Owner Trust"), to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Owner Trust with respect to the related series on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading "Material Income Tax Consequences--Tax Treatment of Owner Trusts," and is of the opinion that those statements are correct in all material respects. Those statements are intended as an explanatory discussion of the related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, it is suggested that each investor consult its own tax advisor with regard to the tax consequences to it of investing in notes or certificates.

     Tax Counsel will deliver its opinion that an Owner Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Related Documents will be complied with, and on Tax Counsel's conclusion that the nature of the income of the Trust will exempt it from the rule that some publicly traded partnerships are taxable as corporations.

     If the Owner Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the
Receivables, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and the certificates.

     Tax Consequences to Owners of the Notes

     Treatment of the Notes as Indebtedness. The Seller and any Noteholders
will agree, and the beneficial owners of the notes (the "Note Owners") will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Except as otherwise provided in the related prospectus supplement, Tax Counsel will deliver its opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

     OID, Indexed Securities, Etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed Securities or Strip Notes (as defined in this prospectus).
Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations
(the "OID regulations") relating to original issue discount ("OID"), and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in determining their term), all within the meaning of the OID regulations. In determining whether any OID on the notes is de minimis, the Seller expects to use a reasonable assumption regarding prepayments (a "Prepayment Assumption")
to determine the weighted average maturity of the notes. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to those notes will be disclosed in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a Note Owner as ordinary interest income when received or accrued in accordance with that Note
Owner's method of tax accounting. Under the OID regulations, the Note Owner of a note issued with a de minimis amount of OID must include that OID in income, on a pro rata basis, as principal payments are made on the note. Subject to a statutorily defined de minimis rule for market discount and a required election for premium, a purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     The Note Owner of a note that has a fixed maturity date of not more than one year from the issue date of that Note (a "Short-Term Note") may be subject to special rules. An accrual basis Note

                                       70

Owner of a Short-Term Note (and some cash method Note Owners, including regulated investment companies, as set forth in Section 1281 of the Code)
generally would be required to report interest income as interest accrues on a straight-line basis or under a constant yield method over the term of each interest period. Other cash basis Note Owners of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis Note Owner of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis Note Owner that is not required to report interest income as it accrues under Section 1281 may elect to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the Note Owner would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a Note Owner sells a note, the Note Owner will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Note Owner's adjusted tax basis in the note. The adjusted tax basis of a note to a particular Note Owner will equal the Note Owner's cost for the note, increased by any market discount, acquisition discount and OID previously included in income by that Note Owner with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments of principal and OID previously received by that Note Owner with respect to that note. Any gain or loss, and any gain or loss recognized on a prepayment of the notes, will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Owners. Interest paid (or accrued) to a Note Owner who is not a
U.S. Person (a "Foreign Owner") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Owner and:

     1.   the Foreign Owner is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding certificates issued by the Trust) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code;

     2.   the Foreign Owner is not a bank receiving interest described in
          Section 881(c)(3)(A) of the Code;

     3.   the interest is not contingent interest described in Section 871(h)(4)
          of the Code; and

     4.   the Foreign Owner does not bear specified relationships to any
          Certificateholder.

     To qualify for the exemption from taxation, the Foreign Owner must provide the applicable Trustee or other person who is otherwise required to withhold
U.S. tax with respect to the notes with an appropriate statement (on Form
W-8BEN or a similar form), signed under penalty of perjury, certifying that the
Note Owner is a Foreign Owner and providing the Foreign Owner's name and address. If a note is held through a securities clearing organization or other financial institution, the organization or may provide the relevant signed statement to the withholding agent; in that case, however, the securities clearing organization or other financial institution would be provided Form
W-8BEN or similar form by the Foreign Owner. The Foreign Owner must notify the person to whom it provides a Form W-8BEN (or similar form) of any changes to the information on the Form W-8BEN (or similar form) within 30 days of that change. If interest paid to a Foreign Owner is not considered portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. In order to claim the benefit of any applicable tax treaty, the Foreign Owner must provide the applicable

                                       71

Trustee or other person who is required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the Foreign Owner is entitled to benefits under the treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Foreign Owner will be exempt from United
States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United
States by the Foreign Owner and (2) in the case of an individual Foreign Owner, the Foreign Owner is not present in the United States for 183 days or more during the taxable year of disposition.

     As used in this prospectus, a "U.S. Person" means:

     1.   a citizen or resident of the United States;

     2.   a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purpose) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

     3.   an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     4.   a trust if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more
          United States persons have authority to control all substantial decisions of the trust or (b) such trust was in existence on August
          20, 1996 and is eligible to elect, and has made a valid election, to be treated as a U.S. Person despite not meeting the requirements of clause (a).

     Backup Withholding. Each Note Owner (other than an exempt Note Owner such as a corporation, tax-exempt organization, qualified pension and profit-
sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate (on Form W-9) providing the Note Owner's name, address, correct federal taxpayer identification number and a statement that the Note Owner is not subject to backup withholding. Should a nonexempt
Note Owner fail to provide the required certification, amounts otherwise payable to the Note Owner may be subject to backup withholding tax, and the
Trust will be required to withhold and remit the withheld amount to the IRS.
Any such amount withheld would be credited against the Note Owner's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the Trust might be treated as a partnership
(including a publicly traded partnership) that would not be taxable as a corporation. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to some Note
Owners. For example, income to some tax-exempt entities (including pension funds) may be "unrelated business taxable income," income to Foreign Owners may be subject to U.S. income tax and withholding taxes and cause Foreign Owners to be subject to U.S. tax return filing and withholding requirements, and individual Note Owners might be subject to some limitations on their ability to deduct their share of trust expenses.

                                       72

     Tax Consequences to Owners of the Certificates

     Treatment of the Trust as a Partnership. The Seller and the Servicer will agree, and the beneficial owners of the certificates (the "Certificate Owners")
will agree by their purchase of certificates, to treat the Owner Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income. The assets of the partnership would be the assets held by the Trust, the partners of the partnership would be the Certificate Owners (including the Seller in its capacity as recipient of payments from the Reserve Fund), and the notes would be debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the certificates, the notes, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

     A variety of alternative characterizations are possible. For example, because the certificates have features characteristic of debt, the certificates might be considered debt of the Seller or the Trust. Any characterization of this type generally would not result in materially adverse tax consequences to
Certificate Owners as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

     Indexed Securities, Etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed Securities or Strip Certificates, and that a series of
Securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to those certificates will be disclosed in the applicable prospectus supplement.

     Partnership Taxation. As a partnership, the Owner Trust will not be subject to federal income tax. Rather, each Certificate Owner will be required to separately take into account that Owner's allocated share of income, gains, losses, deductions and credits of the Owner Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables
(including appropriate adjustments for market discount, OID and bond premium)
and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the
Trust Agreement and related documents). In the Trust Agreement, the Certificate
Owners will agree that the Pass Through Rate on a certificate is intended to qualify as a "guaranteed payment." A guaranteed payment is treated as ordinary income regardless of whether the guaranteed payment exceeds the Trust's net income (i.e., income net of deductible expenses and interest on the Notes). If the stated rate on a Certificate is not treated as a guaranteed payment, then the income received by a Certificateholder would be limited to the
Certificateholder's proportionate amount of the Trust's net income. The rules applicable to debt instruments related to OID, market discount, and bond premium do not apply to partnership interests. The treatment of premium or discount at original purchase is unclear. If the Certificateholder is considered to receive the Certificate in exchange for a contribution to the
Trust, a discount could result in immediate income (as a capital shift in favor of the Certificateholder treated as a guaranteed payment) and a premium could result in an amortizable deduction (as a capital shift to the Seller treated as a guaranteed payment that is only deductible over time). If the
Certificateholder is considered to purchase an outstanding interest, then any discount generally would result in gain only once the Certificateholder received distributions in excess of such Certificateholder's tax basis (or upon sale) and any premium would result in a loss upon the liquidation of the Trust
(or upon sale). The character of the loss generally would be capital upon sale, but could be ordinary at liquidation if all Notes had been retired (which generally would be a miscellaneous itemized deduction for individuals subject to limitations on deduction for regular tax purposes and non-deductible for alternative minimum tax purposes).

     All remaining taxable income of the Trust will be allocated to the Seller.
Except as provided below, losses and deductions generally will be allocated to the Certificate Owners only to the extent

                                       73

the Certificate Owners are reasonably expected to bear the economic burden of those losses or deductions. Any losses allocated to Certificate Owners could be characterized as capital losses, and the Certificate Owners generally would only be able to deduct those losses against capital gain income, and deductions would be subject to the limitations set forth below. Accordingly, a Certificate
Owner's taxable income from the Trust could exceed the cash it is entitled to receive from the Trust.

     Based on the economic arrangement of the parties, this approach for allocating Trust income and loss should be permissible under applicable
Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificate Owners.
Moreover, even under the foregoing method of allocation, Certificate Owners may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash payments of that amount. Thus, cash basis Certificate Owners will, in effect, be required to report income from the certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificate Owners but Certificate Owners may be purchasing certificates at different times and at different prices, Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     For each taxable year of the Certificate Owner, the Certificate Owner will be required to report items of income, loss and deduction allocated to them by the Owner Trust for the Trust's taxable year that ends on or before the last day of that taxable year of the Certificate Owner. The Code prescribes rules for determining the taxable year of the Trust, based on the taxable years of
Certificateholders.

     A significant portion of the taxable income allocated to a Certificate
Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) generally will constitute "unrelated business taxable income" taxable to that Certificate
Owner under the Code.

     An individual taxpayer's share of expenses of the Owner Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in that Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually paid to that Certificate Owner over the life of the Trust.

     The Owner Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis. If the IRS were to require that those calculations be made separately for each Receivable, the
Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificate Owners.

     Discount and Premium. It is believed that the Receivables were not issued with OID, and, therefore, the Owner Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a
Receivable-by-Receivable basis.)

     If the Owner Trust acquires the Receivables at a market discount or premium, the Trust will elect to include that discount in income currently as it accrues over the life of the Receivables or to offset the premium against interest income on the Receivables. As indicated above, a portion of the market discount income or premium deduction may be allocated to Certificate Owners.

     Section 708 Termination. Under Section 708 of the Code, the Owner Trust
will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a
12-month period. If that termination occurs, the Trust will be considered to transfer all of it assets and liabilities to a new partnership in exchange for an interest in the new partnership, after which the Trust would be deemed to distribute interests in the new partnership to Certificate Owners (including the purchasing partner who caused the termination) in

                                       74

liquidation of the terminated partnership. The Trust will not comply with technical requirements that might apply when a constructive termination occurs.
As a result, the Trust may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the
Trust might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A Certificate Owner's tax basis in a certificate will generally equal the
Certificate Owner's cost increased by the Certificate Owner's share of Trust income (includible in income) and decreased by any payments received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the Certificate Owner's share of the notes and other liabilities of the Trust.
A Certificate Owner acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Owner Trust does not expect to have any other assets that would give rise to those special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash payments with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.

     A loss on the sale of a certificate in excess of certain thresholds
(generally $10 million per year or $20 million in any combination of years for corporations and $2 million per year or $4 million in any combination of other years for other taxpayers, with a substantially lower limit if a foreign currency transaction is involved) may be considered a reportable transaction that would require a Certificateholder to file an IRS Form 8886.
Certificateholders should consult with their tax advisors about the need to file an IRS Form 8886.

     Allocations Between Transferors and Transferees. In general, the Owner
Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate
Owners in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a Certificate Owner purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the Certificate Owner actually owned the certificates.

     The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Owner Trust might be reallocated among the Certificate Owners. The
Seller is authorized to revise the Owner Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificate Owner sells its certificates at a profit (loss), the purchasing Certificate Owner will generally have a higher (or lower) basis in the certificates than the selling
Certificate Owner had. The tax basis of the Owner Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Owner Trust will not make that election. As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for certificates.

                                       75

     Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Owner Trust. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be set forth in the applicable prospectus supplement.
The Trustee will file a partnership information return (IRS Form 1065) with the
IRS for each taxable year of the Trust during which the Owner Trust is treated as a partnership for federal income tax purposes, and for each such taxable year will report each Certificate Owner's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and those nominees will be required to forward that information to the Certificate Owners. Generally,
Certificate Owners must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the
Certificate Owner timely notifies the IRS of all those inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing specified information on the nominee, the
Certificate Owners and the certificates so held. The information includes (1)
the name, address and taxpayer identification number of the nominee and (2) as to each Certificate Owner (x) the name, address and identification number of that person, (y) whether that person is a U.S. person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of any of the foregoing, and (z) specified information on certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement of this type to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Seller will be designated as the tax matters partner in the related
Trust Agreement, and as such is designated to receive notice on behalf of, and to provide notice to those Certificate Owners not receiving notice from, the
IRS, and to represent the Certificate Owners in certain disputes with the IRS.
The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the
Certificate Owners, and, under some circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the
Trust. As the tax matters partner, the Seller may enter into a binding settlement on behalf of all Certificate Owners with a less than 1 percent interest in the Trust (except for any group of those Certificate Owners with an aggregate interest of 5 percent or more in Trust profits that elects to form a notice group or Certificate Owners who otherwise notify the IRS that the Seller is not authorized to settle on their behalf). In the absence of a proceeding at the Trust level, a Certificate Owner under some circumstances may pursue a claim for credit or refund on his own behalf by filing a request for administrative adjustment of a Trust item. It is suggested that each
Certificate Owner consult its own tax advisor with respect to the impact of these procedures on its particular case. An adjustment could also result in an audit of a Certificate Owner's returns and adjustments of items not related to the income and losses of the Trust.

     Recently enacted legislation intended to cause disclosure of abusive tax shelter activity appears to apply to transactions not conventionally regarded as tax shelters. Treasury regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a "reportable transaction."
A transaction may be "reportable transaction" based upon any of several indicia, including the existence of certain book-tax differences common to financial transactions, if the differences are substantial (generally $10 million per year, attributing to Certificateholders their shares

                                       76

of the Trust's tax and book items). The recent legislation imposes significant penalties for failure to comply with these disclosure requirements. Investors should consult their own tax advisors concerning any possible disclosure obligation with respect to their investment in the Certificates.

     Tax Consequences to Foreign Certificate Owners. It is not clear whether the Trust would be considered to be engaged in a trade or business in the
United States for purposes of federal withholding taxes with respect to
Certificate Owners who are not U.S. Persons ("Foreign Certificate Owners")
because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the Owner Trust would be engaged in a trade or business in the
United States for those purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to Foreign Certificate Owners pursuant to
Section 1446 of the Code, as if that income were effectively connected to a
U.S. trade or business, at a rate of 35% for Foreign Certificate Owners that are taxable as corporations and the highest individual tax rate for all other
Foreign Certificate Owners. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the
Trust may rely on IRS Form W-8BEN (or any applicable successor form), IRS Form
W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each Foreign Certificate Owner might be required to file a U.S. individual or corporate income tax return and pay income tax (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each
Foreign Certificate Owner must obtain a taxpayer identification number from the
IRS and submit that number to the Trust on Form W-8BEN (or any applicable successor form) in order to assure appropriate crediting of the taxes withheld.
A Foreign Certificate Owner generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S.
trade or business. However, payments of a stated rate made (or accrued) to a
Foreign Certificate Owner generally will be considered guaranteed payments to the extent those payments are determined without regard to the income of the
Trust. If these payments are properly characterized as guaranteed payments, then the Certificateholder's income probably will not be considered "portfolio interest," in which case Certificate Owners would be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a Foreign
Certificate Owner would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Payments made on the certificates and proceeds from the sale of the certificates will be subject to a backup withholding tax if, in general, the Certificate Owner fails to comply with specified identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. We refer you to "--Tax Consequences to Owners of the
Notes--Backup Withholding" above.

TAX TREATMENT OF GRANTOR TRUSTS

     Tax Characterization of the Trust as a Grantor Trust. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the certificates of a Trust nominally referred to as a "grantor trust" in the applicable prospectus supplement (a
"Grantor Trust"), to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each
Grantor Trust with respect to the related series on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading "Material Income Tax
Consequences--Tax Treatment of Grantor Trusts," and is of the opinion that those statements are correct in all material respects. Those statements are intended as an explanatory discussion of the possible effects of the classification of any Trust as a grantor trust for federal income tax purposes on investors generally and of related tax

                                       77

matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, it is suggested that each investor consult its own tax advisors with regard to the tax consequences to it of investing in certificates of a Grantor Trust ("Grantor Trust Certificates").

     Tax Counsel will deliver its opinion that the Grantor Trust will not be classified as an association taxable as a corporation and that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of
Chapter 1 of Subtitle A of the Code. In this case, beneficial owners of Grantor
Trust Certificates (referred to as "Grantor Trust Certificateholders") could be considered to own either (1) an undivided interest in a single debt obligation held by the Grantor Trust and having a principal amount equal to the total stated principal amount of the Receivables and an interest rate equal to the relevant Pass Through Rate or (2) an interest in each of the Receivables and any other Trust property.

     The determination of whether the economic substance of a property transfer is a sale or a loan secured by the transferred property has been made by the
IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained)
substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value.

     The relevant pooling and servicing agreement will express the intent of the Seller to sell, and the Grantor Trust Certificateholders to purchase, the
Receivables, and the Seller and each Grantor Trust Certificateholder, by accepting a beneficial interest in a Grantor Trust Certificate, will agree to treat the Grantor Trust Certificates as ownership interests in the Receivables and any other Trust property.

     Treatment as Debt Obligation. If a Grantor Trust Certificateholder was
considered to own an undivided interest in a single debt obligation, the principles described under "--Tax Treatment of Owner Trusts--Tax Consequences to Owners of the Notes" would apply. Each Grantor Trust Certificateholder, rather than reporting its share of the interest accrued on each Receivable, would, in general, be required to include in income interest accrued or received on the principal amount of the Grantor Trust Certificates at the relevant Pass Through Rate in accordance with its usual method of accounting.

     The Grantor Trust Certificates would be subject to OID rules, described below under "--Stripped Bonds and Stripped Coupons" and "--Original Issue
Discount." In determining whether any OID on the Grantor Trust Certificates is de minimis, the Seller expects to use a reasonable Prepayment Assumption to determine the weighted average life of the Grantor Trust Certificates. OID includible in income for any accrual period (generally, the period between payment dates) would generally be calculated using a Prepayment Assumption and an anticipated yield established as of the date of initial sale of the Grantor
Trust Certificates, and would increase or decrease to reflect prepayments at a faster or slower rate than anticipated. The Grantor Trust Certificates would also be subject to the market discount provisions of the Code to the extent that a Grantor Trust Certificateholder purchased those certificates at a discount from the initial issue price (as adjusted to reflect prior accruals of
OID).

     The remainder of the discussion in this prospectus assumes that a Grantor
Trust Certificateholder will be treated as owning an interest in each
Receivable (and the proceeds therefrom), any right to receive Yield Supplement
Deposits and any other Trust property, although for administrative convenience, the Servicer will report information on an aggregate basis (as though all of the Receivables and the Yield Supplement Agreement were a single obligation).
The amount and, in some instances, character, of the income reported to a
Grantor Trust Certificateholder may differ under this method for a particular period from that which would be reported if income were reported on a precise asset-by-asset basis.

     Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust

                                       78

Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust, any right to receive Yield
Supplement Deposits, and any other Trust property. Any amounts received by a
Grantor Trust Certificateholder in lieu of amounts due with respect to any
Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     For federal income tax purposes, the Seller will be treated as having retained a fixed portion of the interest due on each Receivable having an annual percentage rate in excess of the sum of the applicable Pass Through Rate and the Servicing Rate (each, a "High Yield Receivable") equal to the difference between (1) the annual percentage rate of the Receivable and (2) the sum of the applicable Pass Through Rate and the Servicing Rate (the "Retained
Yield"). The Retained Yield will be treated as "stripped coupons" within the meaning of Section 1286 of the Code, and the Stripped Receivables will be treated as "stripped bonds." We refer you to "--Stripped Bonds and Stripped
Coupons" below. Accordingly, each Grantor Trust Certificateholder will be treated as owning its pro rata percentage interest in (1) payments received under any Yield Supplement Agreement, and (2) the principal of, and interest payable on, each Receivable (minus the Retained Yield on the High Yield
Receivables).

     Those Receivables that bear interest at a rate which is less than or equal to the sum of the applicable Pass Through Rate and the Servicing Rate (the "Low
Yield Receivables") will not be treated as stripped bonds. Instead, Yield
Supplement Deposits will be payable to eliminate the difference between the actual yield on each Low Yield Receivable and the yield the Receivable would have had if its interest rate had equaled the sum of the applicable Pass
Through Rate and the Servicing Rate. We refer you to "--Yield Supplement
Deposits" below.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with that Grantor Trust
Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust
Certificates, including interest, OID (if any), prepayment fees, assumption fees, any gain recognized upon an assumption, late payment charges received by the Servicer and any gain recognized upon collection or disposition of the
Receivables (but not including any portion of the Retained Yield). A Grantor
Trust Certificateholder will also be required to report under its usual method of accounting any payments received under any Yield Supplement Agreement to the extent that these payments are treated as income. Under Sections 162 or 212, each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of Base Servicing Fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the
Servicer, provided that those amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent those expenses plus all other Section 212 expenses exceed two percent of their adjusted gross income. In addition, such expenses are not deductible for determining the alternative minimum tax applicable to individuals and Grantor Trust Certificateholders who are individuals are subject to additional deduction limitations based on adjusted gross income.

     A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. Because (1) interest accrues on the Receivables over differing monthly periods and is paid in arrears and (2) interest collected on a
Receivable generally is paid to Certificateholders in the following month, the amount of interest accruing to a Grantor Trust Certificateholder during any calendar month will not equal the interest distributed in that month. The actual amount of discount on a Receivable will be includible in income as principal payments are received on the Receivables. If the Base Servicing Fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of that excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the Base Servicing Fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "stripped bond"
and "stripped coupons" rules of the Code discussed below.

                                       79

     Discount and Premium. In determining whether a Grantor Trust
Certificateholder has purchased its interest in the Receivables (or any
Receivable) held by the related Trust at a discount or premium and whether the
Receivables (or any Receivable) have OID, market discount, or amortizable premium, a portion of the purchase price of a Certificate should be allocated to the Grantor Trust Certificateholder's undivided interest in accrued but unpaid interest, amounts collected at the time of purchase but not distributed, and rights to receive Yield Supplement Deposits. As a result, the portion of the purchase price allocable to a Grantor Trust Certificateholder's undivided interest in the Receivables (or any Receivable) will be increased or decreased, as applicable, and the potential OID, market discount, or amortizable premium on the Receivables (or any Receivable) could be increased or decreased accordingly.

     Premium. A Grantor Trust Certificateholder that acquires an interest in
Receivables at a premium over the "stated redemption price at maturity" of the
Receivables may elect to amortize that premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on that Grantor Trust Certificate. The basis for that Grantor Trust
Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under
Section 171. With some exceptions, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust
Certificateholder holds during the year of the election or thereafter. Absent an election to amortize bond premium, the premium will be deductible as an ordinary loss upon disposition of the Certificate or pro rata as principal is paid on the Receivables.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of that
Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to that Receivable. If a reasonable prepayment assumption is used to amortize that premium, it appears that that loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     Stripped Bonds and Stripped Coupons. Although the tax treatment of stripped bonds is not entirely clear, based on guidance from the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond (to the extent that the Receivables consist of High Yield
Receivables) which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under applicable Treasury regulations (the "Section
1286 Treasury Regulations"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code), that stripped bond will be considered to have been issued with OID. We refer you to "--Original Issue Discount" below. Based on the preamble to the Section
1286 Treasury Regulations, Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the certificates at the sum of the Pass Through Rate and the portion of the Servicing Rate that does not constitute excess servicing will be treated as "qualified stated interest"
within the meaning of the Section 1286 Treasury Regulations. The Trustee will treat that income in this manner for tax information reporting purposes. In this case, the amount of OID on a High Yield Receivable will equal the amount by which the purchase price of a High Yield Receivable is less than the portion of the remaining principal balance of the Receivable allocable to the interest acquired.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the special rules of the Code relating to OID will be applicable to a Grantor Trust
Certificateholder's interest in those Receivables meeting the conditions necessary for these rules to apply. Generally, a Grantor Trust
Certificateholder that acquires an undivided interest in a Receivable issued or acquired with OID must include in gross income the sum of the "daily

                                       80

portions," as defined below, of the OID on that Receivable for each day on which it owns a Grantor Trust Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust
Certificateholder, the daily portions of OID with respect to a Receivable generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Receivable during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Payment Date). This will be done, in the case of each full monthly accrual period, by adding (1) the present value of all remaining payments to be received on the Receivable under the Prepayment Assumption used in respect of the Receivables and (2) any payments received during that accrual period, and subtracting from that total the "adjusted issue price" of the Receivable at the beginning of that accrual period. No representation is made that the
Receivables will prepay at any prepayment assumption. The "adjusted issue price" of a Receivable at the beginning of the first accrual period is the amount of the purchase price paid by the Grantor Trust Certificateholder for the Grantor Trust Certificate that is allocable to the Receivable, and the
"adjusted issue price" of a Receivable at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment on the Receivable (other than
"qualified stated interest") made at the end of or during that accrual period.
The OID accruing during that accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to a reasonable method, provided that that method is consistent with the method used to determine the yield to maturity of the Receivables.

     If the amount of OID is de minimis under the rule set forth above, a High
Yield Receivable would not be treated as having OID. The actual amount of discount on a High Yield Receivable would be includible in income as principal payments are received on the Receivable, in the proportion that each principal payment bears to the total principal amount of the Receivable.

     With respect to the Receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease
(but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Receivables. Subsequent purchasers that purchase Receivables at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue that OID.

     Yield Supplement Deposits. The proper federal income tax characterization of the Yield Supplement Deposits is not clear. Moreover, the sum of the income and deductions properly reportable by a Grantor Trust Certificateholder in any taxable year may not equal the amounts that would be reportable if a Grantor
Trust Certificateholder held instead of an interest in the Receivables and in the Yield Supplement Agreement either (1) a debt instrument bearing interest at the applicable Pass Through Rate or (2) an interest in a trust holding
Receivables each of which bears interest at a rate at least equal to the sum of the Pass Through Rate plus the Servicing Rate. It is likely that the right to receive Yield Supplement Deposits will be treated as a separate asset purchased by each Grantor Trust Certificateholder, in which case a portion of each
Grantor Trust Certificateholder's purchase price or other tax basis in the
Grantor Trust Certificate equal to the fair market value of the right to receive the Yield Supplement Deposits should be allocated to the right to receive payments of Yield Supplement Deposits. The right to receive Yield
Supplement Deposits may be treated as a loan made by a Grantor Trust
Certificateholder to the Seller in an amount equal to the present value, discounted at a rate equal to the sum of the applicable Pass Through Rate and the Servicing Rate, of the projected Yield Supplement Deposits. In that event, a portion of the Yield Supplement Deposits generally representing a yield equal to the applicable Pass Through Rate plus the Servicing Rate on such discounted value should be treated as interest includible in income as accrued or received, and the remainder should be treated as a return of the principal amount of the deemed loan. Alternatively, it is possible that the entire amount of each Yield Supplement Deposit should be included in income as accrued or received, in which event a Grantor Trust Certificateholder should

                                       81

also be entitled to amortize the portion of its purchase price allocable to its right to receive Yield Supplement Deposits. The method of calculating that amortization is unclear, and could result in the inclusion of greater amounts of income than a Grantor Trust Certificateholder's actual yield on a
Receivable. Alternatively, it is possible that the Yield Supplement Deposits could be treated as payments adjusting the purchase price of the Low Yield
Receivables, rather than as a separate asset. In that event, a Grantor Trust
Certificateholder could be treated as having purchased each Low Yield
Receivable at a discount (which may consist of imputed interest, market discount, or both) that, combined with the actual coupon rate of the
Receivable, produces a yield equal to the sum of the applicable Pass Through
Rate and the Servicing Rate. It is not clear whether, and to what extent, the amounts includible in income or amortizable under any of these methods would be adjusted to take account of prepayments on the Receivables. Moreover, it is possible that the IRS might contend that none of the above methods is appropriate, and that income with respect to the Yield Supplement Agreement should be reported by a Grantor Trust Certificateholder in some other manner.
In addition, to the extent that the amounts payable pursuant to Yield
Supplement Agreement decline during any period by reason of prepayments on the
Receivables, it is possible that a portion of the amount amortizable by the
Grantor Trust Certificateholder during that period would be treated as a capital loss (which would not offset ordinary income), rather than as an ordinary deduction. It is suggested that Grantor Trust Certificateholders consult their tax advisors regarding the appropriate method of accounting for income attributable to the Yield Supplement Agreement.

     Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a
Receivable is considered to have been purchased at a "market discount."
Generally, the amount of market discount is equal to the excess of the portion of the principal amount of that Receivable allocable to that Grantor Trust
Certificateholder's undivided interest in the Receivable over that holder's tax basis in that interest. Market discount with respect to a Receivable will be considered to be zero if the amount allocable to the Receivable is less than
0.25% of the Receivable's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued;
therefore, it is suggested that investors consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of that payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods.
If a Grantor Trust Certificate is issued with respect to which there is OID, the amount of market discount that accrues during any accrual period would be equal to the product of (1) the total remaining market discount and (2) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. If a Grantor Trust Certificate is issued with respect to which there is no OID, the amount of market discount that accrues during a period is equal to the product of (1) the total remaining market discount and (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor

                                       82

Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing those instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.
Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a
Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A Grantor Trust Certificateholder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry that Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If that holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID regulations permit a
Grantor Trust Certificateholder to elect to accrue all interest, discount
(including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If that election were to be made with respect to a Grantor Trust Certificate with market discount, the Grantor
Trust Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that that Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust
Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that that Grantor Trust Certificateholder owns or acquires. We refer you to "--Premium" above. The election to accrue interest discount and premium on a constant yield method with respect to a grantor trust certificate is irrevocable except with the approval of the IRS.

     Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a
Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. The adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by any market discount, OID and gain previously included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by the amount of any premium, if any, previously amortized and by the amount of any payments of principal and OID on the Grantor Trust Certificate previously received by the seller. That gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset"
within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     A Grantor Trust Certificate will be an "evidence of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which that section applies will be treated as ordinary income or loss.

     Foreign Persons. Generally, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (1) a Grantor Trust
Certificateholder that is not a U.S. Person (as defined under "--Tax Treatment of Owner Trusts--Tax Consequences to Owners of the Notes--Foreign Owners") (a
"Foreign Grantor Trust Certificateholder") or (2) a person holding on behalf of a Foreign Grantor Trust Certificateholder, as well as accrued OID recognized by the Foreign Grantor Trust Certificateholder on the sale or exchange of that
Grantor Trust Certificate, will not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984 by natural persons, if that Foreign Grantor Trust
Certificateholder complies with specified identification requirements
(including delivery of a statement, signed by the Foreign Grantor Trust
Certificateholder under penalties of perjury, certifying that that Foreign
Grantor Trust

                                       83

Certificateholder is not a U.S. Person and providing the name and address of that Foreign Grantor Trust Certificateholder). Additional restrictions apply to
Receivables where the obligor is not a natural person in order to qualify for the exemption from withholding.

     Although it is not entirely clear, it is likely that amounts received by a
Foreign Grantor Trust Certificateholder that are attributable to payments of
Yield Supplement Deposits received pursuant to any Yield Supplement Agreement generally would not be subject to withholding tax. It is suggested that Foreign
Grantor Trust Certificateholders consult their tax advisors regarding the withholding tax consequences of amounts received on the Grantor Trust
Certificates that are attributable to payments of Yield Supplement Deposits received pursuant to any Yield Supplement Agreement.

     Information Reporting and Backup Withholding. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during that year, that information as may be deemed necessary or desirable to assist
Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make that information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that that person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against that recipient's federal income tax liability.

FEDERAL INCOME TAX TREATMENT OF FASITS

  Treatment of the Trust for Federal Income Tax Purposes

     Many aspects of the federal income tax treatment of a particular series of
Certificates will depend upon whether an election is made to treat the Trust, or one or more segregated pools of Trust assets, as a financial asset securitization investment trust (a "FASIT"). The FASIT provisions have been repealed effective for entities formed after October 22, 2004. Accordingly, no
FASIT election can be made for any Trust formed after October 22, 2004.

     The FASIT provisions of the Code became effective on September 1, 1997.
Investors should note that the FASIT discussion contained herein constitutes only a summary of the United States federal income tax consequences to holders of certificates issued by FASITs ("FASIT Certificateholders").

     FASIT interests will be classified as either FASIT regular interests, which generally will be treated as debt for federal income tax purposes, or a single FASIT ownership interest, which is not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related FASIT.

  Fasit Qualification

     A trust fund will qualify as a FASIT if (1) a FASIT election is in effect,
(2) certain tests concerning the composition of the FASIT's assets (the "asset test") and the nature of the investors' interests in the FASIT (the "interests test") are met on a continuing basis, and (3) the trust fund is not a
"regulated investment company" ("RIC") as described in Section 851(a) of the
Code.

     The Interests Test. All interests in a FASIT must be designated as either regular interests or as the ownership interest. A FASIT can have only one ownership interest and it must be held directly at all times by an "eligible corporation" (i.e., a domestic "C" corporation that is subject to tax and that is not a RIC, a "real estate investment trust" (within the meaning of Section
856 of the Code), a "real estate mortgage investment conduit" ("REMIC") (within the meaning of Section 860D of the Code), or a subchapter T cooperative).

     A FASIT regular interest generally qualifies as a regular interest if (1)
it is designated as a regular interest, (2) it has a stated maturity of no greater than 30 years (including options to renew), (3) it

                                       84

unconditionally entitles its holder to a specified principal amount, (4) the issue price of the interest does not exceed 125% of its stated principal amount, (5) the yield to maturity of the interest is less than the applicable federal rate published by the IRS for the month of issue plus 5 percentage points, and (6) it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b)
certain permissible variable rates with respect to such principal amount.

     If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (3), (4) or (5) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a "high-yield interest." In addition, if an interest in a FASIT fails to meet the requirement of clause (6) above, but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a high-yield interest.
A high-yield interest may only be held by domestic C corporations that are fully subject to corporate income tax, other FASITs, and dealers in securities who acquire such interests exclusively for sale to customers in the ordinary course of business, rather than for investment. In addition, holders of high-yield interests are subject to limitations on offsetting income derived from such interest. We refere you to "--Tax Treatment of FASIT
Certificateholders--Taxation of Holders of High Yield Interests" below.

     One interest will be designated as the sole ownership interest in the
FASIT. The ownership interest may not be owned by any entity other than an eligible corporation. The ownership interest need not have any particular economic characteristics.

     The Asset Test. In order for a Trust to qualify as a FASIT, substantially all of its assets must be "permitted assets" as of the close of the third month following the date of its formation, and at all times thereafter. "Permitted assets" include (1) cash and cash equivalents, (2) any debt instrument that provides for interest payments which (A) are payable based on a fixed rate or certain variable rates, or (B) consist of a specified portion of the interest payments on the Trust assets, which portion does not vary during the period such interest is outstanding, (3) foreclosure property, (4) certain hedging instruments (i.e., swap contracts, futures contracts, and guarantee arrangements) intended to hedge against the risks associated with being the obligor on FASIT regular interests, (5) contract rights to acquire debt instruments described in (2) above or hedges described in (4) above, and (6)
any regular interest in a REMIC or in another FASIT. The term "permitted asset"
does not, however, include any debt instrument issued by the holder of the ownership interest or any person related to such holder.

     Consequences of Disqualification

     If a trust or segregated pool of trust assets fails to comply with one or more ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. The
Treasury Department has issued proposed regulations (the "Proposed FASIT
Regulations") that address the federal income tax treatment of the former FASIT and the related former FASIT Certificateholders if FASIT status is lost. Under the Proposed FASIT Regulations, the IRS may provide disqualification relief for the inadvertent termination of FASIT status, subject to the satisfaction of certain conditions, including the potential imposition of corporate tax on the
FASIT's income during the period of disqualification. If the IRS does not determine the termination of FASIT status to be inadvertent, the trust or segregated pool of assets is no longer treated as a FASIT and generally is prohibited from making a new FASIT election. In addition, the underlying arrangement is treated as holding the assets of the terminated FASIT and is classified (for example, as a corporation or partnership) under general tax principles. The former FASIT Certificateholders are treated as exchanging their
FASIT regular interests for new interests in the underlying arrangement. These new interests are classified under general tax principles, and the deemed exchange of the regular interests for the new interests may require the former
FASIT Certificateholders to recognize gain. There can be no assurance at this time that the Proposed FASIT Regulations, if adopted, will be adopted in the form as proposed.

                                       85

     Tax Treatment of FASIT Certificateholders

     FASIT regular interests generally will be subject to the same rules of taxation as apply to debt instruments generally, except that holders of FASIT regular interests must report income from their securities under the accrual method of accounting, even if they otherwise would have used the cash receipts and disbursement method. The sale or other disposition of a FASIT regular security generally will be subject to the same rules as apply to debt instruments generally. We refer you to "--Tax Treatment of Owner Trusts--Tax
Consequences to Owners of the Notes" above.

     Taxation of Holders of High-Yield Interests. High-yield interests are subject to special rules regarding the eligibility of holders of those interests, and the ability of the holders to offset income derived from those interests with losses. High-yield interests only may be held by eligible corporations, other FASITs, and dealers in securities which acquire such interests as inventory. If a securities dealer (other than an eligible corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the high-yield interest.

     The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a
FASIT regular interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular interest and that have the same features as high-yield interests.

     Taxation of Holders of FASIT Ownership Interests. A FASIT ownership interest represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership interest determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss and credit of the related FASIT. In general the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership interest must use a constant yield methodology and an accrual method of accounting and generally will be subject to the same rules of taxation for OID, market discount, and amortizable premium as apply to debt instruments generally. In addition, a holder of a FASIT ownership interest is subject to the same limitations on its ability to use non-FASIT losses to offset income from the FASIT ownership interest as are holders of high-yield interests. We refer you to "--Tax Treatment of Owner Trusts--Tax Consequences to Owners of
the Certificates--Discount and Premium" above.

     Particular "wash sale" rules will apply to FASIT ownership interests.
Specifically, losses on dispositions of a FASIT ownership interest generally will be disallowed where within six months before or after the disposition, the seller of such interest acquires any other FASIT ownership interest that is economically comparable to the disposed FASIT ownership interest. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT ownership interest was required to be marked to market under
Section 475 of the Code by such holder, then Section 475 of the Code generally will continue to apply to such security.

     The holder of a FASIT ownership interest will be subject to a tax equal to
100% of the net income derived by the FASIT from any "prohibited transactions."
Prohibited transactions include (1) the receipt of income derived from assets that are not permitted assets, (2) certain dispositions of permitted assets,
(3) the receipt of any income derived from any loan originated by a FASIT, and
(4) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series of securities for which a FASIT election is made generally will be structured to avoid application of the prohibited transaction tax.

                                       86

     Tax Consequences to Foreign FASIT Certificateholders

     Interest or OID paid to or accrued by a FASIT regular interest holder who is not a U.S. Person (as defined under "--Tax Treatment of Owner Trusts--Tax
Consequences to Owners of the Notes--Foreign Owners") generally will be considered "portfolio interest" and will not be subject to United States federal income or withholding tax if the holder meets the same requirements that are applicable to foreign holders of REMIC regular interests. We refer you to "--Tax Treatment of Owner Trusts--Tax Consequences to Owners of the
Notes--Foreign Owners" above.

     The 30% withholding tax will apply, however, in certain situations where
"contingent interest" is paid or the IRS determines that withholding is required in order to prevent tax evasion by United States persons. If the 30%
withholding tax is applicable, payments of contingent interest made to FASIT regular interest holders who are foreign persons will be subject to withholding. In addition, a tax equal to 30% of the OID accrued with respect to a certificate since the last payment of interest thereon will be withheld from each interest payment made to a foreign person. The Code provides, for purposes of determining the amount of OID subject to the withholding tax on foreign persons, that OID shall accrue at a constant interest rate pursuant to the rules applicable to United States persons. FASIT Certificateholders to whom withholding with respect to foreign persons applies will also be subject to a
30% tax on the portion of any accrued OID that has not previously been subject to withholding upon the payment by the issuer of principal on a security or upon the sale or exchange of a security.

     The 30% withholding tax imposed on a foreign person may be subject to reduction or elimination under applicable tax treaties and does not apply if the interest, OID or gain treated as ordinary income, as the case may be, is effectively connected with the conduct by such foreign person of a trade or business within the United States.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of FASIT certificates by a foreign person will be exempt from United States income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United
States by the foreign person and (2) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding

     A holder of a FASIT regular interest will be subject to the same backup withholding rules that apply to holders of debt instruments generally. We refer you to "--Tax Treatment of Owner Trusts--Tax Consequences to Owners of the
Notes--Backup Withholding" above.

     Tax Information Reporting

     The securities will represent collateralized debt obligations for purposes of the information reporting requirements set out in the Treasury regulations.
As required by those regulations, the Trustee will provide to FASIT
Certificateholders information concerning the interest paid and OID accrued on the securities as specified in the prospectus supplement.

                                       87

                             STATE TAX CONSEQUENCES

     The above discussion does not address the tax treatment of any Owner
Trust, Grantor Trust, Notes, Certificates, Grantor Trusts Certificates, Note
Owners, Certificate Owners or Grantor Trust Certificateholders under any state or local tax laws. The activities to be undertaken by the Servicer in servicing and collecting the receivables will take place in various states and, therefore, many different state and local tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Owner Trust or Grantor Trust as well as any state and local tax consequences for them purchasing, holding and disposing of Notes, Certificates or Grantor Trust Certificates.

     The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon your particular tax situation. It is suggested that you consult your tax advisor with respect to the tax consequences to you of the purchase, ownership, and disposition of notes and certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                              ERISA CONSIDERATIONS

GENERAL

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended
("ERISA") in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities.
Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of
Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and
"disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the
Code unless an exemption applies. The Seller, any Underwriter of the
Securities, the Servicer, the Trustee, the Indenture Trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA CONSIDERATIONS RELATING TO CERTIFICATES

     Plan Assets. In 29 C.R.F  Section 2510.3-101 (the "Plan Asset
Regulations"), the U.S. Department of Labor ("DOL") has defined what constitutes "plan assets" for purposes of ERISA and Section 4975 of the Code in the context of a Plan's investment in another entity. The Plan Asset
Regulations provide that if a Plan makes an investment in an "equity interest"
in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such
Regulations apply. The Certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the Seller can give no assurance that the Certificates will qualify for any of the

                                       88

exceptions under the Plan Asset Regulations. As a result, (i) a Plan may be deemed to have acquired an interest in the assets of the Trust and not merely an interest in the Certificates, (ii) the fiduciary investment standards of
ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing the Trust and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

     Underwriter Exemption

     General Discussion. The DOL has granted to a number of Underwriters individual prohibited transaction exemptions, all of which were amended pursuant to Prohibited Transaction Exemption 2002-41 (the "Exemption"), which is applicable to Certificates which meet its requirements whenever one of such
Underwriters or its affiliate is the sole Underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of certain types of investment Trusts holding fixed (generally non-revolving pools) of enumerated categories of fully-secured assets which include the Receivables and the purchase, sale and holding of Certificates which represent beneficial ownership interests in the assets of such Trusts.

     General Conditions of Exemption. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the assets held by the Trust must be secured. Third, the Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard &
Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's
Investors Services, Inc. or Fitch Ratings (each, a "Rating Agency"). Fourth, the Trustee and the Indenture Trustee generally cannot be affiliates of any member of the "Restricted Group," other than the Underwriter. The Restricted
Group consists of any (i) Underwriter as defined in the Exemption, (ii) the
Seller, (iii) the Servicer, (iv) the counterparty of any "interest swap" (as described below) held as an asset of the Trust and (v) any obligor with respect to Receivables constituting more than 5% of the aggregate unamortized principal balance of the Receivables held in the Trust as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to, and retained by, such Underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the Seller pursuant to the assignment of the Receivables to the related
Trust must represent not more than the fair market value of such Receivables;
and the sum of all payments made to, and retained by, the Servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan's acquisition of Certificates; and (iii)
Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of Certificates. Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. The Seller assumes that only Plans which are accredited investors under the federal Securities laws will be permitted to purchase the Certificates.

     Types of Trusts. The types of Trusts permitted to be issuers under the
Exemption include common law Trusts, Owner-Trusts, Grantor Trusts and REMICs.
Owner-Trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by the creditors of the Seller in the event of bankruptcy or other insolvency and must provide certain legal opinions.

                                       89

     Insurance Company General Accounts. In the event that Certificates do not meet the requirements of the Exemption solely because they fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction
Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

     Insurance companies contemplating the investment of general account assets in any of the Certificates and Notes offered hereunder should also consult with their legal advisors with respect to the applicability of Section 401(c) of
ERISA and the DOL regulations issued thereunder regarding the potential application to, and exemption from, the fiduciary and prohibited transaction provisions of ERISA and/or Section 4975 of the Code to such accounts as a general matter.

     Permitted Assets. The Exemption permits interest-rate swaps and yield supplement agreements to be assets of a Trust if certain conditions are satisfied. An interest-rate swap (or if purchased by or on behalf of the Trust)
an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted Trust asset if it: (a) is an "eligible Swap;" (b) is with an
"eligible counterparty;" (c) is purchased by a "qualified plan investor;" (d)
meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust to make termination payments to the Swap Counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Servicer or Seller.

     An "eligible Swap" is one which: (a) is denominated in U.S. dollars; (b)
pursuant to which the Trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the Trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable
Interest Rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates, or
(ii) the portion of the principal balance of such class represented by
Receivables ("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of
Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the
Rating Agencies rating the Certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable
Rating Agency.

     A "qualified plan investor" is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates and such fiduciary is either (a) a
"qualified professional asset manager" ("QPAM") under Prohibited Transaction
Class Exemption 84-14 ("PTCE 84-14") (see below), (b) an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see
below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

                                       90

     In "ratings dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Servicer must, within the period specified under the Pooling and Servicing Agreement:
(a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of
Certificates will not be withdrawn or reduced (and the terms of the Swap
Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Servicer fails to meet these obligations, Plan Certificateholders must be notified in the immediately following periodic report which is provided to
Certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

     "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap
Agreement in accordance with its terms.

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the Trust ("EYS Agreement"). If the EYS Agreement has a
notional principal amount and/or is written on an International Swaps and
Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the Trust if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust and an eligible counterparty and (f) it has an
Allowable Notional Amount.

     Pre-Funding Accounts. The Exemption permits the use of pre-funding accounts whereby a portion of the Receivables backing the Certificates are transferred to the Trust within a pre-funding period ending no later than 90 days or three months after the Closing Date, instead of requiring that all such
Receivables be either identified or transferred on or before the Closing Date.
The ratio of the amount allocated to the pre-funding account to the total principal amount of the Certificates being offered may not exceed twenty-five percent (25%), and certain other conditions set forth in the Exemption must be satisfied.

     Revolving Pool Features

     The Exemption only covers Certificates backed by "fixed" pools of
Receivables which require that all the Receivables must be transferred to the
Trust or identified at closing (or transferred within the above pre-funding period, if pre-funding meeting the conditions of the Exemption is used).
Accordingly, Certificates issued by Trusts which feature revolving pools of assets will not be eligible for a purchase by Plans. However, Securities which are Notes backed by revolving pools of assets may be eligible for purchase by
Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "ERISA Considerations Relating to Notes."

     Limitations on Scope of the Exemption. If the general conditions of the
Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in

                                       91

connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by
Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the
Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Receivables in the Trust provided that: (i) the Plan is not an Excluded
Plan, (ii) each Plan's investment in each class of Certificates does not exceed
25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a Trust containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50%
of each class of Certificates and at least 50% of the aggregate interests in the Trust are acquired by persons independent of the Restricted Group.

ERISA CONSIDERATIONS RELATING TO NOTES

     Under the Plan Asset Regulations, the assets of the Trust would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the
Plan acquires an "equity interest" in the Trust and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the Notes are treated as indebtedness without substantial equity features for purposes of the Plan
Asset Regulations, then such Notes will be eligible for purchase by Plans.
However, without regard to whether the Notes are treated as an "equity interest" for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the Trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

     The Exemption permits Trusts which are Grantor Trusts, or Owner-Trusts to issue Notes, as well as Certificates, provided a legal opinion is received to the effect that the Noteholders have a perfected security interest in the
Trust's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the Trust and its assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the Trust. However, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the
Exemption described above relating to Certificates are met with respect to the
Notes. The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in "Limitations on Scope of the
Exemption."

     In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. These exemptions include, but are not limited to,
Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38
(regarding investments by bank collective investments funds), PTCE 84-14
(regarding transactions effected by "qualified professional asset managers"),
PTCE 95-60 (regarding investments by insurance company general accounts) and
PTCE 96-23 (regarding transactions effected by "in-house asset managers")
(collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

                                       92

     EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING
CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE
RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION,
THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN
SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE
SATISFIED.

     ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO
PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH
RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE
OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

     Governmental plans and church plans as defined in ERISA are not subject to
ERISA or Section 4975 of the Code, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a)
of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or Section 4975 of the Code ("Similar Law"). A
fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

                                  UNDERWRITING

     On the terms and conditions set forth in an underwriting agreement with respect to the notes, if any, of a given series and an underwriting agreement with respect to the certificates of that series (collectively, the
"Underwriting Agreements"), the Seller will agree to cause the related Trust to sell to the underwriters named in the Underwriting Agreements (the
"Underwriters") and in the applicable prospectus supplement, and each of those
Underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the Underwriting Agreements and in the applicable prospectus supplement.

     In each of the Underwriting Agreements with respect to any given series of
Securities, the several Underwriters will agree, subject to the terms and conditions set forth in the Underwriting Agreements, to purchase all the notes and certificates, as the case may be, described in the Underwriting Agreements which are offered by this prospectus and by the applicable prospectus supplement if any of those notes and certificates, as the case may be, are purchased.

     Each prospectus supplement will either (1) set forth the price at which each class of notes and certificates, as the case may be, being offered by that prospectus supplement will be offered to the public and any concessions that may be offered to some dealers participating in the offering of those notes and certificates or (2) specify that the related notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of that sale. After the initial public offering of those notes and certificates, those public offering prices and those concessions may be changed.

     Each Underwriting Agreement will provide that AHFC and the Seller will indemnify the Underwriters against specified civil liabilities, including liabilities under the Securities Act, or contribute to payments the several
Underwriters may be required to make in respect thereof.

     Each Trust may, from time to time, invest the funds in its Accounts in
Eligible Investments acquired from the Underwriters or from the Seller.

     Pursuant to each Underwriting Agreement with respect to a given series of
Securities, the closing of the sale of any class of Securities subject to that
Underwriting Agreement will be conditioned on the closing of the sale of all other classes of Securities of that series.

     The place and time of delivery for the Securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

                                       93

                                 LEGAL OPINIONS

     Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Seller and the Servicer by counsel specified in the applicable prospectus supplement. In addition, certain United
States federal tax and other matters will be passed upon for the related Trust by counsel specified in the applicable prospectus supplement. Certain legal matters will be passed upon for the Underwriters by counsel specified in the applicable prospectus supplement.

                                       94

                                 INDEX OF TERMS

Accounts .................................   50
Actuarial Receivables ....................   21
Administration Agreement .................   62
Administration Fee .......................   62
Administrative Purchase Payment ..........   51
Administrative Receivable ................   51
Administrator ............................   62
Advances .................................   53
AHFC .....................................   20
AHMC .....................................   24
APR ......................................   21
asset test ...............................   84
Auction ..................................   41
Base Rate ................................   34
Base Servicing Fee .......................   53
Bond Equivalent Yield ....................   42
Business Day .............................   34
Calculation Agent ........................   37
Calculation Date .........................   37
California Contracts .....................   68
CD Rate ..................................   38
CD Rate Security .........................   34
Cede .....................................   25
Certificate Balance ......................   27
Certificate Owners .......................   73
Certificate Pool Factor ..................   26
Certificateholder ........................   32
class ....................................   27
Clearstream, Luxembourg ..................   43
Clearstream, Luxembourg Participants .....   43
Closing Date .............................   20
Code .....................................   69
Collection Account .......................   49
Collection Period ........................   52
Commercial Paper Rate ....................   38
Commercial Paper Rate Security ...........   34
Cutoff Date ..............................   20
Dealer Agreements ........................   20
Dealer Recourse ..........................   26
Dealers ..................................   20
Definitive Certificates ..................   47
Definitive Notes .........................   47
Definitive Securities ....................   47
Depositaries .............................   43
Designated LIBOR Page ....................   40
Determination Date .......................   57
DTC ......................................   43
DTC Participants .........................   44
Eligible Investments .....................   50
Euroclear ................................   43
Euroclear Operator .......................   46
Euroclear Participants ...................   43
Events of Default ........................   29
Excess Payment ...........................   52
FASIT ....................................   84
FASIT Certificateholders .................   84
Federal Funds Rate .......................   39
Federal Funds Rate Security ..............   34
Final Scheduled Maturity Date ............   51
Financed Vehicles ........................   20
Fixed Rate Securities ....................   34
Floating Rate Securities .................   34
Foreign Certificate Owners ...............   77
Foreign Grantor Trust Certificateholder      83
Foreign Owner ............................   71
Grantor Trust ............................   77
Grantor Trust Certificateholders .........   78
Grantor Trust Certificates ...............   78
H.15 Daily Update ........................   38
H.15(519) ................................   38
HCFI .....................................   24
HDC Rule .................................   67
High Yield Receivable ....................   79
Indenture ................................   27
Indenture Trustee ........................   23
Index ....................................   42
Index Currency ...........................   35
Index Maturity ...........................   37
Indexed Principal Amount .................   42
Indexed Securities .......................   42
Indirect DTC Participants ................   44
Insolvency Event .........................   59
Insolvency Laws ..........................   66
Interest Determination Date ..............   36
Interest Period ..........................   36
Interest Rate ............................   27
Interest Reset Date ......................   35
Interest Reset Period ....................   35
interests test ...........................   84
IRS ......................................   69
LIBOR Security ...........................   34
London Banking Day .......................   37
London Business Day ......................   34
Low Yield Receivables ....................   79
Money Market Yield .......................   39
Moody's ..................................   50
New York Business Day ....................   34
Note Owners ..............................   70

                                       95

Note Pool Factor ..........................   26
Noteholder ................................   27
Obligors ..................................   20
OID .......................................   70
OID regulations ...........................   70
Original Certificate Balance ..............   27
Owner Trust ...............................   70
Pass Through Rate .........................   33
Payahead Account ..........................   49
Payment Date ..............................   33
Payments Ahead ............................   50
permitted assets ..........................   85
Pool Balance ..............................   54
Pooling and Servicing Agreement ...........   20
Precomputed Advance .......................   52
Precomputed Receivables ...................   21
Prepayment ................................   52
Prepayment Assumption .....................   70
Principal Balance .........................   54
Principal Financial Center ................   35
Principal Financial Center Business Day       34
prospectus supplement .....................   20
Purchase Agreement ........................   48
Rebate ....................................   49
Receivables ...............................   20
Receivables Pool ..........................   20
Related Documents .........................   31
Required Deposit Rating ...................   50
Required Rate .............................   54
Required Yield Supplement Amount ..........   54
Reserve Fund ..............................   55
Reserve Fund Initial Deposit ..............   56
Retained Yield ............................   79
RIC .......................................   84
Rule of 78s Receivables ...................   21
Sale and Servicing Agreement ..............   20
Schedule of Receivables ...................   48
Scheduled Payment .........................   21
SEC .......................................   25
Section 1286 Treasury Regulations .........   80
Securities ................................   20
Securities Act ............................   25
Securityholders ...........................   25
Seller ....................................   20
Servicer ..................................   24
Servicer Default ..........................   59
Servicer Letter of Credit .................   57
Servicing Fee Rate ........................   53
Short-Term Note ...........................   70
Simple Interest Advance ...................   53
Simple Interest Receivables ...............   21
Specified Currency ........................   35
Spread ....................................   34
Spread Multiplier .........................   34
Standard & Poor's .........................   50
Strip Certificates ........................   33
Strip Notes ...............................   27
Supplemental Servicing Fee ................   53
TARGET Business Day .......................   35
Tax Counsel ...............................   69
Telerate Page 120 .........................   39
Telerate Page 56 ..........................   41
Telerate Page 57 ..........................   41
Terms and Conditions ......................   46
Total Servicing Fee .......................   53
Transfer and Servicing Agreements .........   48
Treasury Bills ............................   41
Treasury Rate .............................   41
Treasury Rate Security ....................   34
Trust .....................................   20
Trust Agreement ...........................   20
Trustee ...................................   23
U.S. Person ...............................   72
UCC .......................................   49
Underwriters ..............................   93
Underwriting Agreements ...................   93
Warranty Purchase Payment .................   49
Warranty Receivable .......................   49
weighted average life .....................   25
Yield Supplement Account ..................   54
Yield Supplement Deposit ..................   54

                                       96

================================================================================

       NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR
INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH
INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN
AUTHORIZED BY THE SELLER OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS
PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN
IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE SELLER OR THE
RECEIVABLES SINCE THE DATE THEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN
OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR
SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR
SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO
MAKE SUCH OFFER OR SOLICITATION.

                                 AMERICAN HONDA
                                RECEIVABLES CORP.
                                     SELLER

                                 AMERICAN HONDA
                               FINANCE CORPORATION
                                    SERVICER

       UNTIL JULY 17, 2005 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS
SUPPLEMENT), ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT
PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS.
THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO
DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR
UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             HONDA AUTO RECEIVABLES
                               2005-2 OWNER TRUST

                                  $242,000,000
                           3.182% ASSET BACKED NOTES,
                                    CLASS A-1

                                  $237,000,000
                            3.65% ASSET BACKED NOTES,
                                    CLASS A-2

                                  $322,000,000
                            3.93% ASSET BACKED NOTES,
                                    CLASS A-3

                                  $199,000,000
                            4.15% ASSET BACKED NOTES,
                                    CLASS A-4

                             -----------------------
                              PROSPECTUS SUPPLEMENT
                             -----------------------

                                JOINT BOOKRUNNERS

                         BANC OF AMERICA SECURITIES LLC
                                    JPMORGAN

                                   CO-MANAGERS

                                BARCLAYS CAPITAL
                                    CITIGROUP
                           CREDIT SUISSE FIRST BOSTON

================================================================================